As Filed with the Securities and Exchange Commission on August 11, 2000.
                                                      Registration No. 333-81565

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                     AMENDMENT NO. 4 ON FORM S-1 TO FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -------------------------

                              eVISION USA.COM, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Colorado                     5510                     45-0411501
------------------------------     ----------------          -------------------
(State or other jurisdiction of   (Primary Standard         (I.R.S. Employer
incorporation or organization)     Industrial                Identification No.)
                                   Classification
                                   Code Number)

                                                        GARY L. COOK
   1700 Lincoln Street, 32nd Floor              1700 Lincoln Street, 32nd Floor
        Denver, Colorado 80203                       Denver, Colorado 80203
            (303) 860-1700                               (303) 860-1700
 -----------------------------------------    ----------------------------------
(Address, including zip code, and            (Name, address, including zip code,
 telephone number, including area code, of    and telephone number, including
 registrant's principal executive offices)    area code, of agent for service)

                                 With Copies to:

                              Thomas S. Smith, Esq.
                             Smith McCullough, P.C.
                       4643 South Ulster Street, Suite 900
                             Denver, Colorado 80237
                                 (303) 221-6000


     Approximate date of commencement of proposed sale to the public: As soon as practicable following the date on which the Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, Please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                          CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                             Proposed Maximum       Proposed Maximum        Amount of
Title of Each Class of                     Amount to be       Offering Price           Aggregate          Registration
Securities to be Registered                Registered(1)          Per Share          Offering Price            Fee
---------------------------                ------------      ----------------       ----------------      ------------

Common Stock Underlying Warrants .....      6,464,523(2)          $  .70               $ 4,525,167          $ 1,258

Common Stock Underlying Convertible
Debentures............................     15,913,487(3)          $  .70               $11,139,440          $ 3,097

Common Stock Underlying Convertible
Series B-1 Preferred Stock ...........     19,925,000(4)          $2.047               $40,786,475          $11,339

Common Stock .........................        550,000(5)          $ .625               $   343,750          $    96

Common Stock .........................        115,000(5)          $2.047               $   235,405          $    66

Common Stock..........................      1,235,209             $1.453               $ 1,794,759          $   499
                                          -----------                                   ----------           ------

         Total                             44,203,219 Shares        XXX                $58,824,996          $16,355(6)

==================================================================================================================================

(1) In accordance with Rule 416, there are hereby being registered an indeterminate number of additional shares of common stock which may be issued as a result of the anti-dilution provisions of the warrants, of the convertible debentures and of the Convertible Series B-1 Preferred Stock.

(2)  Registered for resale upon exercise of outstanding warrants.

(3)  Registered   for  resale  upon   conversion  of   outstanding   convertible
     debentures.

(4) Registered for resale upon conversion of Convertible Series B-1 Preferred Stock. Includes 3,109,640 shares of common stock that are issuable upon conversion of Convertible Series B-1 Preferred Stock that has been and might be issued over an approximate three year period as a dividend on the 1,500,000 shares of Series B-1 Preferred Stock that were originally issued by the Registrant and on 150,000 shares of Series B-1 Preferred Stock that may be issued upon the exercise of a warrant.

(5)  Registered for resale.

(6) $15,310 of the registration fee was paid as a part of previous filings of this Registration Statement.


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                              eVISION USA.COM, INC.

                        44,203,219 shares of common stock


     This   prospectus   describes   the  offer  for   resale  by  the   selling
securityholders of up to

     o 6,464,523 shares of common stock issuable upon the exercise of outstanding warrants;
     o 15,913,487 shares of common stock issuable upon conversion of outstanding convertible debentures;
     o 15,315,360 shares of common stock issuable upon conversion of outstanding Convertible Series B-1 Preferred Stock;
     o 3,109,640 shares of common stock that are issuable upon conversion of Convertible Series B-1 Stock that may be issued as a dividend on the Convertible Series B-1 Preferred Stock over an approximate three year period;
     o 1,500,000 shares of common stock that are issuable upon conversion of Convertible Series B-1 Stock that may be issued upon conversion of an outstanding warrant; and
     o    1,900,209 shares of common stock that are currently outstanding.

     eVision USA.Com, Inc. will be issuing, in private transactions, the shares of common stock issuable upon exercise of the warrants and conversion of the convertible debentures and preferred stock.

     o If all of the warrants to purchase common stock are exercised, eVision will receive proceeds of approximately $9,696,785.
     o If the warrant to purchase Convertible Series B-1 Preferred Stock is exercised, eVision will receive proceeds of $1,800,000.
     o If all of the debentures are converted, $8,000,000 of debt will be converted to equity.
     o If all of the preferred stock is issued and is converted, a preferential payment of up to $19,925,000 that would have to be made to the holders of the Convertible B-1 Preferred Stock before the holders of the common stock would be entitled to any payment on dissolution or liquidation of eVision would be eliminated.
     o If Skyhub Far East, Inc., one of the selling securityholders, resells its 1,185,209 shares of common stock for at least $3,000,000, eVision will not have to pay Skyhub any amount to satisfy eVision's guarantee that Skyhub will receive at least $3,000,000 from the sale of the shares.

     eVision does not know if any or all of the warrants will be exercised or if any or all of the debentures or preferred stock will be converted, but the selling securityholders will have to exercise the warrants or convert the debentures or preferred stock in order to publicly sell the underlying shares of common stock that are offered for resale in this prospectus.

     The common stock is quoted for trading on the OTC Bulletin Board under the symbol "EVIS."

     Investing in the common stock involves certain risks. See "Risk Factors" commencing on page 3 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is August __, 2000.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY ........................................................    1

RISK FACTORS ..............................................................    2

FORWARD LOOKING STATEMENTS ................................................    7

USE OF PROCEEDS ...........................................................    7

DIVIDEND POLICY ...........................................................    8

SELECTED CONSOLIDATED FINANCIAL DATA ......................................    8

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
     AND RESULTS OF OPERATIONS ............................................   10

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK ................   18

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
     ACCOUNTING AND FINANCIAL DISCLOSURE ..................................   19

BUSINESS ..................................................................   20

MANAGEMENT ................................................................   37

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
     MANAGEMENT ...........................................................   49

MARKET FOR eVISION'S COMMON STOCK AND RELATED STOCKHOLDER
     MATTERS ..............................................................   52

SELLING SECURITYHOLDERS ...................................................   54

PLAN OF DISTRIBUTION ......................................................   76

DESCRIPTION OF SECURITIES .................................................   78

SHARES ELIGIBLE FOR FUTURE SALE ...........................................   80

LEGAL MATTERS .............................................................   81

EXPERTS ...................................................................   81


INDEX TO FINANCIAL STATEMENTS .............................................  F-1

                               PROSPECTUS SUMMARY

     This entire summary is qualified by the more detailed information and financial statements and related notes incorporated by reference into, or appearing elsewhere in, this prospectus.

     eVision USA.Com, Inc., is a holding company that was incorporated under the laws of the state of Colorado on September 14, 1988. eVision's consolidated subsidiaries and companies in which eVision has a significant equity investment include companies that:

     o    operate as a fully disclosed securities broker/dealer;
     o intend to provide transaction processing, networking and Internet based services; and
     o    provide leveraged financing, including financing over the Internet.

     The address of the principal executive offices of eVision is 1700 Lincoln Street, 32nd Floor, Denver, Colorado 80203 and its telephone number is (303) 860-1700.

The Offering

Common stock outstanding before the offering     25,312,846 shares.

Total possible shares of common stock
outstanding after the offering                   64,506,216 shares which include
                                                 a maximum of 39,193,370  shares
                                                 issuable  upon the  exercise of
                                                 various  outstanding   warrants
                                                 and  conversion of  convertible
                                                 debentures   and    convertible
                                                 preferred stock. The 64,506,216
                                                 shares  do  not   include   any
                                                 shares    issuable   upon   the
                                                 exercise     of     outstanding
                                                 options.

Securities being offered for  resale by selling
securityholders                                  41,093,579   shares  of  common
                                                 stock    issuable    upon   the
                                                 exercise     of     outstanding
                                                 warrants  and   conversion   of
                                                 outstanding    debentures   and
                                                 preferred  stock  and 1,900,209
                                                 shares of common stock that are
                                                 currently outstanding.

     The securities offered in this prospectus involve a high degree of risk and you should consider buying them only if you can afford to lose your entire investment. See "Risk Factors."

                                  RISK FACTORS

     An investment in eVision's common stock is speculative and involves a high degree of risk. You should purchase the common stock only if you are sophisticated in financial matters and business investments. You should carefully consider the following factors before purchasing eVision's common stock.

You will have no control over eVision

     As of May 15, 2000, Online Credit International Limited, which is a public company traded on the Hong Kong Stock Exchange, owned approximately 33% of the aggregate outstanding voting rights in eVision. Online International has the right to acquire upon conversion of outstanding convertible debentures an additional 39% of the outstanding voting rights in eVision. Fai H. Chan, the Chairman of the Board and the President of eVision, owns options to acquire 9,000,000 shares (options for 8,000,000 shares of which are currently exercisable) of eVision's common stock which, if exercised, would represent approximately 24% of eVision's outstanding voting rights. Mr. Chan beneficially owns approximately 75% of the outstanding voting rights of eVision as the Chairman and Managing Director of Online International. Accordingly, Online International and Fai H. Chan control eVision and a purchaser of eVision common stock will have no control over eVision.

     eVision has incurred losses in prior operations and may not operate profitably in the future

     As of March 31, 2000, eVision had an accumulated deficit of $16,846,230. eVision realized net income attributable to common shareholders of $298,021 for the six months ended March 31, 2000, $3,237,202 in net losses attributable to common shareholders for the fiscal year ended September 30, 1999, $6,473,335 in net losses attributable to common shareholders for the fiscal year ended September 30, 1998, and $3,455,872 in net losses attributable to common shareholders for the fiscal year ended September 30, 1997. There can be no assurance that eVision will continue to operate profitably.

     eVision's financial condition could be adversely impacted if current litigation results in a material judgment against eVision

     eVision recently entered into an agreement settling a lawsuit filed by a former officer, director and shareholder of a subsidiary of eVision and his affiliate. On February 29, 2000, the plaintiff sent a letter to eVision alleging that eVision had breached the settlement agreement and that, as a result of the breach, the plaintiff suffered damages of approximately $2.8 million. The management of eVision believes the allegations are without merit. Any judgment against eVision for damages would reduce eVision's cash liquidity. eVision is unable to predict the outcome of this dispute.

Lack of trading market may make it difficult to sell eVision's common stock

     The only trading in eVision's common stock is conducted on the OTC Bulletin Board. A holder of the common stock may find it more difficult to dispose of or to obtain accurate quotations as to the market value of the common stock.
eVision's common stock is defined as a "penny stock" by rules adopted by the Commission. Brokers and dealers effecting transactions in the common stock must obtain the written consent of a customer prior to purchasing the common stock, must obtain information from the customer and must provide disclosures to the customer. These requirements may have the effect of reducing the level of trading of the common stock and reduce the liquidity of the common stock.

Volatile  nature  of  American  Fronteer  Financial   Corporation's   securities
brokerage business may cause a decrease in eVision's revenue

     American Fronteer is a wholly owned subsidiary of eVision. American Fronteer's securities brokerage revenue may decrease in the event of a decline in stock market volume, prices or liquidity. The stock market has historically experienced significant volatility. Declines in the volume of securities transactions and in market liquidity generally result in lower revenue from commissions and trading. Lower price levels of securities may also result in a reduced volume of underwriting and syndicate transactions and could cause a reduction in American Fronteer's revenue from corporate finance fees and losses from declines in the market value of securities held in trading. Sudden sharp declines in market values of securities can result in illiquid markets, the failure of issuers and counterparties to perform their obligations and increases in claims and litigation. In these markets, American Fronteer may incur reduced revenue or losses in its market-making activities. This could cause a decrease in eVision's revenue.

Competition for retaining and recruiting personnel could make it difficult for American Fronteer to employ additional persons adversely affecting eVision's revenue

     American Fronteer's business is dependent on the highly skilled, and often highly specialized, individuals it employs. Retention of research, investment banking, sales, trading, management and administrative professionals is highly competitive and particularly important to American Fronteer's business. The loss of, or inability to hire additional, investment banking, research, sales or trading professionals, particularly a senior professional, could materially and adversely affect American Fronteer's revenue. This could cause a decrease in eVision's revenue.

American Fronteer's underwriting and trading strategies are risky and might result in higher trading losses

     American Fronteer's underwriting, securities trading and market-making activities are often conducted by American Fronteer as principal and subject American Fronteer's capital to significant risks, including market, credit, counterparty and liquidity risks. These activities often involve the purchase, sale or short sale of securities as principal in markets that may be characterized by relative illiquidity or that may be particularly susceptible to rapid fluctuations in liquidity. These activities might result in higher trading losses than would occur if American Fronteer's positions and activities were less concentrated.

American Fronteer's securities brokerage business is involved in litigation which may adversely affect eVision's cash liquidity

     Many aspects of American Fronteer's securities brokerage business involve substantial risks of liability. American Fronteer's securities brokerage business is currently a defendant or respondent in various lawsuits and arbitrations. A judgment against American Fronteer could result in a reduction in American Fronteer's cash liquidity. This would also reduce eVision's cash liquidity.

American Fronteer's securities brokerage business is subject to extensive regulation which, if not complied with, could cause American Fronteer to have to discontinue its business resulting in a loss of most of eVision's revenue

     American Fronteer's business is subject to extensive regulation by federal, state and self- regulatory authorities. The failure by American Fronteer or any of its employees to comply with such regulations or with any of the laws, rules or regulations of federal, state or self-regulatory organizations could result in censure, imposition or fines or other sanctions, including revocation of the right to do business or suspension or expulsion of American Fronteer from membership in the National Association of Securities Dealers, Inc. In 1999, American Fronteer consented to a censure and immaterial fine by the NASD to settle various claims that American Fronteer had violated various NASD rules, including the net capital rule, that occurred in 1998. Solely in his capacity as the Chief Financial Officer of American Fronteer, Gary L. Cook, who also is one of eVision's officers, consented to an immaterial fine in connection with the alleged net capital rule violation by American Fronteer. Any additional censure, fine or other sanction against American Fronteer could have a material adverse effect upon the revenue of eVision.

American Fronteer will be forced to suspend its securities brokerage activities if it is in violation of the net capital rule which would result in reduced revenue for eVision

     American Fronteer's securities brokerage business is subject to the net capital rule of the Commission. Under this rule, American Fronteer's securities brokerage business is required to maintain a certain minimum amount of net capital in order to continue to conduct business as a registered securities broker dealer. If American Fronteer's securities brokerage business net capital falls below the minimum net capital required under the rule, it would be forced to suspend activities until it is again in compliance with the net capital rule. If American Fronteer's securities brokerage business is forced to suspend activities, revenue from American Fronteer's securities brokerage business would be reduced. This would cause a decrease in eVision's revenue.

Revenue derived from American Fronteer's underwriting activities will be reduced during periods of decreased demand for securities in the new issue market

     A portion of American Fronteer's revenue has been derived from participating in the underwriting of new issues of securities. The new issue market is characterized by a high degree of instability and volatility and is directly affected by regional, national and international economic and political conditions and by broad trends in business and finance. During periods of decreased demand for securities in the new issue market, the revenue of American Fronteer will be reduced. This could cause a decrease in eVision's revenue.

eBanker USA.com, Inc., a consolidated subsidiary of eVision, has a limited history of operations and there are no assurances that it will be able to operate profitably which could diminish the value of eVision's common stock

     eBanker, a consolidated subsidiary of eVision, has commenced operations within the past two years. eBanker intends to expand its operations into new areas of financing. It is not possible to predict whether or not the current or proposed operations of eBanker will be successful and will result in a profit for eVision. The possibility exists that the operations of eBanker will not result in a profit. The results of operations of eVision would be negatively impacted if eBanker is not profitable which could diminish the value of eVision's common stock.

Q6 Technologies, Inc., in which eVision has an equity investment, plans to develop internet related technology businesses and there are no assurances that it will be able to do so and realize a profit

     Q6 Technologies, Inc., in which eVision has an equity investment, plans to develop internet related technology companies. Q6 Technologies has no experience in this area of business. It is not possible to predict whether or not the proposed operations of Q6 Technologies will be successful and will result in a profit for eVision. The possibility exists that the operations of Q6 Technologies will not result in a profit. The results of operations of eVision would be negatively impacted if Q6 Technologies is not profitable which could diminish the value of eVision's common stock.

eVision has numerous outstanding options, warrants and convertible debentures which may adversely affect the price of eVision's common stock

     As of August 10, 2000, eVision had issued and outstanding options, warrants, convertible debentures and convertible preferred stock to acquire up to approximately 54,127,846 shares of its common stock at prices and conversion rates ranging from $.20 to $2.875 per share. For the term of such options, warrants, debentures and preferred stock, the holders thereof will have an opportunity to profit from a rise in the market price of eVision's common stock without assuming the risks of ownership. This may have an adverse effect on the price of eVision's common stock and on the terms upon which eVision could obtain additional capital. It should be expected that the holders of such options, warrants, debentures and shares of preferred stock would exercise or convert them at a time when eVision would be able to obtain equity capital on terms more favorable than those provided by the options, warrants, debentures and preferred stock.

Issuance of additional authorized preferred stock may adversely affect the price of eVision's common stock

     eVision is authorized to issue 25,000,000 shares of preferred stock. 87,500 shares have been designated as Series A Preferred Stock, issued and retired. 3,000,000 shares have been designated as Series B Preferred Stock, of which 25,500 shares were sold and subsequently exchanged for Convertible Series B Preferred Stock. 2,000,000 shares have been designated as Convertible Series B Preferred Stock. eVision issued 110,500 shares of Convertible Series B Preferred Stock. The 110,500 shares of Convertible Series B Preferred Stock included the 25,500 shares of Series B Preferred Stock that were exchanged for Convertible Series B Preferred Stock. Subsequently, eVision designated 2,000,000 shares of Convertible Series B-1 Preferred Stock. eVision issued 1,500,000 shares of
Convertible Series B-1 Preferred Stock. The 1,500,000 shares of Convertible Series B-1 Preferred Stock include 110,500 shares of Convertible Series B-1 Preferred Stock that were issued in exchange for the 110,500 shares of Convertible Series B Preferred Stock. An additional 39,036 shares of Convertible Series B-1 Preferred Stock have been issued as dividends on the 1,500,000 shares of Convertible Series B-1 Preferred Stock. The undesignated preferred stock may be issued in series from time to time with such designations, rights, preferences and limitations as the board of directors of eVision may determine by resolution. The directors of eVision have no current intention to issue any additional preferred stock except for the payment of dividends on the
Convertible Series B-1 Preferred Stock and except on the exercise of an outstanding warrant to purchase Convertible Series B-1 Preferred Stock. However, the potential exists that additional preferred stock might be issued which would grant dividend and liquidation preferences over the common stock, diminishing the value of the common stock.


                           FORWARD LOOKING STATEMENTS

     Some of the statements contained in this prospectus under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" are forward looking. They include statements that involve risks and uncertainties that might materially adversely affect eVision's operating results in the future. Most of these risks are beyond eVision's control. Actual results may differ materially from those suggested by the forward looking statements for various reasons, including those discussed above.

                                 USE OF PROCEEDS

     eVision will not receive any proceeds from the sale of the common stock or the common stock issuable upon exercise of outstanding warrants or issuable upon conversion of outstanding convertible debentures or convertible preferred stock. eVision intends to use the net proceeds, if any, from exercise of the warrants for working capital. It is uncertain when, if ever, eVision will receive proceeds from exercise of the warrants.

     o If all of the warrants to purchase common stock are exercised, eVision will receive proceeds of approximately $9,696,785.
     o If the warrant to purchase Convertible Series B-1 Preferred Stock is exercised, eVision will receive proceeds of $1,800,000.
     o If all of the debentures are converted, $8,000,000 of debt will be converted to equity.
     o If all of the preferred stock is issued and is converted, a preferential payment of up to $19,925,000 that would have to be made to the holders of the Convertible B-1 Preferred Stock before the holders of the common stock would be entitled to any payment on dissolution or liquidation of eVision would be eliminated.
     o If Skyhub Far East, Inc., one of the selling securityholders, resells its 1,185,209 shares of common stock for at least $3,000,000, eVision will not have to pay Skyhub any amount to satisfy eVision's guarantee that Skyhub will receive at least $3,000,000 from the sale of the shares.

                                 DIVIDEND POLICY

     eVision has never declared nor paid any dividends on its common stock. eVision currently anticipates that any earnings will be retained for use in eVision's business and that no cash dividends will be paid to stockholders. Any payment of cash dividends in the future on the common stock will depend on eVision's:

          o    financial condition;
          o    results of operations;
          o    current and anticipated cash requirements;
          o    plans for expansion;
          o existing or future debt obligations and any restrictions imposed by such obligations; and
          o    other factors deemed relevant by the board of directors.

     eVision is required to pay, out of funds legally available, cumulative dividends at the rate of 8% per annum in cash and 7% per annum in shares of preferred stock for all issued shares of Convertible Series B-1 Preferred Stock.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     On February 25, 1997, McLeod USA Publishing Company purchased from eVision the primary operating assets of a directory business for approximately $2,800,000 including the application of a $500,000 non-recourse loan from McLeod in accordance with an option agreement. On the same date, a third party purchased another directory from eVision for approximately $202,000 in cash. On September 15, 1997, a third party purchased all of the primary operating assets of Fronteer Marketing Group, Inc. for approximately $421,000. On March 20, 1998, eVision sold the remaining net assets which were not previously identified by eVision as part of discontinued operations for the return of 493,500 shares of eVision's common stock. As a result of these sales, the directory business and Fronteer Marketing Group, Inc. have been accounted for as discontinued operations in the consolidated financial statements.

     On July 23, 1996, eVision sold its clearing operation to MultiSource Services, Inc. for $3,000,000, that included a $1,500,000 contingency in the form of a forgivable loan payable to MultiSource, plus the net assets of the clearing operation. The loan was forgiven and recognized as an extraordinary item during the year ended September 30, 1998.

     On April 26, 1995, eVision acquired the assets of RAFCO, Ltd. As a result of this transaction, the former shareholders of RAFCO acquired what was then a then 55% interest in eVision. Accordingly, the transaction was accounted for as a "reverse acquisition" of eVision by RAFCO using the purchase method of accounting. eVision's assets and liabilities prior to the transaction were adjusted to their fair market value as of the date of the business combination. eVision's operations are included in the consolidated financial statements beginning May 1, 1995, the effective date of the business combination. As a result of the reverse acquisition accounting, historical financial statements presented for periods prior to the business combination date include the consolidated assets, liabilities, equity, revenue, and expenses of RAFCO only.

     The following is selected consolidated financial data (in thousands, except per share data) for eVision as of March 31, 2000, for the six months ended March 31, 2000 and 1999, as of September 30, 1999, 1998, 1997 and 1996 and for the
years then ended and as of and for the nine months ended September 30, 1995. This information should be read in conjunction with the consolidated financial statements.

                                                                                                                         Nine months
                                                                                                                            ended
                                                         Six Months                                                      September
                                                       Ended March 31,                Year ended September 30,              30,*
                                                      ----------------        ----------------------------------------   -----------
                                                      2000        1999        1999        1998        1997        1996       1995
                                                      ----        ----        ----        ----        ----        ----       ----

Revenue ........................................   $ 20,875    $ 18,180    $ 34,193      27,387      25,100      21,369      13,153

Operating income (loss)
from continuing operations .....................        900        (936)     (3,189)     (6,979)     (1,990)       (990)       (806)

Loss on sale of
discontinued operations,
net of income tax benefit
of $160 and $410 for 1998
and 1997, respectively .........................       --          --          --          (250)       (667)       --          --

Loss from discontinued
operations, net of income
tax  benefit of $102 and
$412 for 1998 and 1997,
respectively ...................................       --          --          --          (159)       (799)     (1,369)     (1,086)

Extraordinary item, net of
income taxes of $585 ...........................       --          --          --           915        --          --          --

Preferred stock dividend .......................       (602)       --           (48)       --          --          --          --

Net income (loss)
applicable to common shareholders ..............        298        (936)     (3,237)     (6,473)     (3,456)     (2,418)     (1,925)

Basic earnings (loss) per common share:
  Continuing operations ........................   $   0.01    $  (0.05)   $  (0.18)      (0.42)      (0.12)      (0.07)      (0.09)
  Discontinued operations:
     Loss on sale of
     Discontinued operations ...................       --          --          --         (0.02)      (0.04)       --          --
     Loss from discontinued
     Operations ................................       --          --          --         (0.01)      (0.05)      (0.10)      (0.11)
  Extraordinary item ...........................       --          --          --          0.06        --          --          --
                                                   --------    --------    --------    --------    --------    --------    --------

       Total ...................................   $   0.01    $  (0.05)   $  (0.18)      (0.39)      (0.21)      (0.17)      (0.20)
                                                   ========    ========    ========    ========    ========    ========    ========

                                                   March 31,                             September 30,
                                               -----------------         ---------------------------------------------
                                                                                         (In thousands)
                                               2000         1999         1998          1997          1996         1995
                                               ----         ----         ----          ----          ----         ----
Working capital .......................      $30,173       15,427       10,076         3,595         4,991        4,130

Total assets ..........................      $41,554       22,740       15,371        11,003        14,524       17,282

Total long term liabilities ...........      $15,868       15,877       14,864         2,732         3,492        3,269

Total stockholders' equity (deficit) ..      $10,403       (3,930)       (3,043)        3,352        6,086        5,442

* Prior to 1995, eVision's fiscal year end was De.cember 31. Beginning January 1, 1995, eVision changed its fiscal year end to September 30, 1995.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

Results of Operations

Six months ended March 31, 2000 compared to six months ended March 31, 1999

     Revenues for the six months ended March 31, 2000 were $20,874,572, an increase of $2,694,504 or 14.8% over the revenues of $18,180,068 for the six months ended March 31, 1999. The increase primarily relates to increased brokerage commissions of $2,018,609; an increase in trading profits of $4,062,265; and $356,492 of realized gains on sales of investment securities, offset primarily by decreases in computer hardware and software operations of $3,343,919.

     The increase in brokerage commissions of $2,018,609 is due primarily to an increase in trading activity. Customer transactions and the average commission per transaction ticket increased approximately 13.6% and 5.3%, respectively, for the six months ended March 31, 2000 compared to the six months ended March 31, 1999. The primary reasons for the increased activity were general market conditions and positive results from eVision's research recommendations that were acted upon by customers.

     Trading profits increased $4,062,265 due primarily to general market conditions and sales of eVision's positions in certain securities at a significant profit.

     The realized gain on the sale of investment securities primarily relates to the sale of the investments in debt securities held by eBanker; which were sold during the six months ended March 31, 2000. The unrealized gains on investments in securities decreased $347,934 primarily because the investments which they related to were sold and the resulting gains classified as realized gains.

     Computer hardware and software revenues for the six months ended March 31, 2000 and 1999 were $1,602,745 and $4,946,664, respectively. In December 1999,
eVision's computer technology segment shifted its focus from the operations of Secutron, which is mainframe or minicomputer based, to Corporate Net Solutions and eBiz Web Solutions, which are in their initial stages of development of network and Internet related applications for personal computers.

     During the six months ended March 31, 1999, eVision invested, through its subsidiary, eBanker, in debt securities of various corporations, which are traded on foreign stock exchanges. The debt securities carried a premium redemption value over the face amount of each security. If the securities were held-to-maturity, eVision would have received a guaranteed premium above the face value. The purchase discount and the premium for holding each security to maturity were being accreted to interest income over the remaining life of the security. Interest income for the six months ended March 31, 2000 and 1999 was

$871,384 and $760,347, respectively. For the six months ended March 31, 1999, interest income included interest on these investments in debt securities and interest on notes receivable.

     Interest income for the six months ended March 31, 2000 primarily consists of the interest paid on the repayment of the ESOP note, and interest on the outstanding notes receivable and notes receivable, related party as the investments in debt securities were sold during the latter part of the year ended September 30, 1999 and during the quarter ended March 31, 2000.

     A portion of the proceeds of the $4,000,000 convertible debenture purchased by Online Credit in December 1997 was used to purchase approximately 116,430,000 shares of the common stock of Online International in open market transactions on the Hong Kong Stock Exchange at an average price of approximately $0.02 per share. For the six months ended March 31, 1999, eVision had recognized an unrealized gain of $333,916 on the investment. For the six months ended March 31, 2000, the loss of $14,018 pertained to various other investments.

     The increase in broker/dealer commissions expense of $977,773 or 16.4% for the six months ended March 31, 2000 over the prior period correlates to the increase in brokerage commissions of $2,018,609 or 20.8% over the six months ended March 31, 1999.

     Interest expense on the convertible debentures of eBanker for the six months ended March 31, 2000 and 1999 was $486,712 and $509,539, respectively.

     The increase in general and administrative expenses for the six months ended March 31, 2000 of $1,691,814 or 23.2% over the comparable prior period reflects increased expenses associated with the addition of staff assigned to eBiz Web Solutions and Corporate Net Solutions, and legal and accounting fees associated with the filing of certain registration documents with the Commission.

     Interest income increased from $40,385 to $435,196 for the six month period ended March 31, 1999 and 2000, respectively. The increase is due to the higher levels of investable cash during the six months ended March 31, 2000 resulting from sales of Convertible Series B-1 Preferred Stock and sales of investments in debt and equity securities.

The minority interest in earnings primarily represents the minority interest investments in eBanker.

Year ended September 30, 1999 compared to year ended September 30, 1998

     Revenue for the year ended September 30, 1999 was $34,193,262, an increase of $6,805,958 or 24.9% over revenue of $27,387,304 for the year ended September 30, 1998. The increase primarily relates to increased brokerage commissions of

$2,430,194; an increase in trading profits of $679,227; increased computer hardware and software operations revenue of $1,250,948; increased interest income on investments of $1,411,992 and a gain on the sale of assets of $2,129,864, offset by a decrease in investment banking activity of $928,080.

     The increase in brokerage commissions of $2,430,194 is due primarily to an increase in commission activity. Ticket transactions increased approximately 49% for the year ended September 30, 1999 compared to the year ended September 30, 1998. This was partially offset by a decrease in the average commission per transaction ticket of 17%. The primary reasons for the increased activity were general market conditions and positive results from American Fronteer's research recommendations that were acted upon by customers. In addition, branch offices opened during the year ended September 30, 1998 were open for the entire current year.

     Trading  profits  increased   $679,227  due  primarily  to  general  market
conditions, as well as increases in positions in securities in which American Fronteer, eVision's securities broker/dealer, makes a market.

     Computer hardware and software revenue for the year ended September 30, 1999 increased primarily due to a hardware system upgrade by a customer and software enhancements to proprietary software products for customers.

     During the year ended September 30, 1999, eBanker invested in debt securities of various corporations that are traded on foreign stock exchanges. The debt securities carry a premium redemption value over the face amount of each security. If the security were held until maturity, eBanker would receive a guaranteed premium above the face value. The purchase discount and the premium for holding each security to maturity were being accreted to interest income over the remaining life of the security. Interest income on the investments in debt securities for the year ended September 30, 1999, was $1,411,992. During the year ended September 30, 1999, eBanker decided to change its investment strategy with respect to the bond investments to systematically sell these securities. Therefore, they have been classified as available-for-sale and unrealized gains have been recognized as other comprehensive income. Realized gains of $447,864 are included in gain on sale of assets.

     The net loss for the year ended September 30, 1999 includes an unrealized loss of $65,315 on certain foreign held investments for the year ended September 30, 1999, compared to an unrealized loss of $1,751,792 on certain foreign held investments for the year ended September 30, 1998. A majority of this activity in 1998 related to eVision's investment in approximately 122,084,000 common shares of Online International that were purchased in the open market by LIL Capital, Inc. LIL Capital, Inc. was formerly named Fronteer Capital, Inc. During the year ended September 30, 1999, eVision sold LIL Capital and the unrealized gain of $1,682,000 on these trading securities was reclassified to gain on sale of assets.

     Investment banking revenue of $1,299,209 for the year ended September 30, 1999 decreased $928,080 from the year ended September 30, 1998 due primarily to the decreased participation in corporate finance underwritings.

     The increase in broker/dealer commissions expense was $90,992 or 0.9% for the year ended September 30, 1999 compared to the increase in brokerage commission and investment banking revenue combined of $1,502,114 or 8.8% for the year ended September 30, 1999 over the year ended September 30, 1998. The lower expense percentage increase reflects adjustments to branch manager overrides and other payouts to correlate closer to actual production results and the market.

     Interest expense on the convertible debentures of eBanker for the year ended September 30, 1999 was $1,012,956 compared to $84,031 for the year ended September 30, 1998. Most convertible debentures were outstanding for a shorter period of time in 1998 than in 1999 which accounts for the increased 1999 interest expense.

     The increase in general and administrative expenses for the year ended September 30, 1999 of $2,076,219 or 15.5% over the year ended September 30, 1998 reflects increased expenses associated with new branch openings in San Francisco and New York City. Although the new offices were opened during 1998, they were not open for the entire year as they were in 1999.

     Interest expense to related party of $827,527 increased for the year ended September 30, 1999 from the amount of $388,129 for the year ended September 30, 1998 as a result of the convertible debentures issued to Online Credit during 1998. These convertible debentures were outstanding for the full 1999 period.

     The minority interest in (earnings) loss represents the minority interest investments in Q6 Technologies and eBanker.

     The loss from discontinued operations for the year ended September 30, 1998, represents the loss on sale and net loss from operating activity of eVision's directory and telemarketing businesses of which all of the primary operating assets were sold during 1998.

     The extraordinary item for the year ended September 30, 1998 represents the recognition of the forgivable loan to MultiSource of $1,500,000 net of income taxes of $585,000.

Year ended September 30, 1998 compared to year ended September 30, 1997

     Revenue for the year ended September 30, 1998 was $27,387,304 compared to revenue for the year ended September 30, 1997 of $25,100,414. This represents an increase of $2,286,890 or 9%.

     The increase is primarily due to the increase in brokerage commissions of $983,810 or 7%, an increase of $1,472,136 or 21% in computer hardware and software sales offset by a decrease in investment banking activity of $776,505.

     The increase in brokerage commissions is primarily the result of the additional offices opened during the previous fiscal year being open for the entire year ended September 30, 1998. The increase in computer hardware and software revenue is primarily due to additional contracts for software development and increased hardware sales. Certain of the software development contracts were for the purposes of ensuring customers are Year 2000 compliant.

     Broker/dealer commissions expense for the year ended September 30, 1998 were $10,521,902, an increase of $253,138 or 2% over expenses of $10,268,764 for the year ended September 30, 1997. This increase correlates to the increase in broker commissions. The 2% increase in commission expense versus the 7% increase in commission revenue partly reflects adjustments made to branch manager overrides and broker payouts.

     Computer cost of sales for the year ended September 30, 1998 were $7,979,162 compared to $5,767,136 for the prior year. This increase of $2,212,026 or 38% relates to increased sales and costs associated with assuring that proprietary software is Year 2000 compliant.

     General and administrative expenses were $13,359,245 for the year ended September 30, 1998 or $2,106,498 greater than general and administrative expenses of $11,252,747 for the year ended September 30, 1997. This increase of 19% is primarily attributable to the prior year branch openings being in operation for the entire year ended September 30, 1998, and the new branches opened during the year ended September 30, 1998. During the year ended September 30, 1998, the Kansas City, San Francisco and New York City branches were opened. The increase in general and administrative expenses is partially offset by a decrease in legal fee expense and arbitration settlements of $974,872 in the year ended September 30, 1998.

     A portion of the proceeds of the $4,000,000 convertible debenture purchased by Online Credit in December 1997 was used to purchase approximately 122,084,000 shares of the common stock of Online International in open market transactions on the Hong Kong Stock Exchange. For the year ended September 30, 1998, eVision had recognized an unrealized loss of $1,573,793 on the investment in Online International.

     Depreciation and amortization expense for the year ended September 30, 1998 of $389,234 represents an increase of $50,289 or 15% over the amount of $338,945 for the year ended September 30, 1997. The increase is primarily due to the addition of the new branch offices.

     Interest income increased $150,502 or 100% from $150,203 for the year ended September 30, 1997 to $300,705 for the year ended September 30, 1998. This is due to increased cash balances resulting from the convertible debenture issues during the year ended September 30, 1998. Interest expense to a related party relates to the convertible debentures payable to the Online International related entities.

     The loss from discontinued operations and loss on sale of discontinued operations represents activity for the remaining assets of the directory and telemarketing business and the final sale of the assets of these businesses, which were not previously identified by eVision as part of discontinued operations.

     The minority interest in (earnings) loss of $129,363 for the year ended September 30, 1998 represents the minority shareholders' interest in Secutron's loss for the year.

Inflation

     The effect of inflation on eVision's operations is not material and is not anticipated to have any material effect in the future.

Liquidity and Capital Resources

     eVision, as of March 31, 2000, had $17,639,590 in cash and cash equivalents and $30,173,248 in working capital. Cash used by investing activities of $5,226,489 consisted primarily of $1,700,000 in loan advances on short-term notes receivable, related party, advances on notes receivable of $1,150,000, and an initial payment to purchase credit card receivables for $4,645,040, net of proceeds from the sale of investment securities of $2,204,608. Net proceeds from issuance of Convertible Series B-1 Preferred Stock of $12,039,555 primarily provided cash to fund other operating activities.

     eVision previously issued Online Credit a ten year $4,000,000 10% Convertible Debenture that is convertible into shares of common stock of the Company and an option to purchase an $11,000,000 12% Convertible Debenture that is convertible into shares of common stock of the Company. The current balance of the convertible debentures is $8,000,000. The option to purchase the $11,000,000 12% Convertible Debenture has $7,000,000 available remaining under the option. The principal is due in ten years except for one installment of $500,000 due in March 2001.

     On September 27, 1999, eVision commenced a private offering of 1,500,000 shares of its Convertible Series B-1 Preferred Stock at a price of $10.00 per share. Included in the 1,500,000 shares were 110,500 shares that were being offered in exchange for the Convertible Series B Preferred Stock outstanding on a one-for-one basis. For the six months ended March 31, 2000, 1,389,500 shares of Convertible Series B-1 Preferred Stock were sold for proceeds of $12,039,555, net of offering costs of $1,855,445. The Convertible Series B-1 Preferred Stock was offered by American Fronteer, which was issued 150,000 warrants that allow the holder to purchase shares of eVision's Convertible Series B-1 Preferred Stock at a purchase price of $12.00 per share for five years. American Fronteer also received a commission of 10% and a nonaccountable expense allowance of 3% of the total amount sold in the offering.

     During 1998, eBanker extended Global Med a line of credit in the amount of $2,650,000 which is due January 2001, bears interest at the rate of 12% per annum and is convertible into common shares of Global Med at $1.6875 per share. In May 1999, eBanker extended Global Med a $750,000 bridge loan, as amended

December 31, 1999, that is due January 1, 2001 and that accrues interest at an interest rate of 12% per annum. The loan can be converted into shares of common stock of Global Med at any time prior to the due date at $0.50 per share. On October 4, 1999, eBanker extended Global Med a $2,000,000 bridge loan commitment, of which a total of $2,000,000 has been drawn. Outstanding principal amounts under the loan are due January 2001 and accrue interest at an interest rate of 12% per annum. The loan can be converted into shares of common stock of Global Med at any time prior to the due date at $1.15 per share.

     A good portion of eVision's assets are highly liquid, consisting mainly of assets that are readily convertible into cash. These assets are financed by eVision's equity capital and convertible debentures. Changes in the amount of securities owned by eVision and receivables from brokers or dealers and clearing organizations directly affect the amount of eVision's financing requirements.

     Management believes that eVision's cash flows from operations and cash on hand will be sufficient to fund its debt service, expected capital costs and other liquidity requirements for the foreseeable future.

Recently Issued Financial Accounting Standards

     In June 1998, the FASB issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement was effective for all fiscal quarters beginning after June 15, 1999. In July 1999, the FASB issued Statement No. 137, Accounting for Derivative Instruments and Hedging Activities -Deferral of the Effective Date of FASB Statement No. 133. This Statement defers the effective date of Statement No. 133 to all fiscal quarters of all fiscal years beginning after June 15, 2000. eVision has not completed its evaluation of the impact of this Statement.

Year 2000

     eVision has not experienced any Year 2000 issues to date.

General

     The foregoing discussion contains certain forward-looking statements. These statements include the plans and objectives of management for future operations, including plans and objectives relating to expansion and the general development of the business of eVision. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of eVision. Although eVision believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by eVision or any other person that the objectives and plans of eVision will be achieved.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Market risk generally represents the risk of loss that may result from the potential change in the value of a financial instrument as a result of fluctuations in interest and currency exchange rates, equity and commodity prices, changes in the implied volatility of interest rates, foreign exchange rates, equity and commodity prices and also changes in the credit ratings of either the issuer of the financial instrument or its related country of origin. Market risk is inherent to many non-derivative financial instruments and, accordingly, the scope of eVision's market risk management procedures includes all market risk sensitive financial instruments. eVision's exposure to market risk is directly related to its role as a financial intermediary in customer-related transactions and to its proprietary trading activities.

     eVision, through American Fronteer, is an active market maker and conducts block- trading activities in the listed and over-the-counter equity markets. In connection with these activities, eVision may be required to maintain significant inventories in order to ensure availability and to facilitate customer order flow.

     eVision faces three types of market risk: foreign exchange rate risk, equity price risk and interest rate risk.

     Foreign Exchange Rate Risk. Foreign exchange rate risk arises from the possibility that changes in foreign exchange rates will impact the value of financial instruments. When eVision buys or sells a financial instrument denominated in a currency other than US dollars, exposure exists from a net open currency position. eVision is then exposed to a risk that the exchange rate may move against it. As of March 31, 2000 and September 30, 1999, the currency creating foreign currency risk for eVision was the Hong Kong dollar.

     Equity Price Risk. eVision is exposed to equity price risk as a consequence of making markets in equity securities. Equity price risk results from changes in the level or volatility of equity prices, which affect the value of equity securities or instruments that derive their value from a particular stock, a basket of stocks or a stock index. eVision attempts to reduce the risk of loss inherent in its inventory of equity securities by entering into transactions designed to mitigate eVision's market risk profile.

     Interest Rate Risk. eVision is exposed to interest rate risk in both notes receivable and convertible debentures, as well as in notes payable, as a result of lending and borrowing funds. Interest rate risk results when the market rate of the debt instruments increases for notes receivable or decreases for convertible debentures and notes payable. eVision attempts to reduce the risk which exists in its borrowing and lending portfolio by analyzing changes in the market conditions for similar debt instruments for entities with similar financial attributes. The interest rate risk associated with notes receivable is also mitigated by the short term of the notes.

     eVision utilizes a wide variety of market risk management methods, including: limits for each trading activity; marking all positions to market on a daily basis; daily profit and loss statements; position reports; aged inventory position reports; and independent verification of inventory pricing. Additionally, management of each trading department reports positions, profits and losses, and trading strategies to management on a daily basis. eVision believes that these procedures, which stress timely communication between trading department management and senior management, are the most important elements of the risk management process.

     Efforts to further strengthen eVision's management of market risk are continuous, and the enhancement of risk management systems is a priority of eVision. This includes the development of quantitative methods, profit and loss and variance reports, and the review and approval of pricing models.

     The table below provides a comparison of the carrying amount to the fair value of the securities owned by eVision that are classified as trading and available for sale securities and the instruments which have associated interest rate risk.

                                                          March 31, 2000                         September 30, 1999
                                              Fair Value          Carrying Value        Fair Value          Carrying Value
                                              ----------          --------------        ----------          --------------
Foreign Exchange Rate Risk:
     Equity securities ..................     $   69,347               69,347              621,171              621,171
     Debt securities ....................           --                   --              1,991,258            1,991,258

Equity Price Risk:
     Equity securities* .................      1,285,152            1,285,152            1,495,701            1,495,701

Credit Risk:
     Debt securities ....................           --                   --              1,991,258            1,991,258
     Credit card portfolio ..............      7,741,733            7,741,733                 --                   --

Interest Rate Risk:
     Convertible debentures .............      6,788,607            6,788,607            6,747,383            6,747,383
     Convertible debentures,
          related party .................      8,000,000            8,000,000            8,000,000            8,000,000
     Notes receivable ...................      4,300,000            4,300,000            3,150,000            3,150,000
     Notes receivable,
          related party .................      5,100,000            5,100,000            3,400,000            3,400,000

*Includes the equity securities of the Asian corporations.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     On September 3, 1999, KPMG LLP was dismissed as the independent accountants of eVision. KPMG LLP acted as the independent accountants for eVision for the years ended September 30, 1998 and 1997. KPMG LLP's reports on eVision's financial statements for the two years ended September 30, 1998 and 1997 did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles.

     The decision to change accountants was approved by the Company's board of directors.

     During the Company's two most recent fiscal years and subsequent interim period up to the date of the change in independent accountants, there were no disagreements with KPMG LLP on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if any, whether or not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make a reference to the subject matter of the disagreement(s) in connection with its reports.

     On September 13, 1999, eVision engaged the accounting firm of Deloitte & Touche LLP as eVision's independent accountants for the year ended September 30, 1999. Deloitte & Touche LLP also are certifying accountants for Online International. During eVision's two most recent fiscal years and subsequent fiscal interim period up to the date of the engagement of Deloitte & Touche LLP, eVision did not consult with Deloitte & Touche LLP with regard to any matter concerning the application of accounting principles to any specific transactions, either pleaded or proposed, or the type of audit opinion that might be rendered with respect to eVision's financial statements.

                                    BUSINESS

     eVision USA.Com, Inc., is a holding company that was incorporated under the laws of the state of Colorado on September 14, 1988. eVision's consolidated subsidiaries and companies in which eVision has a significant equity investment include companies that:

          o    operate as a fully disclosed securities broker/dealer;
          o intend to provide transaction processing, networking and Internet based services; and
          o    provide  leveraged   financing,   including  financing  over  the
               Internet.

American  Fronteer Financial Corporation

General

     American Fronteer Financial Corporation was incorporated in 1974 to engage in the retail stock brokerage business in the Rocky Mountain Region of the United States. American Fronteer is registered as a broker/dealer with the Commission, is a member of the National Association of Securities Dealers, Inc. and the Boston Stock Exchange, is an associate member of the American Stock Exchange, and is registered as a securities broker/dealer in all 50 states. American Fronteer is a member of the Securities Investor Protection Corporation and other regulatory and trade organizations. American Fronteer is also licensed to sell insurance products in certain states. American Fronteer's business consists of providing retail securities brokerage and investment services, trading fixed income and equity securities, providing investment banking services to corporate and municipal clients, managing and participating in underwriting corporate and municipal securities, and selling a range of professionally managed mutual funds and insurance products.

     American Fronteer conducts its business in four operating divisions. American Fronteer's principal executive office and Denver, Colorado branch are located at One Norwest Center, 1700 Lincoln Street, 32nd Floor, Denver, Colorado 80203. American Fronteer has branch offices located in San Francisco, California; Colorado Springs, Colorado; West Palm Beach, Florida; Atlanta, Georgia; Chicago, Illinois; Metairie, Louisiana; Las Vegas, Nevada; Albany, New York; New York, New York; Dallas, Texas and Reston, Virginia.

Retail Securities Brokerage Division

     American Fronteer conducts its retail securities brokerage business through its retail securities brokerage division. As of March 31, 2000, American Fronteer had approximately 84 account executives and approximately 27,000 customer accounts. American Fronteer generates commission revenue when it acts as a broker on an agency basis, or as a dealer on a principal basis, to effect securities transactions for individual and institutional investors. Brokerage commissions were $11,690,151 and $17,193,481 for the six months ended March 31, 2000 and for the year ended September 30, 1999, respectively. American Fronteer executes both listed and over the counter agency transactions for customers, executes transactions and puts and calls on options exchanges as agent for its customers, and sells a number of professionally managed mutual funds and insurance products, primarily variable annuities. American Fronteer's revenue from its sales of insurance products was approximately $11,195 and $70,340 for the six months ended March 31, 2000 and for the year ended September 30, 1999, respectively.

Corporate Finance Division

     The corporate finance division provides financial advisory and capital raising services to corporate clients. Financial advisory services involve advising clients in mergers and acquisitions and in various types of corporate valuations. American Fronteer acts as a dealer, underwriter and selling group member in public and private offerings of equity securities. During the six months ended March 31, 2000 and during the year ended September 30, 1999, American Fronteer earned revenue of approximately $271,090 and $678,721, respectively, from its investment banking activities.

Trading Division

     Trading securities involves the purchase and sale of securities by American Fronteer for its own account. Profits and losses are derived from the spread between bid and ask prices and market increases or decreases for the individual security during the holding period. American Fronteer makes markets in corporate equities and trades in municipal and corporate bonds and government securities. As of May 15, 2000, American Fronteer made markets in 26 stocks.

Public Finance Division

     The public finance division of American Fronteer provides professional financial advisory services to public entities, participates in underwriting and selling both negotiated and competitive bid municipal bond offerings, and structures and participates in municipal bond refinancings. During the six months ended March 31, 2000 and during the year ended September 30, 1999, American Fronteer's participation as manager of underwritings and private placements in offerings of municipal securities yielded revenue of approximately $181,703 and $620,488, respectively.

Financial Information

     For the six months ended March 31, 2000 and for the year ended September 30, 1999, American Fronteer's revenue of $16,823,651 and $20,901,459 accounted for 81% and 61%, respectively, of eVision's total revenue of $20,874,572 and $34,193,262, respectively. American Fronteer's revenue for the years ended September 30, 1998 and 1997 was $18,886,391 and $18,118,271, respectively. For the six months ended March 31, 2000 and for the years ended September 30, 1999, 1998 and 1997, American Fronteer incurred operating income (losses) of $2,709,925, $(2,521,508), $(3,910,741) and $(2,160,897), respectively.

American Fronteer Regulatory Net Capital

     American Fronteer, as a registered securities broker/dealer, is subject to the Commission's Uniform Net Capital Rule (Rule 15c3-1). In accordance with its membership agreement, American Fronteer is required to maintain "net capital" of not less than $250,000. As of March 31, 2000, American Fronteer had "net capital" of $4,245,749.

American Fronteer Proposed On-Line Broker/Dealer Division

     American Fronteer is developing an on-line broker/dealer division that American Fronteer believes will provide American Fronteer with the ability to expand its broker/dealer business into Asian markets and will provide American Fronteer's existing clients with the benefits of on-line trading. American Fronteer plans to provide on-line broker/dealer services under the name of OnLine Broker(TM). American Fronteer has entered into a fully disclosed clearing agreement with Pershing(R) Division of Donaldson, Lufkin & Jenrette Securities Corporation for the processing and clearing of securities transactions for OnLine Broker(TM). American Fronteer has also signed an agreement with First Shanghai Investments, Ltd., an Asian-based investment holding company, allowing First Shanghai to offer online trading of United States securities to its clients through OnLine Broker(TM). It is the intention of American Fronteer to sign similar agreements with other firms in Hong Kong and other Asian countries.

eBanker USA.com, Inc.

General

     Fronteer Development Finance Inc. was incorporated in the state of Delaware in March 1998 to operate as a finance company. eCredit Income Growth, Inc., a wholly owned subsidiary of Fronteer Development, was incorporated in September 1998 under the International Business Companies Ordinances of the Territory of the British Virgin Islands. In March 1999, Fronteer Development was merged into eBanker USA.com, Inc., a Colorado corporation, primarily for the purposes of effectuating a name change to eBanker and of becoming a Colorado corporation.

     eBanker USA.com, Inc. is a 40% owned consolidated subsidiary of eVision. In addition to its 40% equity interest, eVision also has the right to cast 50% of the vote in the election of eBanker's directors due to its ownership of the preferred stock of eBanker. eBanker has entered into a management agreement with eVision to assist in the management of eBanker's business including providing assistance in (i) the identification of lending opportunities, (ii) credit analysis of potential borrowers, (iii) structure of loans, including yield-enhancing equity participation and collateral arrangements and (iv) administration of loans. In exchange for such services, eVision is entitled to an annual fee equal to 10% of eBanker's pretax profits as determined from eBanker's annual audited financial statements.

     eBanker was created with the purpose of providing a wide range of on-line financial lending products and services. eBanker intends to identify, target and serve high-margin, global financial market segments, through its interactive and multimedia website. eBanker's website first became operational in September
1999. The website is still in its initial phase of development and will continually be expanded. eBanker has been designed as a non-deposit taking, broad financial services entity, so that it is not subject to the regulations facing traditional financial institutions. eBanker believes that it has the flexibility to serve many overlooked market niches with innovative financial products and services. Over the next twelve months, eBanker intends to introduce a number of financial products and services including but not limited to, secured consumer credit cards, corporate credit cards and customized corporate financing. Customized corporate financing refers to individualized corporate lending agreements whereby eBanker would receive both a fixed or floating rate of interest combined with some form of participation. The participation may take the form of revenue or profit sharing, common stock, warrants, stock options, fixed assets or any other additional compensation mutually agreed upon between eBanker and its client.

     eBanker also intends to provide a number of business services in conjunction with customized corporate financing. The services may include managerial advice, accounting and administrative support, human resource services or any other service where eBanker can cost- effectively assist its clients.

     eBanker also plans to provide numerous informational services. These services are designed to attract users to the eBanker website, with the intent of generating traffic, revenue and brand recognition. eBanker plans to offer both free and premium financial information. This information may range from stock quotes to market commentary to current mortgage rates. eBanker also plans to provide numerous links to external products and services with the intention of receiving royalties in the process. eBanker also plans to track individual user preferences and to solicit input from its customers, customizing websites to meet individual needs and preferences.

     In March 2000, eBanker acquired from MBf Card International Limited of Hong Kong Master Card, a credit card accounts receivable portfolio, for a total consideration of $7,741,733. The book value of the credit card accounts receivable portfolio as of January 31, 2000 was $9,343,709. Under the terms of the agreement, eBanker purchased the total of most receivables (principal and interest) due to MBf. The portfolio, as of January 31, 2000, consisted of approximately 92% of current accounts receivable and approximately 8% of 1 to 30 days past due accounts receivable. Sixty percent of the initial consideration, or $4,645,040, was paid at the time of closing with the remainder of $3,096,693 due in September 2000.

     To date, eBanker's activities primarily have consisted of raising approximately $13,000,000 from outside sources in private placements of securities, investing in debt and equity securities in Asian corporations and making loans to affiliated and unaffiliated entities.

Financial Information

     eBanker's revenue for the six months ended March 31, 2000, for the year ended September 30, 1999 and for the period from inception (May 26, 1998) through September 30, 1998 was $2,301,452, $1,920,379 and $37,923, respectively.
Operating profits (losses) for the six months ended March 31, 2000, for the year ended September 30, 1999 and for the period ended September 30, 1998 were $1,397,120, $429,138 and $(46,255), respectively.

Q6 Technologies, Inc.

     Q6 Technologies, Inc. is a Colorado corporation formed in March 1999 by Q6 Group, LLC, a Pennsylvania limited liability company, and eVision. On June 18, 1999, as part of the early formation and capitalization of Q6 Technologies with eVision, Q6 Technologies acquired from eVision 73% of the outstanding common stock of Secutron Corp., a Colorado corporation that designed, developed, installed, marketed and supported software systems for the securities brokerage industry. Secutron has one wholly-owned subsidiary, MidRange Solutions Corp., a Colorado corporation that was a distributor and systems integrator of computer products to the Rocky Mountain region. Q6 Technologies' interests in Secutron were acquired in the early formation and capitalization of Q6 Technologies with eVision. Q6 Technologies subsequently increased its ownership of Secutron to approximately 78% in September 1999 and 97% in December 1999 primarily in connection with the settlement of a lawsuit by eVision and Secutron. Q6 Technologies determined that the Secutron and MidRange businesses were not an appropriate part of Q6 Technologies' long-term business strategy. Effective December 17, 1999, Q6 Technologies transferred its ownership interests in

Secutron and MidRange back to eVision in return for the cancellation of 5,000,000 shares of Class B Common Stock of Q6 Technologies previously held by eVision and certain contractual concessions.

     eVision continues to hold 944,444 shares (21% as of March 31, 2000) of the outstanding Class A Common Stock and 555,556 shares (7% as of March 31, 2000) of the outstanding Class B Common Stock of Q6 Technologies, which represented 19% of the total voting rights of Q6 Technologies at that time. American Fronteer also acquired 500,000 shares of Class B Common Stock of Q6 Technologies in February 2000 in connection with acting as the placement agent for a private offering by Q6 Technologies. The holders of Class A Common Stock and Class B Common Stock of Q6 Technologies have 10 votes, and one vote, respectively, for each share held in their name and the Class A Common Stock and the Class B Common Stock vote together as a single class on all matters as to which holders of common stock of Q6 Technologies are entitled to vote.

     Q6 Technologies was formed with the purpose of acquiring ownership interests in business opportunities with the focus being on acquiring software, transactions processing or other technology-based companies. On January 31, 2000, Q6 Technologies acquired 56% of the outstanding stock of Private Harbor, Inc., formerly known as Do Not Disturb, Inc., a Delaware corporation founded by John Cusick and another party. John Cusick is the President of Q6 Technologies. Private Harbor is a development stage company that is in the process of creating Internet consumer privacy products and services. Effective February 4, 2000, Q6 Technologies acquired 36% of the outstanding stock of CacheStream Corporation, a Colorado corporation. CacheStream is a company recently formed as a joint venture between Q6 Technologies and IBTech Pte. Ltd., a Singapore company. As part of the February 4, 2000 agreement between Q6 Technologies, CacheStream and IBTech, IBTech transferred to CacheStream all of the outstanding equity of its wholly owned subsidiary, ChannelDancer Technology Sdn. Bhd., a Malaysian company, upon the transfer of designated funds from Q6 Technologies to CacheStream. ChannelDancer is an operating company that owns a proprietary software platform for high bandwidth Internet multicasting.

     Although Q6 Technologies intends to pursue additional potential business opportunities, it has not yet identified any specific prospective business opportunities nor does it have letters of intent, agreements in principle, or other agreements to enter into business opportunities. There are no assurances that Q6 Technologies will be successful in its efforts to enter into any other business opportunity or that Private Harbor, CacheStream or any other company will be successful in conducting their intended operations. Q6 Technologies must obtain financing to take advantage of potential opportunities.

Private Harbor, Inc.

     Private Harbor is a Delaware corporation formed in September 1999 that plans to become an Internet company providing consumer privacy related products and services. Private Harbor is a development stage company and has not yet had any business operations. Private Harbor is currently in the process of developing its initial consumer privacy related products and Web based systems, which are not expected to be completed or tested until the third quarter of the year 2000.

     Q6 Technologies' management believes that there is a significant opportunity to address the growing concern of consumers relating to information privacy as well as the increased desire to control telemarketing and direct marketing solicitations. Through Private Harbor, Q6 Technologies plans to develop and launch a comprehensive consumer privacy Internet portal and associated enhanced privacy information services, and to function as a trusted intermediary between consumers and direct marketers. The basic services, which would be at a minimal cost to consumers, would be registration based and supported by multiple non-end-user revenue sources such as advertising, direct marketing, and Internet site affiliation and transaction fees. A premium service may also be offered at an additional cost. Consumers would be able to choose not only the types of direct marketing contacts they wish to block across the Internet, telephone and direct mail, but also to indicate specific information and companies from which they wish to receive direct solicitations and information.

     Q6 Technologies entered into an agreement with Private Harbor on January 31, 2000, and made its initial $250,000 investment on that date in exchange for 1,875,000 shares of common stock of Private Harbor, representing a 56% ownership interest in Private Harbor. On March 9, 2000, Q6 Technologies exercised an option granted pursuant to the January 31, 2000 agreement to purchase an additional 1,125,000 shares of common stock of Private Harbor for $500,000, increasing its total ownership interest in Private Harbor to 67%. On March 31, 2000, Q6 Technologies exercised its final remaining option to purchase an additional 750,000 shares of common stock of Private Harbor for $500,000, although Q6 Technologies and Private Harbor extended the payment on such investment to May 5, 2000. After the payment on May 5, 2000, Q6 Technologies' total ownership interest in Private Harbor increased to 71%.

     Q6 Technologies and Private Harbor intend to pursue the participation of other companies by licensing proprietary software and market research from such companies in the area of privacy services in return for up to a 10% ownership interest in Private Harbor. Q6 Technologies and Private Harbor also intend to issue and have issued stock options to attract and retain quality and qualified management.

     Q6 Technologies also entered into a Management Agreement in connection with the Private Harbor Agreement under which Private Harbor pays Q6 Technologies a monthly management fee of $5,000 for so long as John Cusick, President of Q6 Technologies, remains a member of the Board of Directors of Private Harbor.

CacheStream Corporation

     CacheStream is a Colorado corporation formed in December 1999. CacheStream was formed in connection with the joint venture between Q6 Technologies and IBTech. Pursuant to the IBT Agreement, effective February 4, 2000, IBTech transferred to CacheStream all of the outstanding stock in its wholly-owned subsidiary, ChannelDancer, upon the transfer of designated funds from Q6 Technologies to CacheStream. ChannelDancer is an operating company that provides multicasting software for the intelligent delivery and management of high bandwidth audio, video and Internet portal content for personal computers. Multicasting allows companies to broadcast audio, video, and Internet portal content directly to numerous designated personal computers, rather than having each personal computer access the company's server in separate transactions. Q6 Technologies and IBTech intend for CacheStream to apply the Internet multicasting technologies to worldwide opportunities in the arena of broadcasting Internet protocol content, from screens through streaming audio and video direct to personal computers through wireless satellite, terrestrial and wireline media. CacheStream is anticipated to initially provide a technology platform in return for license or sale fees and then plans to leverage its technology capabilities into participation in a select set of branded content services.

     IBTech and Q6 Technologies jointly own CacheStream with allowance for additional shares for the founders and management. Under the IBT agreement effective February 4, 2000, (i) Q6 Technologies made its initial $1,000,000 investment in exchange for a 36% ownership interest in CacheStream; (ii) IBTech transferred to CacheStream all outstanding equity of ChannelDancer in exchange for a 58% ownership interest in CacheStream; and (iii) Q6 Technologies was entitled to invest an additional $1,000,000 [investment] in CacheStream by March 31, 2000, in exchange for an additional 900,000 shares of CacheStream common stock. On March 31, 2000, Q6 Technologies exercised its option and [on June 2, 2000 made the] additional $1,000,000 in CacheStream . The additional 900,000 shares of CacheStream common stock increased Q6 Technologies' ownership interest in CacheStream to 45%. Under the IBT Agreement, Q6 Technologies also has the right but not the obligation to invest an additional $1,000,000 by November 30, 2000, in exchange for an additional 600,000 shares of CacheStream common stock which, based on the current outstanding capital of CacheStream, would result in a 51% total ownership interest in CacheStream. The November 30, 2000 option contains a provision that if CacheStream receives and accepts a bona fide written offer of a third party to make an investment in CacheStream equal to or greater than $1,000,000 prior to November 30, 2000, then Q6 Technologies will have 15 days to exercise its November 30, 2000 option or it will terminate upon expiration of the 15 day period. Q6 Technologies will retain any ownership interest obtained from its investments in CacheStream whether or not it makes any subsequent investments in accordance with the November 30, 2000 option. Q6 Technologies intends to finance its payments to CacheStream through funds obtained in a private placement.

     John Cusick, President of Q6 Technologies, is the Chairman of the Board of CacheStream and Adrian Rietberg of IBTech is the Executive Vice President of CacheStream. The IBT Agreement also provides that Q6 Technologies will hold a 50% voting interest on the Board of Directors of CacheStream until such time that Q6 Technologies fails to exercise the November 30, 2000 option, at which time Q6 Technologies' representation on the Board of Directors will be revised to be proportionate to its ownership interest. Further, IBTech granted to Q6 Technologies irrevocable proxies to vote such number of shares of CacheStream held in IBTech's name as will allow Q6 Technologies to vote in excess of 50% of the voting shares of CacheStream until such time that Q6 Technologies fails to exercise the November 30, 2000 option, at which time the proxies expire. Q6 Technologies also entered into a management agreement in connection with the IBT

Agreement under which CacheStream pays Q6 Technologies a monthly fee of $5,000 for so long as John Cusick remains a member of the Board of Directors of CacheStream.

Secutron Corporation

General

     Secutron was incorporated in Colorado on May 11, 1979. Before March 1, 2000, Secutron's business consisted of designing, developing, installing, marketing, and supporting software systems for the securities brokerage industry. Secutron marketed hardware and software to securities brokerage firms. Secutron was also an Internet service provider that provided Internet services ranging from access to the Internet to development and maintenance of Web sites. On March 1, 2000, Secutron was not actively engaged in its previous business activities and was considering related businesses in which to become involved.

     Secutron's wholly owned subsidiary, MidRange Solutions Corp., is a Colorado corporation formed on January 1, 1993. MidRange was an IBM business partner selling IBM hardware and hardware manufactured by competitors of IBM, and acted as a distributor for software products which are proprietary to third parties. MidRange sold hardware and software to businesses in several different industries, including manufacturers, distributors and health care providers. In December 1999, eVision entered into an agreement to sell the assets of MidRange for $75,000. MidRange is included in the Q6 Technologies and Secutron business segment, which includes computer hardware, software and related technology investments of eVision.

Financial Information

     Q6 Technologies' and Secutron's consolidated revenue for the six months ended March 31, 2000 and for the years ended September 30, 1999, 1998 and 1997 was $1,602,745, $9,829,589, $8,866,606 and $7,436,143, respectively. Operating income (loss) for the six months ended March 31, 2000 and for the years ended September 30, 1999, 1998 and 1997 was $(19,749), $(504,368), $(281,785) and
$129,215, respectively.

     The revenue and expenses for Secutron and MidRange in future years will be significantly reduced as a result of Secutron no longer being engaged in its previous business activities and as a result of the sale of the assets of MidRange.

     Consolidated revenue for Secutron and MidRange for the six months ended March 31, 2000 and for the years ended September 30, 1999, 1998 and 1997 was $1,602,745, $7,747,768, $8,866,606 and $7,436,143, respectively. Cost of goods sold and general and administrative expenses for the six months ended March 31, 2000 and for the years ended September 30, 1999, 1998 and 1997 was $1,548,117, $7,345,777, $9,148,391 and $7,306,928, respectively. Accordingly, the operating income (loss) for the six months ended March 31, 2000 and for the years ended September 30, 1999, 1998 and 1997 was $54,628, $401,991, $(281,785) and
$129,215, respectively.

Other Subsidiaries

     eVision also has the following wholly owned subsidiaries for which operations either have not commenced or are not yet significant: OLBroker.Com, Inc., a Colorado corporation; Global Growth Management, Inc., a Canadian corporation; Skyhub Far East, Inc., a British Virgin Islands corporation; Global Online Funds, Inc., a Colorado corporation; eVision Corporate Services, Inc., a Colorado corporation; Corporate Net Solutions, Inc., a Delaware corporation; Fronteer Asset Management, a Delaware corporation; NeuroWeb, Inc., a Colorado corporation; eBiz Web Solutions, Inc., a Canadian corporation; RAF Services, Inc. of Texas, a Texas corporation; RAF Services, Inc. of Louisiana, a Louisiana corporation; and RAF Services, Inc., a Nevada corporation. OLBroker.Com, Inc. is the intended holding company for American Fronteer and the OnLineBroker(TM)division.

     Global Online Funds, Inc. was created with the intention of acquiring and establishing mutual fund products for distribution to the eVision client base. eFunds Global Online Funds, Inc. also plans to develop one or more internally managed hedge funds. eVision Corporate Services, Inc. provides back office, accounting and administrative support to companies affiliated with eVision. By establishing a separate subsidiary to provide these services to all of the eVision companies, the benefits of economies of scale and specialization are exploited. Corporate Net Solutions, Inc. is designed to leverage the existing wide area network infrastructure of American Fronteer, creating leading edge Internet and intranet products and services. American Fronteer has established an extensive wide area network, linking its twelve offices across the United States via a high bandwidth intranet. This established network can be expanded at a low cost, providing additional capacity for external uses.

     In January 2000, eVision acquired 100% of the outstanding stock of Global Growth Management Inc. from Robert H. Trapp, an officer and director of eVision, for $1. There were no assets or liabilities of Global Growth at the time of acquisition. In January 2000, Global Growth entered into an agreement to purchase real property in Vancouver, British Columbia Canada, for approximately $1.4 million, subject to certain general conditions. The property is commercial real estate that serves as the offices for eBiz Web Solutions. In May 2000, the sale was completed in the amount of $1,379,800, of which $517,425 was paid in cash and the balance paid with a five year mortgage note in the amount of $862,375 that bears interest at 9.6% per annum.

     On January 24, 2000, eVision entered into an agreement whereby eVision agreed to issue 1,185,209 shares of eVision's common stock in exchange for 60% of the outstanding common shares of Gemtron International Global Ltd., which was renamed Skyhub Far East, Inc.

     eVision was required to issue the 1,185,209 shares if eVision's shareholders approved an amendment to eVision's articles of incorporation that increased the number of shares of common stock eVision is authorized to issue. On May 5, 2000, the shareholders of eVision approved the amendment to eVision's




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


articles of incorporation that increased the number of shares of common stock eVision is authorized to issue. On May 15, 2000, eVision issued 1,185,209 restricted shares of eVision's common stock to Skyhub.

     In the interim period between the date of the agreement and the annual meeting of the shareholders on May 5, 2000, eVision agreed to provide Skyhub with approximately $3,000,000 in financing for the 60% interest in Skyhub. eBanker loaned Skyhub $1,500,000 which bears interest at 12% per annum, as part of the $3,000,000 financing commitment of eVision, to be paid back when additional funding is available or through the issuance and sale of the eVision's common stock by Skyhub. eVision agreed that the value of the 1,185,209 shares of eVision common stock would be no less than $3,000,000 when sold in an orderly manner in the open market. Any shortfall will be made up by eVision in cash.

     Skyhub was incorporated in the British Virgin Islands on December 28, 1998 and its only operations during 1999 consisted of contracts for services which grossed approximately $200,000 in revenue. Skyhub will operate through its newly formed, wholly owned Asian satellite communications company, Skyhub Asia Company Limited. Skyhub Asia's goal is to provide affordable high speed Internet access, in conjunction with valuable content and advanced communications services, via satellite, to corporations and individuals throughout Asia.

Competition

American Fronteer

     The securities industry has become considerably more concentrated and more competitive in recent periods as numerous securities firms have either ceased operations or have been acquired by or merged with other firms. In addition, companies not engaged primarily in the securities business, but having substantial financial resources, have acquired securities firms. The securities industry is now dominated by relatively few very large securities firms offering a wide variety of investment related services nationally and internationally. In addition, numerous commercial banks have entered into a variety of new securities activities.

     In 1999, legislation was enacted which now permits commercial banks to engage in other types of securities related activities. These developments or other developments of a similar nature may lead to the creation of integrated financial service firms that offer a broader range of financial services than those offered by American Fronteer. These developments have created large, well capitalized, integrated financial service firms with which American Fronteer must compete. The securities industry has also experienced substantial commission discounting by broker/dealers competing for institutional and individual brokerage business. An increasing number of specialized firms offer "discount" services to individual customers. Many of these services are offered over the Internet for little or no transaction fees. Online trading firms generally effect transactions for their customers on an "execution only" basis without offering other services such as investment recommendations and research. Such discounting and an increase in the number of new and existing firms offering such discounts could adversely affect American Fronteer's retail securities business.

eBanker

     eBanker is engaged in a highly competitive business. eBanker competes for lending opportunities with many companies, including numerous financial institutions which have been in existence for longer periods of time. Many of eBanker's competitors are significantly larger than eBanker, have established operating histories and procedures, have access to significantly greater capital and other resources, have management personnel with more experience than the management of eBanker and have other advantages over eBanker in conducting certain businesses and providing certain services.

Q6 Technologies

     The business of obtaining and maintaining interests in business opportunities is highly competitive. Additionally, the market for software and other technology based products is very competitive. Many of Q6 Technologies' anticipated competitors may be significantly larger than Q6 Technologies, have established operating histories and procedures, have access to significantly greater capital and other resources, have management personnel with more experience than the management of Q6 Technologies, and may have other advantages over Q6 Technologies in conducting certain businesses and providing certain services. There can be no assurance that Q6 Technologies can compete successfully.

Regulation

     The securities industry in the United States is subject to extensive regulation under federal and state laws. The Commission is a federal agency charged with administration of the federal securities laws. Much of the regulation of broker/dealers has been delegated to self regulatory organizations, principally the NASD and the exchanges. These self regulatory organizations adopt rules (which are subject to approval by the Commission) for governing the industry and conduct periodic examinations of member broker/dealers. Securities firms are also subject to regulation by state securities commissions in the states in which they do business. Broker/dealers are subject to regulations that cover all aspects of the securities business, including sales methods, trading practices among broker/dealers, capital structure of securities firms, record keeping, and the conduct of directors, officers, and employees. Additional legislation, changes in rules promulgated by the Commission and by self regulatory organizations, or changes in the interpretation or enforcement of existing laws and rules often directly affect the method of operation and profitability of broker/dealers. The Commission, the self regulatory authorities, and the state securities commissions may conduct proceedings which can result in censure, fine, suspension, or expulsion of a broker/dealer, its officers, or employees.

     American Fronteer is required by federal law to belong to the SIPC. When the SIPC fund falls below a certain minimum amount, members are required to pay annual assessments. The SIPC fund provides protection for securities held in customer accounts up to $500,000 per customer, with a limitation of $100,000 on claims for cash balances.

     American Fronteer is subject to the Commission's Uniform Net Capital Rule which is designed to measure the financial integrity and liquidity of a broker/dealer and the minimum net capital deemed necessary to meet its commitments to its customers. American Fronteer is in compliance with the Rule. Failure to maintain the required net capital may subject American Fronteer to suspension by the Commission or other regulatory bodies and may ultimately require its liquidation. eVision is not itself a registered broker/dealer and is not subject to the Rule. However, under the Rule, eVision could be affected by the requirement that a broker/dealer such as American Fronteer may be prohibited or temporarily restricted by the Commission from the withdrawal of equity capital by a stockholder such as eVision.

     American Fronteer is also subject to regulation under federal and state laws surrounding the insurance industry for the insurance products, primarily variable annuities, which its insurance licensed registered representatives sell.

Private Placements

     On May 26, 1998, Fronteer Development, which was merged into eBanker in March 1999, commenced a private placement of 30,000 units each consisting of:

          o one $1,000 convertible debenture, due August 1, 2008, paying 10% per annum;
          o    100 Class A common shares; and
          o warrants exercisable at $3.00 per share for 500 Class A common shares.

     Prior to closing of the offering in December 1998, 7,958 units were issued in the private placement resulting in proceeds of $6,832,851, net of issuance costs of $1,125,149. For participating in the offering American Fronteer received warrants to purchase shares of Fronteer Development's common stock, received a commission of 10% of the proceeds and received a non-accountable expense allowance of 3% the proceeds. The offering memorandum for the private placement included 3,000,000 shares of authorized Class B common stock, and required eVision to purchase Class B common stock in the amount of no less than 26.67% of the amount of units purchased by outside investors. eVision purchased 707,466 shares of the Class B common stock for $2,122,398. There were no commissions or expenses associated with the Class B common issuance.

     On March 3, 1999, eBanker commenced a second private placement of 3,000,000 units, each consisting of:

          o    one share of common stock; and
          o    one detachable warrant to purchase one share of common stock.

     The offering closed in July 1999. In the private placement, 895,779 units were issued resulting in proceeds of $4,659,627 net of issuance costs of $715,047. For participating in the offering American Fronteer received five year warrants to purchase 89,578 shares of eBanker's common stock, received a commission of 10% of the proceeds and received a non-accountable expense allowance of 3% the proceeds.

     On October 16, 1998, eVision commenced a private placement of 1,500,000 shares of its Series B Preferred Stock at a price of $10.00 per share. Before the offering was terminated, 25,500 shares were sold. On May 12, 1999, eVision commenced a second private placement of 1,500,000 shares of its Convertible Series B Preferred Stock at $10.00 per share. The 25,500 shares of Series B Preferred Stock sold in eVision's first offering were exchanged for Convertible Series B Preferred Stock. Including the shares exchanged from the first offering, 110,500 shares of Convertible Series B Preferred Stock were sold in the second offering before it was terminated. eVision received $860,147 net of offering costs of $244,853 for the 110,500 shares. The Convertible Series B Preferred Stock was offered by American Fronteer, which was to be issued warrants, which would allow the holder to purchase shares of eVision's Convertible Series B Preferred Stock at a purchase price of $12.00 per share for five years. American Fronteer also was to receive a commission of 10% and a non-accountable expense allowance of 3% of the total amount sold in the offering.

     On September 27, 1999, eVision commenced a third private offering of 1,500,000 shares of its Convertible Series B-1 Preferred Stock at a price of $10.00 per share and 110,500 shares were offered in exchange for the Convertible Series B Preferred Stock on a one-for-one basis. The Convertible Series B-1 Preferred Stock was offered by American Fronteer which was issued 150,000 warrants, which allow the holder to purchase shares of eVision's Convertible Series B-1 Preferred Stock at a purchase price of $12.00 per share for five years. American Fronteer also received a commission of 10% and a non-accountable expense allowance of 3% of the total amount sold in the offering. The offering of the Convertible Series B-1 Preferred Stock closed after all 1,500,000 shares of Convertible Series B-1 Preferred Stock were sold or exchanged and eVision received proceeds of approximately $12,975,000 net of issuance costs of approximately $2,025,000.

     The Convertible Series B-1 Preferred Stock has a cumulative annual dividend rate payable semi-annually of 8% in cash and 7% in shares of the Convertible Series B-1 Preferred Stock. Online International has guaranteed the payment of any cash dividends that accrue on the Convertible Series B-1 Preferred Stock through October 31, 2002. The semi-annual dividend payable on shares of Convertible Series B-1 Preferred Stock will be equivalent to three and one- half one hundredths of a share of Convertible Series B-1 Preferred Stock for each outstanding share of Convertible Series B-1 Preferred Stock. Any Convertible Series B-1 Preferred Stock issued as a dividend on the Convertible Series B-1 Preferred Stock will have the same dividend and the same terms as the Convertible Series B-1 Preferred Stock. The dividend on the Convertible Series B-1 Preferred Stock is payable semi-annually beginning October 31, 1999, and continuing each April 30 and October 31 thereafter, when and if declared by the Board of Directors. Each share of Convertible Series B-1 Preferred Stock is immediately convertible by the holder into eVision's common stock at a price of $1.00 per share of common stock. If the common stock does not have a closing bid




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


price of at least $1.15 per share for at least 20 trading days during the period commencing on September 30, 1999, and ending on September 30, 2000, the Convertible Series B-1 Preferred Stock will be convertible by the holder into common stock determined by dividing $10 by a price equal to the higher of the five day average closing bid price of the common stock prior to September 30, 2000, or $0.50 per share. In addition, each share of Convertible Series B-1 Preferred Stock is automatically convertible into 10 shares of common stock at $1.00 per share at such time as the closing bid price of the common stock is at least $4.00 per share for 30 consecutive trading days. The Convertible Series B-1 Preferred Stock is redeemable by eVision on or after October 1, 2003, at a price of $12.50 per share plus any accrued and unpaid dividends.

     Online International has guaranteed through October 31, 2002, the payment of each annual 8% cash dividend on the Convertible Series B-1 Preferred Stock that is being offered by eVision if such dividend is not paid by eVision. In consideration for making such guaranty, eVision issued an affiliate of Online International 250,000 shares of eVision's common stock which had a value of $62,500 based on the closing price of $0.25 per share of the common stock on the date of the agreement. If Online International is required to make payment as a result of its guaranty, Online International or its designee will receive a 12% convertible debenture equivalent to the amount that Online International is required to pay on the guaranty unless the act of eVision in giving Online International or its designee the 12% convertible debenture would be deemed to be an illegal distribution under the Colorado Business Corporation Act. In such event, Online International or its designee would receive, instead of a 12% convertible debenture, the number of shares of common stock as is equal to the total amount of the dividend paid divided by 90% of the conversion price of the common stock as defined in the 12% convertible debenture. In general, the conversion price of the convertible debenture will be the market price of the common stock on the date of conversion.

Sale of LIL Capital

     On July 30, 1999, eVision entered into a Stock Purchase Agreement with Ladsleigh Investments Limited, BVI whereby eVision agreed to sell and Ladsleigh agreed to purchase 100% of the stock of LIL Capital for $3,000,000, excluding cash and warrants to purchase equity in a publicly traded company. LIL Capital was then named Fronteer Capital, Inc. The primary assets were approximately 122,084,000 shares of the common stock of Online International that were originally purchased in open market transactions on the Hong Kong Stock Exchange and that were accounted for as trading securities. The purchase price of LIL Capital was based on the fair value of the primary assets held by LIL Capital as of July 30, 1999 based on a third party quotation service. Unrealized gains on the securities held by LIL Capital through July 30, 1999 of approximately $1,682,000 have been recognized. The purchase price was paid in cash of $150,000 and in the form of a promissory note for $2,850,000, which bears interest at 14% and is due July 30, 2000. To secure the promissory note, eVision holds all the primary assets of LIL Capital in escrow. Prior to the transaction, there was no material relationship between Ladsleigh and eVision or any of its affiliates, and director or officer.

     On March 2, 2000, Ladsleigh sold eVision a ten year option to reacquire all of the outstanding stock of LIL Capital. The price of the option was $250,000. eVision exercised the option on July 1, 2000 by canceling the $2,850,000 promissory note and all accrued interest thereon that was issued by Ladsleigh to eVision in connection with the purchase by Ladsleigh of LIL Capital. The assets of LIL Capital consisted primarily of the assets previously sold to Ladsleigh. Call options for 109,600,000 shares of Online International that were included as a part of the assets of LIL Capital have been sold by LIL Capital to unaffiliated parties. An option for 100,000,000 shares had an exercise price of approximately $0.046 per share and an option for 4,600,000 shares had an exercise price of approximately $0.052 per share. Neither of these two options could be exercised until the common stock of Online International traded at approximately $0.19 per share or higher. The remaining option for 5,000,000 shares was exercisable at an average price of approximately $0.052 per share. All of the options expired on July 25, 2000.

Proposed Investment in Mutual Fund Developer and Sponsor

     eVision has entered into a letter of intent to acquire control of Quaker Funds, Inc. which is the developer and sponsor of the Quaker Family of Funds, a group of six mutual funds having approximately $70,000,000 in assets under management. An independent institutional investment advisor manages each fund. As proposed, the acquisition includes the issuance of 4,666,667 shares of eVision's common stock for approximately 60% of the outstanding common stock of Quaker Funds. The shareholders of Quaker Funds that receive eVision's common stock will be able to sell their common stock back to eVision if eVision's common stock does not trade at an average price of $3.00 per share for a period of time between one and two years after the closing. There are also provisions whereby the Quaker Funds shareholders may sell their remaining 40% ownership in Quaker Funds to eVision or buy back their 60% interest in Quaker Funds. The transaction is subject to the execution of a definitive agreement which is currently being negotiated. There are no assurances that the transaction will be consummated on the terms specified in the letter of intent or at all.

Employees

     As of March 31, 2000, eVision and its subsidiaries had 205 full time employees. 159 were employed by American Fronteer; 14 were employed by eVision Corporate Services, Inc., a wholly owned subsidiary of eVision that provides financial, back office and administrative services to eVision; 6 were employed by Corporate Net Solutions, a wholly owned subsidiary of eVision that established American Fronteer's wide area network linking its twelve offices via a high bandwidth intranet; 25 were employed by eBiz Web Solutions, a wholly owned subsidiary of eVision that performs internet related services; and 1 was employed by Secutron.

Properties

     The offices for eVision, its wholly owned subsidiaries and eBanker are located at One Norwest Center, 1700 Lincoln Street, 32nd Floor, Denver, Colorado, 80203. The offices consist of approximately 47,071 square feet of leased space. The lease expires on April 30, 2007. eVision currently pays monthly rent of approximately $63,000 for the space. eVision has sublet approximately 23,500 square feet of the space pursuant to a sublease that expires on April 30, 2007. eVision is to receive monthly rent of approximately $53,000 in connection with the sublease. eVision has an option of receiving shares of common stock, at a predetermined price, of the sublease at its choice versus a cash payment. eVision also leases space for its branch offices pursuant to leases that have various rental rates and expire at various dates.

     Global Growth also owns a building in Vancouver, British Columbia, Canada that contains approximately 7,377 square feet of office space that is being used for the offices of eBiz Web Solutions. The property is secured by a mortgage of $862,375 that is due monthly payments of principal and interest with the final payment due in May 2005 and that bears interest at a rate of 9.6% per annum.

Legal Proceedings

     eVision is a defendant in certain arbitration and litigation matters arising from its activities as a broker/dealer. In the opinion of management, these matters, including any damages awarded against eVision, have been adequately provided for in the accompanying consolidated financial statements, and the ultimate resolution of the other arbitration and litigation matters will not have a significant adverse effect on the consolidated results of operations or the consolidated financial position of eVision.

     Anthony R. Kay, a former officer, director and shareholder of Secutron, individually, and in conjunction with his consulting company, ARK Consulting Services Inc., filed claims on July 30, 1998, in the District Court for the City and County of Denver, Colorado against eVision, Secutron and Midrange and against certain current and former officers, directors, shareholders and affiliates of eVision. Secutron and the other named defendants have entered into an agreement to settle the lawsuit. Pursuant to the terms of the settlement, Secutron paid Mr. Kay $400,000 in cash and eVision issued Mr. Kay 550,000 shares of common stock. In addition, eVision agreed to register Mr. Kay's shares of common stock for resale. eVision and the other defendants have also agreed that if Mr. Kay does not receive a net amount of at least $325,000 from the sale of the common stock, Secutron and the other defendants will pay Mr. Kay the difference between what Mr. Kay does receive and $325,000 or provide Mr. Kay with additional shares of common stock to make up the deficiency based upon the then current trading prices of the common stock. If Mr. Kay does not realize $325,000 from the sale of all of the common stock by April 1, 2000, Mr. Kay is entitled to receive the deficiency in cash. Any sales by Mr. Kay of the common stock must be made in a commercially reasonable manner. As part of the agreement, all of the common stock of Secutron held by Anthony R. Kay and his family, which approximated 5% of the outstanding common stock of Secutron, were returned to Secutron and the other defendants or their assigns. In addition, ARK Consulting agreed to cancel the settlement agreement that required payments to ARK Consulting of $10,000 per month through the year 2011. On February 29, 2000, Mr. Kay's attorney sent a letter to eVision alleging that eVision had breached the settlement agreement by not having timely registered Mr. Kay's shares for resale and that, as a result of the breach, Mr. Kay had suffered damages of approximately $2.8 million. The management of eVision believes the allegations are without merit. Any judgment against eVision for damages would reduce eVision's cash liquidity. eVision is unable to predict the outcome of this dispute.

     On December 23, 1996, AFFC received notification of an arbitration award in NASD Arbitration No. 95-05062, Chang, et al. v. AFFC that was originally filed on October 21, 1995. The allegations in the case relate to a private placement sold by a former broker at AFFC, all of which sales occurred prior to his employment by AFFC. In 1996, AFFC provided for damages that were awarded in the amount $424,824 against AFFC, which AFFC appealed. During the year ended September 30, 1999, AFFC lost the first appeal and the court ordered AFFC to place on deposit, in a restricted cash account, the amount of $575,000. On January 25, 2000, AFFC agreed to settle this matter for $517,000 which was paid from the restricted deposit of $575,000.

                                   MANAGEMENT

Directors

     The name, position with eVision, age of each director and the period during which each director has served are as follows:

       Name and Position                               Age        Director Since
       -----------------                               ---        --------------

Fai H. Chan                                             55              1997
Chairman, President and Director

Tony T.W. Chan(1)                                       25              1999
Chief Operating Officer and Director

Robert H. Trapp                                         45              1997
Managing Director

Jeffrey M. Busch                                        42              1998
Director

Robert Jeffers, Jr.                                     52              1998
Director

Kwok Jen Fong                                           51              1998
Director

----------------

         (1)      Tony T.W. Chan is the son of Fai H. Chan.

Executive Officers

     Each executive officer holds office until his successor is duly appointed and qualified, until his death or resignation or until he shall be removed in the manner provided by eVision's bylaws. eVision's current executive officers, their ages, positions with eVision and periods during which they served are as follows:

Name and Position                                       Age        Officer Since
-----------------                                       ---        -------------

Fai H. Chan
Chairman of the Board and President                      55              1998

Tony T.W. Chan
Chief Operating Officer and Director                     25              2000

Robert H. Trapp
Managing Director                                        45              1998

Gary L. Cook
Chief Financial Officer, Secretary and Treasurer         42              1998


     There was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

Background

     The following is a brief account of the business experience during the past five years of each director and executive officer of eVision:

Name of Director                    Principal Occupation During
  or Officer                             the Last Five Years
----------------                    ---------------------------

Fai H. Chan            Director of eVision since December 26, 1997; Chairman and
                       President  since  February 1998. Mr. Chan is the Chairman
                       and  Managing  Director of Online  International  and has
                       been a Director of Online  International  since September
                       2, 1992. Mr. Chan was elected Managing Director of Online
                       International  on May 1,  1995  and  Chairman  on June 3,
                       1995. Online International's  primary business activities
                       include real estate investment and development,  merchant
                       banking,   the   manufacturing   of   building   material
                       machinery,  pharmaceutical  products and retail  fashion.
                       Mr.  Chan has been the  President  and a Director of Asia
                       SuperNet   Corporation   and   its   predecessor,   which
                       previously owned various industrial companies, since June
                       1994 and Chief Executive Officer thereof since June 1995;
                       a Director of Intra-Asia Equities, Inc., a merchant banking company, since June 1993; Executive Director of Hua Jian International Finance Co., Ltd. from December
                       1994 until December 1996; and Chairman of the Board of Directors of American Pacific Bank since March 1988 and
                       Chief  Executive  Officer  thereof between April 1991 and
                       April  1993.  Mr.  Chan is also a director  of Global Med
                       Technologies, Inc.


Tony T.W. Chan         Director  of  eVision  since  1999  and  Chief  Operating
                       Officer of eVision since March 2000. Prior to April 1999,
                       Mr.  Chan  worked as an  Investment  Banker for  Fronteer
                       Securities  (H.K.) Limited,  a Hong Kong Company in which
                       Online   International   indirectly   holds  a   minority
                       interest.  From 1998 to April 1999, Mr. Chan worked as an
                       Investment Banker for Commerzbank,  Global Equities, Hong
                       Kong. From 1996 to 1998, Mr. Chan worked in equity derivatives for Peregrine Derivatives. Mr. Chan received a Bachelor of Commerce degree in Finance with honors from the University of British Columbia. Mr. Chan is also a director of Global Med Technologies, Inc. and American
                       Pacific Bank.

Robert H. Trapp        Director of eVision  since  December  26,  1997,  and the
                       Managing  Director  and member of the audit  committee of
                       eVision  since   February  1998,  and  the  President  of
                       American  Fronteer.  Mr.  Trapp  has been a  director  of
                       Online  International  since  May  1995;  a  Director  of
                       Inter-Asia  Equities,  Inc., a merchant  banking company,
                       since February 1995 and the Secretary thereof since April
                       1994; Director,  Secretary and Treasurer of Asia SuperNet
                       Corporation  and its  predecessor,  which  owned  various
                       industrial   companies;   and  the  Canadian  operational
                       manager of Pacific Concord Holding  (Canada) Ltd. of Hong
                       Kong, which operates in the consumer products industry, from July 1991 until November 1997. Mr. Trapp is also a director of Global Med Technologies, Inc.

Jeffery M. Busch       Director of eVision since  February  1998. Mr. Busch is a
                       member of eVision's audit committee and has been a practicing attorney for at least the last five years. Mr.
                       Busch is also a director of Global Med Technologies, Inc.

Robert Jeffers, Jr.    Director of eVision since February 1998. Mr. Jeffers is a
                       member of eVision's audit Committee and has been a practicing attorney for at least the last five years.

Kwok Jen Fong          Director of eVision  since  February  1998.  Mr. Fong has
                       been a director of Online  International  since 1995. Mr.
                       Fong has been a practicing solicitor in Singapore for at least the last five years. Mr. Fong is also a director of Global Med Technologies, Inc.

Gary L. Cook           Secretary and Treasurer of eVision since  February  1998,
                       and Chief  Financial  Officer of eVision since  September
                       1998. From 1994 to 1996, Mr. Cook was a principal of a small venture in which he had majority ownership, and from 1982 to 1994, was a Senior Manager for KPMG LLP where he managed all auditing services for several clients in various financial and other industries, and developed and implemented accounting, financial reporting and Commission reporting systems for growth companies.
                       Mr. Cook is a director of Global Med Technologies, Inc.

Directorships

     No director of eVision is a director of any other entity that has its securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or subject to the requirements of Section 15(d) of the 1934 Act except Messrs. Fai H. Chan, Trapp, Busch, Fong, Cook and Tony T. W. Chan who are directors of Global Med Technologies, Inc. and Messrs. Fai H. Chan and Trapp who are directors of Asia SuperNet Corporation.

Executive Compensation

     The following table provides certain information pertaining to the compensation paid by eVision and its subsidiaries during eVision's last three fiscal years for services rendered by Fai H. Chan, the Chairman of the Board and the President of eVision, and Gary L. Cook, the Chief Financial Officer, Secretary and Treasurer of eVision.

                                            Summary Compensation Table

                                                                              Long Term
                                                                            Compensation
                                                 Annual Compensation           Awards
                                           -------------------------------  -----------
                              Fiscal Year  Other
Name and                      Ended        Annual                            Securities         All Other
                              Septem-      Compensa-                         Underlying         Compensa-
Principal Position            ber 30,      sation($)   Salary($)   Bonus($)   Options(#)          tion($)
------------------            ------       --------    -------     -------   ----------         --------
Fai H. Chan ................   1999           --          --        --       9,000,000(1)          --
 Chairman of the Board .....   1998           --          --        --           --                --
 of Directors and ..........   1997           --          --        --           --                --
 President
Gary L. Cook ...............   1999        131,537        --        --         500,000(2)        5,960(3)
 Chief Financial ...........   1998        100,728        --        --           --              4,092(3)
 Officer, Secretary ........   1997         90,000        --        --           --              3,344(3)
 and Treasurer

----------------------

(1) On January 28, 1999, Mr. Chan was granted a ten year option to purchase 8,000,000 shares of common stock at an exercise price of $0.30, which is currently exercisable. On November 25, 1998, he also was granted options to purchase 1,000,000 shares of common stock at an exercise price of $0.20, 200,000 of which are currently vested. None of the 200,000 vested options are exercisable until and unless the basic earnings per share for any fiscal year commencing with the fiscal year ended September 30, 1999 are equal to or exceed $0.10 per share.

(2) On November 25, 1998, Mr. Cook was granted a ten year option to purchase 500,000 shares of common stock at an exercise price of $0.20, 400,000 of which are subject to certain conditions. On January 16, 2000, options to purchase 80,000 shares of common stock at an exercise price of $0.20 were cancelled and new options to purchase 240,000 shares of common stock were granted at an exercise price of $2.875. The new options are exercisable immediately.


(3)  Represents  matching  contributions  to  a  401(k),   disability  insurance
     premiums and savings plan for 1999, 1998 and 1997 and health club dues for 1997.

Information Pertaining to Options of Certain Officers

     The following table provides information with respect to Fai H. Chan and Gary L. Cook concerning unexercised options to purchase eVision's common stock held by them as of the end of the fiscal year ended September 30, 1999:

                                           Fiscal Year End Option Values

                                  Number of Securities                     Value of Unexercised
                                 Underlying Unexercised                    In-the-Money Options
                               Options at Fiscal Year End                   at Fiscal Year End
Name                           Exercisable/Unexercisable               Exercisable/Unexercisable(1)
----                           -------------------------               ----------------------------

Fai H. Chan                      8,000,000 / 1,000,000                      $960,000 / $220,000
Gary L. Cook                        33,333 / 466,667                         $7,333 / $102,667

--------------------

(1) Calculated by multiplying the difference between the exercise price and the closing bid price of $0.42 per share by the applicable shares. Does not give consideration to commissions or other market conditions.

     The following table sets forth the individual grants of stock options made during the fiscal year ended September 30, 1999, to each of the named executive officers:

                                     Option Grants in Last Fiscal Year

                                 Number of              Percent of Total
                                 Securities                  Options
                                 Underlying                Granted to
                                  Options                 Employees in
          Name                    Granted                 Fiscal Year             Exercise Price           Expiration Date
          ----                    -------                 -----------             --------------           ---------------

      Fai H. Chan                8,000,000                   42.2%                    $0.30               January 27, 2009
                                 1,000,000                    5.3%                    $0.20                  November 24,
                                                                                                                 2008

      Gary L. Cook                500,000                     2.6%                    $0.20                  November 24,
                                                                                                                 2008

Compensation Committee Interlocks and Insider Participation

     eVision has no compensation committee and no officer or employee or former officer of eVision or any of its subsidiaries during the fiscal year ended September 30, 1999 participated in deliberations with eVision's Board of Directors concerning executive officer compensation.

Stock Option Plans

     eVision has adopted the 1996 Incentive and Nonstatutory Option Plan. The 1996 Plan authorizes the granting of options to officers, directors, employees and consultants of eVision to purchase 1,250,000 shares of eVision's common stock. No option may be granted after April 8, 2006. As of May 15, 2000, no options were outstanding under the 1996 Plan.

     eVision also has adopted the September 1996 Incentive and Nonstatutory Option Plan. The September 1996 Plan authorizes the granting of options to purchase 15,000,000 shares of eVision's common stock. No options may be granted after April 8, 2006. As of May 15, 2000, options to purchase 5,687,009 shares of eVision's common stock at $.20 to $2.80 per share through December 31, 2010 were outstanding under the September 1996 Plan. Of such options, options to purchase approximately 588,935 shares were exercisable provided that options to purchase a total of 500,000 shares issued to two officers of eVision will not be exercisable until and unless basic earnings per share of eVision for any fiscal year commencing with the fiscal year ending September 30, 1999, are equal to or exceed $0.10 per share.

     As of May 15, 2000, eVision had also granted nonqualified stock options to purchase 12,287,333 shares of eVision's common stock to certain directors, officers, employees and consultants at exercise prices of between $0.20 and $2.875 per share. These options expire in 2008 and 2010. As of May 15, 2000, 8,430,000 of these options were exercisable.

Employee Stock Ownership Plan

     On September 22, 1989, eVision's Board of Directors adopted an employee stock ownership plan which provides in pertinent part that eVision may annually contribute tax deductible funds to the ESOP, at its discretion, which are then allocated to eVision's employees based upon the employees' wages in relation to the total wages of all employees in the ESOP.

     The ESOP provides that more than half of the assets in the ESOP must consist of eVision's common stock. The ESOP is administered by a board of trustees under the supervision of an advisory committee, both of which are appointed by eVision's Board of Directors. As of May 15, 2000, the ESOP owned 81,682 shares of eVision's common stock and no other marketable securities. The shares are contributed at the discretion of the Board of Directors. For the year ended September 30, 1999, no shares were contributed. Employees become vested in the shares of eVision's common stock after six years in the ESOP. Employees are 20% vested after two years, vesting an additional 20% each year up to 100% after six years in the ESOP.

Savings Plan

     eVision has two retirement saving plans covering all employees who are over 21 years of age and have completed one year of eligibility service. The plans meet the qualifications of Section 401(k) of the Internal Revenue Code. Under the plans, eligible employees can contribute through payroll deductions up to 15% of their base compensation. eVision makes a discretionary matching contribution equal to a percentage of the employee's contribution. Officers participate in the plans in the same manner as other employees.

     eVision has no other bonus, profit sharing, pension, retirement, stock purchase, deferred compensation or incentive plans.

Transactions with Management and Others and Certain Business Relationships

Global Med Technologies, Inc.

     Except for Robert Jeffers, Jr., all of the officers and directors of eVision are directors of Global Med Technologies, Inc. In April 1998, LIL Capital, Inc., that formerly was a wholly owned subsidiary of eVision and that was named Fronteer Capital, Inc., and Online Credit Limited committed to provide to Global Med lines of credit for up to $1,650,000 and $1,500,000, respectively, for a total combined loan commitment of $3,150,000 over the following twelve months. LIL Capital subsequently assigned its commitment to eBanker along with a warrant to purchase 5,000,000 shares of Global Med's common stock that was received with the commitment. The loans bear interest calculated at a rate of 12% per annum and will mature April 15, 2000.

     On October 7, 1998, eBanker, Online Credit, and Global Med entered into an agreement whereby eBanker purchased, Online Credit sold and Global Med consented to the sale of $1,000,000 principal amount of loans made by Online Credit to Global Med along with a warrant to purchase an aggregate of 4,000,000 shares of Global Med's common stock. eBanker paid Online Credit $1,100,000 for the loans and warrant. The loans and warrant purchased by eBanker were a portion of loans and warrant given pursuant to a joint loan commitment made by Online Credit and LIL Capital for the benefit of Global Med described above. As of May 31, 2000, Global Med had $2,650,000 outstanding on these lines of credit and eBanker held warrants to purchase an aggregate of 9,000,000 shares of Global Med's common stock.

     The $2,650,000 loan had been extended from April 15, 1999 until April 15, 2000, with the previous default conversion price of $0.05 per share increased to $0.25 per share. In April 2000, the principal and interest due date on the loan was further extended to January 2001 and the conversion feature was increased to the then market price per share of Global Med's common stock of $1.6875, in consideration of a financing fee payable in 78,519 shares of common stock of Global Med. If the accrued interest or principal of the loan is not repaid in 270 days the interest and principal due date will be automatically extended to April 15, 2001, and the loan will lose its conversion features. Interest will continue to accrue on the balance at 12% interest per annum and ten year warrants exercisable for common shares of Global Med at an exercise price of $0.50 will be issued to eBanker. The number of warrants will be equal to the entire principal and interest amount divided by the new exercise price. In October 1999, the Company entered into an agreement with Global Med and Online Credit for a bridge loan in the amount of $2,000,000 that was originally extended by Online Credit to Global Med. The line of credit was convertible, at Online Credit's option, into shares of Global Med's common stock at a price $1.15 per share. As of March 31, 2000, Global Med had drawn $1,700,000 on this line of credit. In April 2000, the principal and interest on the loan was further extended to January 2001, in consideration of a financing fee payable in 59,259 shares of common stock of Global Med. If the accrued interest or principal of the loan is not repaid in 270 days the interest and principal due date will be automatically extended to April 15, 2001, and the loan will lose its conversion features. Interest will continue to accrue on the balance at 12% per annum, and ten year warrants exercisable for common shares of Global at an exercise price of $0.50 will be issued to eBanker. The number of warrants will be equal to the entire principal and interest amount divided by the new exercise price. Global Med has drawn $2,000,000 on this line of credit.

     In May 1999, eBanker extended Global Med a $750,000 bridge loan commitment of which $750,000 was drawn as of March 31, 2000. Outstanding principal amounts under the loan were due December 31, 1999 and accrue at an interest rate of 12%. This loan was extended through September 30, 2000 for a fee payable in 13,275 shares of Global Med common stock. The loan is convertible into common shares of Global Med at $.50 per share. In April 2000, the principal and interest due date on the loan was further extended to January 1, 2001, in consideration of a financing fee payable in 22,222 shares of common stock of Global Med.

     On October 25, 1999, Global Med entered into a Lockup Agreement with eBanker and a Lockup Agreement with eVision. The agreements provide that eBanker and eVision will not, between October 25, 1999 and October 28, 2000, without Global Med's prior written consent, publicly offer, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, (i) warrants to purchase 9,000,000 shares of Global Med's common stock at $0.25 per share held by eBanker or the warrants to purchase 1,000,000 shares of Global Med's common stock at $0.25 per share held by eVision and (ii) any shares (the Shares, and, together with the warrants, the Securities) of common stock issuable upon the exercise of the warrants; provided, however, that eBanker or eVision may offer, sell, contract to sell, grant an option for the sale of, or otherwise dispose of all or any part of the Securities or other such security or instrument of Global Med during such period if such transaction is private in nature and the transferee of such Securities or other securities or instruments agrees, prior to such transaction, to be bound by all of the provisions of the lockup agreements. In exchange for entering into the agreements, eBanker and eVision were issued 450,000 shares and 50,000 shares of common stock of Global Med, respectively.

     In addition, the agreements provide (i) eBanker and eVision will not be restricted from disposing of the Securities in the event that an unaffiliated third party commences a tender offer for the outstanding common stock, and (ii) eBanker and eVision will not be restricted from disposing of 450,000 and 50,000 shares, respectively, of the Securities in the aggregate if the closing sale price for the Global Med common stock on the principal market on which it then trades equals or exceeds $5.00 per share for any ten consecutive trading day period preceding the date of such sale, and (iii) that there will be no restrictions upon the ability of eBanker or eVision to exercise the warrants.

Online Credit International Limited

     Messrs. Fai H. Chan, Robert H. Trapp, Kwok Jen Fong and Tony T.W. Chan are all directors of Online International, and Mr. Fai H. Chan is the Chairman and Managing Director of Online International.

Convertible Debentures

     eVision previously sold Online Credit a ten year $4,000,000 10% convertible debenture that is convertible into shares of common stock of eVision at a price of $0.53125 per share until December 15, 2007, unless sooner paid, and an option to purchase an $11,000,000 10% convertible debenture that was convertible into shares of common stock of eVision at a price of $0.61 per share until ten years from the date of issue unless sooner paid. Subsequently, Online Credit partially exercised the option and purchased additional 10% convertible debentures totaling $2,500,000. On September 23, 1998, Online Credit and eVision agreed to amend the terms of the remaining $8,500,000 of the $11,000,000 10% convertible debenture by increasing the interest rate to 12%, changing the conversion price to the lower of $0.35 or the fair market value per share and changing the default conversion price to $0.10 per share. As of December 31, 1999, Online Credit had purchased a total of $8,000,000 of convertible debentures, of which $1,000,000 were purchased during the year ended September 30, 1999. The option to purchase the $11,000,000 12% convertible debenture has $7,000,000 available remaining under option. The principal is due in ten years, except for one installment of $500,000 that was due March 1999. The installment due date was extended to March 2000. eVision paid Online Credit a fee of 5%, or $25,000, paid in 44,092 common shares of eVision for the extension as determined by the average closing bid price of eVision's common stock for 15 business days prior to March 23, 1999, or $0.567 per share.

     Each 12% convertible debenture that Online Credit or its designee receives will bear interest at a rate of 12% per annum and interest only will be payable quarterly with the final payment of the entire unpaid principal balance and all accrued and unpaid interest, if not sooner paid, due and payable five years after the date of issuance. Interest is payable in cash or in shares of eVision's common stock at the election of Online Credit or its designee. Each 12% convertible debenture will be convertible into shares of eVision's common stock at a price equal to the lower of $0.35 or the market price of eVision's common stock at the time of conversion. In the case of default, the conversion price will be $0.10 per share of eVision's common stock.

     Interest payments of approximately $1,215,656 that were accrued through September 30, 1999, arising out of convertible debentures acquired pursuant to the convertible debenture agreement, were paid by the issuance of 2,410,800 shares of common stock. Subsequently, 1,276,431 shares of common stock were issued for accrued interest through June 30, 2000. The values of the shares of common stock were determined in accordance with the convertible debenture agreement. eVision has not issued any additional shares of its common stock to pay accrued interest arising out of the convertible debentures between October 1, 1999 and February 28, 2000.

Convertible Series B-1 Preferred Stock Dividend Guaranty

     Online International has guaranteed through October 31, 2002, the payment of each annual 8% cash dividend on the Convertible Series B-1 Preferred Stock that is being offered by eVision if such dividend is not paid by eVision. In consideration for making such guaranty, eVision issued an affiliate of Online International 250,000 shares of eVision's common stock which had a value of $62,500 based on the closing price of $0.25 per share of the common stock on the date of the agreement. If Online International is required to make payment as a result of its guaranty, Online International or its designee will receive a 12% convertible debenture equivalent to the amount that Online International is required to pay on the guaranty unless the act of eVision in giving Online International or its designee the 12% convertible debenture would be deemed to be an illegal distribution under the Colorado Business Corporation Act. In such event, Online International or its designee would receive, instead of a 12% convertible debenture, the number of shares of common stock as is equal to the total amount of the dividend paid divided by 90% of the conversion price of the common stock as defined in the 12% convertible debenture. In general, the conversion price of the convertible debenture will be the market price of the common stock on the date of conversion.

     Online International has advised eVision that Online International would, at this time, have sufficient liquid assets to pay on its guaranty if it were required to do so. There are no assurances, however, that Online International will have sufficient assets to pay on its guaranty if it were required to do so in the future.

LIL Capital, Inc.

     Since January 1, 1998, LIL Capital, which received the proceeds of the $4,000,000 convertible debenture purchased by Online Credit in December 1997 pursuant to the convertible debenture agreement, used a portion of the proceeds to purchase shares of the common stock of Online International in open market transactions on the Hong Kong Stock Exchange. Fai H. Chan and Robert H. Trapp are the directors and officers of LIL Capital and are directors of Online International, which owns Online Credit. In addition, Mr. Chan beneficially owns approximately 11% of the outstanding common stock of Online International. LIL

Capital was sold by eVision in July 1999 for $3,000,000, which was paid in the form of $150,000 cash at closing and a promissory note in the amount of $2,850,000, due in one year and bearing interest at a rate of 14% per annum.

     On March 21, 2000, Ladsleigh sold eVision a ten year option to reacquire all of the outstanding stock of LIL Capital. The price of the option was
$250,000. eVision exercised the option on July 1, 2000, by canceling the $2,850,000 promissory note and all accrued interest thereon that was issued by Ladsleigh to eVision in connection with the purchase by Ladsleigh of LIL Capital. The assets of LIL Capital consisted primarily of the assets previously sold to Ladsleigh. Call options for 109,600,000 shares of Online International that were included as a part of the assets of LIL Capital have been sold by LIL Capital to unaffiliated parties. An option for 100,000,000 shares had an exercise price of approximately $0.046 per share and an option for 4,600,000 shares had an exercise price of approximately $0.052 per share. Neither of these two options could be exercised until the common stock of Online International traded at approximately $0.19 per share or higher. The remaining option for 5,000,000 shares was exercisable at an average price of approximately $0.052 per share. All of the options expired on July 25, 2000.

eBanker

     Messrs. Fai H. Chan, Kwok Jen Fong and Robert H. Trapp are directors of eBanker and Messrs. Fai H. Chan, Robert H. Trapp and Gary L. Cook are officers of eBanker. In March, 1999, the board of directors of Fronteer Development, with the approval of eVision, agreed to cause Fronteer Development to merge into eBanker USA.com, Inc., which was a Colorado corporation formed for the merger. The merger was effective March 4, 1999. As a result of the merger, the Fronteer Development Class B Common Stock, which had a 30 to 1 voting preference and was owned by eVision (giving eVision 96% of the voting power and 46% of the equity interest), was exchanged for an equivalent number of shares of eBanker common stock. The eBanker common stock has one vote per share. After the merger, eVision held 46% of the voting and equity interest in eBanker. In addition, the articles of incorporation of eBanker designated a share of Series A Preferred Stock. The Series A Preferred Stock gives the holder 50% of the vote in the election of Directors of eBanker. eBanker sold the Series A Preferred Stock for $1,000 to eVision.

     eBanker has entered into a management agreement with eVision to assist in the management of eBanker's business including providing assistance in (i) the identification of lending opportunities, (ii) credit analysis of potential borrowers, (iii) structure of loans, including yield-enhancing equity participation and collateral arrangements and (iv) administration of loans. In exchange for such services, eVision is entitled to an annual fee equal to 10% of eBanker's pretax profits as determined from eBanker's annual audited financial statements. eBanker paid a fee of $87,695 to eVision during eVision's fiscal year ended September 30, 1999. During the fiscal year ended September 30, 1999, eBanker incurred $80,000 in costs and expenses outside the terms of the management agreement that were paid for by eVision and reimbursed by eBanker.

     Fronteer Development Finance Inc., a Delaware corporation, was incorporated in the state of Delaware in March 1998 to operate as a finance company. Fronteer Income Growth Inc., a wholly owned subsidiary of Fronteer Development, was incorporated in September 1998 under the International Business Companies Ordinances of the Territory of the British Virgin Islands. In March 1999, Fronteer Development was merged into eBanker USA.com, Inc., a Colorado corporation, formed primarily for the purpose of effectuating a name change to eBanker and becoming a Colorado corporation. eBanker is a consolidated subsidiary of eVision. eVision owns all of the outstanding preferred stock of eBanker which entitles eVision to 50% of the votes to elect the members of the board of directors. During March and April 2000, eVision purchased 56,000 shares of eBanker common stock, 280,000 common stock warrants and $560,000 of convertible debentures from various eBanker shareholders for $571,628. eVision also purchased 307,692 shares of common stock from eBanker for $1,999,998. As a result, eVision owns 40% of the outstanding common stock of eBanker.

Q6 Technologies, Inc.

     Messrs. Fai H. Chan and Jeffrey M. Busch are directors of Q6 Technologies, Inc., and Messrs. Jeffrey M. Busch and Gary L. Cook are officers of Q6 Technologies. In June 1999, eVision entered into an exchange and sale of stock agreement with Q6 Technologies. Pursuant to the agreement eVision agreed to exchange its 130,494,385 shares of Secutron common stock, which represented 72.80% of the outstanding common stock, and $100,000 for 5,555,556 shares of Class B common stock of Q6 Technologies.

     Q6 Technologies determined that the Secutron business was not an appropriate part of Q6 Technologies' long-term business strategy. Effective December 17, 1999, Q6 Technologies sold its ownership interests in Secutron and its wholly owned subsidiary, MidRange, back to eVision in return for the cancellation of 5,000,000 shares of Class B Common Stock of Q6 Technologies previously issued to eVision.

     eVision continues to hold 944,444 shares (21% as of March 31, 2000) of the outstanding Class A Common Stock and 555,556 shares (7% as of March 31, 2000) of the outstanding Class B Common Stock of Q6 Technologies, which represented 19% of the total voting rights of Q6 Technologies at that time. eVision's subsidiary, American Fronteer, also acquired 500,000 shares of Class B Common Stock of Q6 Technologies in February 2000. The holders of Class A Common Stock and Class B Common Stock of Q6 Technologies have 10 votes, and one vote, respectively, for each share held in their name and the Class A Common Stock and the Class B Common Stock vote together as a single class on all matters as to which holders of common stock of Q6 Technologies are entitled to vote.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth as of May 15, 2000, the number of shares of eVision's outstanding common stock beneficially owned by each of eVision's current directors and executive officers, sets forth the number of shares of eVision's common stock beneficially owned by all of eVision's current executive officers and directors as a group, and sets forth the number of shares of common stock owned by each person who owned of record, or was known to own beneficially, more than 5% of eVision's outstanding shares of common stock and outstanding shares of Convertible B-1 Preferred Stock:


                                               Amount and
                                                Nature of
Name and Address of Beneficial                 Beneficial            Percent of
Owner or Name of Officer or Director           Ownership(l)(2)         Class(2)
------------------------------------           ---------------       ----------

Fai H. Chan                                   52,714,027(3)(9)          75%
Bank of Communications Tower
10th Floor
231-235 Gloucester Road
Wanchai, Hong Kong 040

Tony T. W. Chan                                   30,000(4)             **%
1700 Lincoln Street, 32nd Floor
Denver, Colorado  80203

Robert H. Trapp                                  380,000(5)(6)           2%
1700 Lincoln Street, 32nd Floor
Denver, Colorado 80203

Kwok Jen Fong                                    150,000(6)(7)          **%
7 Temasek Blvd #43-03
Suntec Tower One
Singapore  038987

Jeffrey M. Busch                                 110,000(8)             **%
3828 Kennett Pike, Suite 206
Greenville, DE  19807

Robert Jeffers, Jr.                                9,500                **%
6101 16th St. SW Suite 511
Washington, DC  20011

Gary L. Cook                                     286,949(9)              1%
1700 Lincoln Street, 32nd Floor
Denver, Colorado  80203

All officers and directors                    53,680,476(10)            76%
As a group (7 persons)

Online Credit International Limited           44,514,027(10)            72%
Bank of Communications Tower
10th Floor
231-235 Gloucester Road
Wanchai, Hong Kong 040

**Less than 1%.

(1) Except as indicated below, each person has the sole voting and/or investment power over the shares indicated.

(2) None of the persons owns any shares of Convertible Series B-1 Preferred Stock. Holders of outstanding shares of Convertible B-1 Preferred Stock will vote on all matters together as a class with the holders of outstanding shares of common stock. Therefore, the "Percent of Class" column is calculated as a percentage of a class that includes the outstanding common stock and the outstanding Convertible B-1 Preferred Stock.

(3) Includes 8,200,000 shares underlying stock options, of which 200,000 shares are exercisable only if the basic earnings per share of the Company for any fiscal year commencing with the fiscal year ended September 30, 1999, are equal to or exceed $0.10 per share. Also includes 44,514,027 shares of Common Stock beneficially owned by Online Credit International Limited. Mr. Chan is an executive officer, a director and an 11% stockholder of Online International.

(4)  Consists of 30,000 shares underlying warrants.

(5) Consists of 360,000 shares underlying stock options and 20,000 shares underlying warrants.

(6) Messrs. Trapp and Fong are directors of Online International. Messrs. Trapp and Fong disclaim beneficial ownership of the shares beneficially owned by Online International.

(7)  Consists of 150,000 shares underlying stock options.

(8)  Includes 100,000 shares underlying stock options.

(9)  Consists  of  240,000  shares  underlying  stock  options,   30,000  shares
     underlying warrants and 16,949 shares held in eVision's 401k Plan.

(10) Includes 35,913,487 shares underlying convertible debentures owned or that may be acquired upon exercise of an option. Online International is the parent company of Heng Fung Capital [S] Private Limited. Heng Fung Private is the parent company of Online Credit Ltd. 44,264,027 of the shares beneficially owned by Online International are beneficially owned by Heng Fung Private, of which 39,570,886 of the shares are beneficially owned by Online Credit. Of the 39,570,886 shares beneficially owned by Online Credit, 35,913,487 of the shares are beneficially owned pursuant to a convertible debenture agreement.

Limitation of Liability and Indemnification

     eVision's articles of incorporation state that the liability of a director of eVision to eVision shall be eliminated to the fullest extent permitted under applicable Colorado law, as well as by any statutory amendments that expand the elimination or limitations of such liability. The articles further provide that any repeal or modification of the applicable section by stockholders of eVision shall not adversely affect any right or protection of a director of eVision existing at the time of such repeal or modification.

     eVision's articles of incorporation provide that pursuant to applicable state law, each director, officer, employee, fiduciary or agent of eVision (and his heirs, executors and administrators) shall be indemnified by eVision against expenses reasonably incurred by or imposed upon him in connection with or arising out of any action, suit or proceeding in which he may be involved or to which he may be made a party by reason of his being or having been a director, officer, employee, fiduciary or agent of eVision, or at its request of any other corporation of which it is a shareholder or creditor and from which he is not entitled to be indemnified (whether or not he continues to be a director, officer, employee, fiduciary or agent at the time of imposing or incurring such expenses), except in respect of matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct. Subject to applicable state law, in the event of a settlement of any such action, suit or proceeding, indemnification shall be provided only in connection with such matters covered by the settlement as to which eVision is advised by counsel that the person to be indemnified did not commit a breach of duty.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and control persons of eVision pursuant to the foregoing provisions, or otherwise, eVision has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

                        MARKET FOR eVISION'S COMMON STOCK
                         AND RELATED STOCKHOLDER MATTERS

Market Information

     eVision's common stock was traded on the Nasdaq SmallCap Market under the symbol FDIR from March 27, 1989 to October 21, 1998, when it began trading on the OTC Bulletin Board. eVision's common stock is now traded under the symbol EVIS. The following table shows the range of high and low closing bid quotations for the common stock, for each quarterly period from October 1, 1997 through March 31, 2000. These quotations represent prices between dealers and do not include retail markups, markdowns, or commissions and may not necessarily represent actual transactions.


     Fiscal Quarter Ended:                       High             Low
     --------------------                        ----             ---

         March 31, 2000                      $   5.000       $   2.031
         December 31, 1999                       2.640           0.395
         September 30, 1999                      0.910           0.420
         June 30, 1999                           1.280           0.460
         March 31, 1999                          0.875           0.180
         December 31, 1998                       0.375           0.063
         September 30, 1998                      0.813           0.313
         June 30, 1998                           1.031           0.688
         March 31, 1998                          1.281           0.656
         December 31, 1997                       0.750           0.406

     Trading in eVision's common stock is currently conducted in the non-Nasdaq over-the- counter market in what is commonly referred to as the electronic bulletin board. As a result, an investor may find it more difficult to dispose of or to obtain accurate quotations as to the market value of eVision's common stock. In addition, eVision is subject to a rule promulgated by the Commission which provides that various sales practice requirements are imposed on broker/dealers who sell eVision's common stock to persons other than established customers and accredited investors. For these types of transactions, the broker/dealer has to make a special suitability determination for the purchaser and have received the purchaser's written consent to the transactions prior to sale. Consequently, the rule may have an adverse effect on the ability of broker/dealers to sell eVision's common stock, which may affect the ability of purchasers to sell eVision's common stock in the market.

Holders

     As of May 15, 2000, eVision had approximately 5,500 holders of record of its common stock.

Dividends

     eVision has not declared cash dividends on its common stock since its inception and eVision does not anticipate paying any dividends in the foreseeable future. eVision is currently precluded from paying dividends on its common stock by a convertible debenture agreement.

                             SELLING SECURITYHOLDERS

     The following tables set forth certain information regarding the shares of common stock owned as of August 10, 2000, by each selling securityholder as adjusted to reflect the sale by all selling securityholders of the shares of common stock offered in this prospectus. The tables indicate:

      o any position, office or other material relationship with eVision that the selling securityholder had within the past three years;

      o eVision's estimate, assuming no gifts, pledges or sales pursuant to Rule 144, of the number of shares of common stock owned by such selling securityholder prior to the offering; and

      o the maximum number of shares of common stock to be offered for such selling securityholder's account and the amount and the percentage (if one percent or more and calculated as if the selling security holder were the sole seller of shares pursuant to this prospectus) of the shares of common stock to be owned by the selling securityholder after completion of the offering (assuming the selling securityholder sells the maximum number of shares of common stock).

     The tables do not include any shares of common stock that may be owned by a selling securityholder in a 401(k) plan or that may be issuable to a selling securityholder upon the exercise of options or other warrants.

     The selling securityholders are not required, and may choose not, to sell any of their shares of common stock. Further, certain of the selling securityholders may have already sold their shares of common stock prior to the date of this prospectus.

                                                                               Shares
                                                                               Being
                                                          Shares              Offered              Shares           Percent of
                                                           Owned                That               Owned           Outstanding
                                                         Prior to             Underly              After          Shares Owned
Name                                                     Offering             Warrants            Offering        After Offering
----                                                     --------             --------            --------        --------------
Ableman, Robert L.....................................   100,000               50,000               50,000              *

Adams, Greg ..........................................    10,000                5,000                5,000              *

Adams, Greg, IRA .....................................    30,000               15,000               15,000              *




                                       53

                                                                               Shares
                                                                               Being
                                                          Shares              Offered             Shares           Percent of
                                                           Owned                That               Owned           Outstanding
                                                         Prior to             Underly              After          Shares Owned
Name                                                     Offering             Warrants            Offering        After Offering
----                                                     --------             --------            --------        --------------
Alfano, Michael J.....................................    50,000               25,000               25,000              *

Alix Lowen Brown Trust ...............................    14,000                7,000                7,000              *

Amantea Restaurant, Inc. .............................    50,000               25,000               25,000              *

American Fronteer Financial Corporation (2) ..........   144,274              144,274                  --               *

Amos, Marshall C .....................................    50,000               25,000               25,000              *

Andriani, Michael & Robert ...........................    72,000               36,000               36,000              *

Argo, Harry M ........................................    25,000               12,500               12,500              *

Artzer, Dennis C., M.D ...............................   100,000               50,000               50,000              *

Bacon, William and Cheryl ............................    10,000                5,000                5,000              *

Bagnulo, Mike(1) .....................................     3,000                3,000                  --               *

Baier, David D .......................................    25,000               12,500               12,500              *

Baldwin, C. Lewis ....................................    34,090               17,045               17,045              *

Baldwin, Charles P. and Carolyn S ....................    50,000               25,000               25,000              *

Barbara A. Drake, Trustee u/a DTD 1/27/94 ............    50,000               25,000               25,000              *
FBO Barbara A. Drake, et al.

Barnett, Robert E. and Deidre M ......................    50,000               25,000               25,000              *

Basile, Joseph A. and Mary S .........................    50,000               25,000               25,000              *

Beard, John H. and Karen J ...........................    50,000               25,000               25,000              *

Belcher, Richard G. and Hays, Frances P ..............    50,000               25,000               25,000              *

Bell, Clay ...........................................   110,000               55,000               55,000              *

Blackman, IV, Edward G. (1) ..........................    20,000               20,000                 --                *

Blosfeld, Jerald W ...................................   100,000               50,000               50,000              *

Bobich, Jody(1) ......................................     1,000                1,000                 --                *

Bondra, Peter and Luba ...............................   200,000              100,000              100,000              *

Boney, Samuel D ......................................    25,000               12,500               12,500              *



                                       54

                                                                               Shares
                                                                               Being
                                                          Shares              Offered             Shares           Percent of
                                                           Owned                That               Owned           Outstanding
                                                         Prior to             Underly              After          Shares Owned
Name                                                     Offering             Warrants            Offering        After Offering
----                                                     --------             --------            --------        --------------
Branscome, Darrell R .................................    25,000               12,500               12,500              *

Brown, Gilbert M .....................................    50,000               25,000               25,000              *
Martino, Lawrence P.
Eagle, Charles - JTWROS

Buckner, Jerry .......................................    50,000               25,000               25,000              *

Bustillos, Fran(1) ...................................     1,000                1,000                 --                *

Carlim, Inc. d/b/a Crusoe's ..........................    50,000               25,000               25,000              *

Carvell, John ........................................    65,000               32,500               32,500              *

Caslavka, Lynne and Georgina .........................    25,000               12,500               12,500              *

Chan, Tony(1) ........................................    30,000               30,000                 --                *

Chancy, Phyllis ......................................    50,000               25,000               25,000              *

Chancy, Phyllis ......................................    20,000               10,000               10,000              *

Chandler, Michael and Cindy ..........................    32,000               16,000               16,000              *

Chen, Winston(1) .....................................     1,000                1,000                 --                *

Cobb, James B ........................................    50,000               25,000               25,000              *

Cohen, Alan David ....................................    25,000               12,500               12,500              *

Coker, Robert E ......................................    50,000               25,000               25,000              *

Colarusso, Antonio Antonio ...........................    56,000               28,000               28,000              *
   Scacciavillani, Fabio

Comer, Cralle Z ......................................    50,000               25,000               25,000              *

Consulting Gov't on Procurement, J S Sansone .........   110,000               55,000               55,000              *

Contract Systems Installations, Inc. .................    20,000               10,000               10,000              *

Cook, Gary(1) ........................................    30,000               30,000                 --                *

Courembis, John L. and Miriam G ......................    50,000               25,000               25,000              *

Croonquist, Robert D .................................   450,000              225,000              225,000              *

Davis, Roger(1) ......................................     3,000                3,000                 --                *

Deeds, David E .......................................   400,000              200,000              200,000              *

Dominick, Kathy(1) ...................................     2,000                2,000                 --



                                       55

                                                                              Shares
                                                                               Being
                                                          Shares              Offered             Shares           Percent of
                                                           Owned                That               Owned           Outstanding
                                                         Prior to             Underly              After          Shares Owned
Name                                                     Offering             Warrants            Offering        After Offering
----                                                     --------             --------            --------        --------------
Donnelly, Jerry(1) ...................................     7,500                7,500                 --                *

Elliott, Wendell D ...................................    70,000               35,000               35,000              *

Ellison, Richard L ...................................    80,000               40,000               40,000              *

Erickson, John F .....................................    30,000               15,000               15,000              *

Fiorino, Thomas D ....................................    50,000               25,000               25,000              *

Fishbein, Steve(1) ...................................     4,000                4,000                 --                *

Flynn Investments ....................................   100,000               50,000               50,000              *

Flynn, Terri L .......................................   100,000               50,000               50,000              *

Folio, Andrew ........................................    70,000               35,000               35,000              *

Folio, Stephen and Diane S. Folio ....................    50,000               25,000               25,000              *

Ford, Dennis .........................................    32,000               16,000               16,000              *

Francis Electric .....................................    50,000               25,000               25,000              *

Gamello, Bill(1) .....................................     3,000                3,000                 --                *

Gamello, Guy(1) ......................................     5,000                5,000                 --                *

Garner R. Stroud Living Trust, Garner R ..............   100,000               50,000               50,000              *
   Stroud TTEE DTD 5/6/86

Gerson, Ervin H ......................................    25,000               12,500               12,500              *

Gerson, Ervin H., P.C., MPPP and Ervin H ............     11,640                5,820                5,820              *
Gerson Trustee

Gerson, Ervin H., P.C., PSRP and Ervin H ............     13,360                6,680                6,680              *
Gerson Trustee

Gilbert Brown Associates, Ltd. Profit Sharing .......     21,000               10,500               10,500              *
Trust

Gilbert M. Brown IRA ................................     15,000                7,500                7,500              *

Goddard, Kennith L ..................................    100,000               50,000               50,000              *

Goodwin, William Bruce ..............................     72,000               36,000               36,000              *

Gotthelf, William A .................................     25,000               12,500               12,500              *

Gozlan, Maurice and Stacy ...........................    200,000              100,000              100,000              *

                                       56

                                                                               Shares
                                                                               Being
                                                          Shares              Offered             Shares           Percent of
                                                           Owned                That               Owned           Outstanding
                                                         Prior to             Underly              After          Shares Owned
Name                                                     Offering             Warrants            Offering        After Offering
----                                                     --------             --------            --------        --------------
Graham, Nancy P .....................................       50,000             25,000               25,000              *

Great Atlantic Graphics, Inc. .......................       50,000             25,000               25,000              *

Green, Ronald P .....................................      100,000             50,000               50,000              *

Grundeman, Frederic E ...............................       30,000             15,000               15,000              *

Gutirrez, Mae(1) ....................................        1,000              1,000                 --                *

Gwyn, Clayborne B ...................................       50,000             25,000               25,000              *

Hampson, John K .....................................       50,000             25,000               25,000              *

Hawkins, Russell and Temby, Margot ..................       60,000             30,000               30,000              *

Hayes, Frances ......................................       50,000             25,000               25,000              *

Herring, Sara(1) ....................................        1,000              1,000                 --                *

Higgins, Kenneth R. and Sherry A ....................       25,000             12,500               12,500              *

Hoherz, David G. and Debra K ........................       30,000             15,000               15,000              *

Holman, Mark(1) .....................................        3,000              3,000                 --                *

Imhoff, Lowell Dean .................................       25,000             12,500               12,500              *

Jancso, James D. and Camille U ......................       60,000             30,000               30,000              *

Janes, Roger V ......................................       25,000             12,500               12,500              *

Johnson, Donna(1) ...................................        3,000              3,000                 --                *

Johnson, Robert L ...................................      110,000             55,000               55,000              *

Kausch, Bob(1) ......................................       12,500             12,500                 --                *

Kay, Richard ........................................      200,000            100,000              100,000              *

Keith, Lawrence and Jeanne, JTWROS ..................       40,000             20,000               20,000              *

Kennefick, James F ..................................      100,000             50,000               50,000              *

Kerr, Laura(1) ......................................        3,000              3,000                 --                *

Kirkpatrick Petis Cust. for Charles E ...............      150,000             75,000               75,000              *
Nightengale, IRA

Kittrell, Floyd L. and Rush F .......................      119,000             59,500               59,500              *

Klinghoffer, Edward M ...............................       50,000             25,000               25,000              *



                                       57

                                                                               Shares
                                                                               Being
                                                          Shares              Offered             Shares           Percent of
                                                           Owned                That               Owned           Outstanding
                                                         Prior to             Underly              After          Shares Owned
Name                                                     Offering             Warrants            Offering        After Offering
----                                                     --------             --------            --------        --------------
Komatz Joint Account ................................       50,000             25,000               25,000              *

Krueger, Ross T., M.D ...............................       60,000             30,000               30,000              *

Larry Silverstein IRA ...............................      100,000             50,000               50,000              *

Laseter, Bill(1) ....................................        3,000              3,000                 --                *

Lazzara, Joseph E ...................................       50,000             25,000               25,000              *

Lee, Forrest and Mary ...............................       60,000             30,000               30,000              *

Lee, Jr., F. Walton .................................       60,000             30,000               30,000              *

Lentine, Amy(1) .....................................        3,000              3,000                 --                *

Leonard, Richard John Nicholl .......................       97,000             48,500               48,500              *

Leopoldus, Julie(1) .................................        2,000              2,000                 --                *

Lindvall, Jon R. and Laurie A .......................       20,000             10,000               10,000              *

Lippert, Donald J ...................................        8,000              4,000                4,000              *

Loewenstein, Mark A .................................       60,000             30,000                30,000             *

Lojko, Marie(1) .....................................       10,000             10,000                  --               *

Lutz, James .........................................       20,000             10,000                10,000             *

Madfis, John ........................................       25,000             12,500                12,500             *

Manuel, E. Pat ......................................      100,000             50,000                50,000             *

Mason, Gary R., M.D .................................       50,000             25,000                25,000             *

McClanahan, William I. And Barbara T ................       50,000             25,000                25,000             *

McCoy, Daniel W .....................................       30,000             15,000                15,000             *

McGuire, Maja(1) ....................................        1,000              1,000                  --               *

McIntosh, Jenni(1) ..................................        1,000              1,000                  --               *

McKee, Del J ........................................       20,000             10,000                10,000             *

McLeod, Latrelle S ..................................       50,000             25,000                25,000             *

Mercantile Bank Custodian for Cotton-O'Neil .........      150,000             75,000                75,000             *
Clinic PA Profit Sharing Plan



                                       58

                                                                               Shares
                                                                               Being
                                                          Shares              Offered             Shares           Percent of
                                                           Owned                That               Owned           Outstanding
                                                         Prior to             Underly              After          Shares Owned
Name                                                     Offering             Warrants            Offering        After Offering
----                                                     --------             --------            --------        --------------
Mercantile Bank of Topeka for Cotton-O'Neil .........      200,000            100,000              100,000              *
Clinic Employees Profit Sharing Trust FBO
Howard N. Ward

Meyers, Michael A ...................................       16,000              8,000                8,000              *

Moran, John L .......................................      100,000             50,000               50,000              *

Motarjeme, Rich(1) ..................................       20,000             20,000                 --                *

Nakamura, Tadahiko ..................................      560,000            280,000              280,000            1.22%

Novey, Kurt(1) ......................................       10,000             10,000                 --                *

Nuckols, Jr., Harry T ...............................       50,000             25,000               25,000              *

Online Credit, Ltd. (3) .............................   19,570,886         15,913,487            3,657,399            8.99%

Padilla, Joe(1) .....................................       10,000             10,000                 --                *

Palermo, Romaine ....................................       77,500             38,750               38,750              *

Pearson, Wilbert D ..................................       50,000             25,000               25,000              *

Pettett, Charles L ..................................       50,000             25,000               25,000              *

Pholeric, John F., Jr ...............................       50,000             25,000               25,000              *

Pickels, Curtis L., IRA .............................       50,000             25,000               25,000              *

Pierantozzi, Al(1) ..................................       20,000             20,000                 --                *

Pivonka, Michal and Renata ..........................      200,000            100,000              100,000              *

PM2  Money Purchase Plan Trust ......................       50,000             25,000               25,000              *
Trustee:  Joseph F. Hering

Poole, Vannette F ...................................      100,000             50,000               50,000              *

Powell, Charlie(1) ..................................        1,000              1,000                 --                *

Powers, Bill(1) .....................................       10,000             10,000                 --                *

Pyle, Robert C ......................................       50,000             25,000               25,000              *

Rasure, Richard and Sidney ..........................       28,000             14,000               14,000              *

Rauschkolb, Edward ..................................       25,000             12,500               12,500              *

Reinstein, Mark E. (1) ..............................       20,000             20,000                 --                *

Reitan, Ralph M .....................................      500,000            250,000              250,000            1.00%



                                       59

                                                                               Shares
                                                                               Being
                                                          Shares              Offered             Shares           Percent of
                                                           Owned                That               Owned           Outstanding
                                                         Prior to             Underly              After          Shares Owned
Name                                                     Offering             Warrants            Offering        After Offering
----                                                     --------             --------            --------        --------------
Riemensnider, Heather(1) ............................        3,000              3,000                 --                 *

Road & Show Cellular Eng-Chye Low ...................       50,000             25,000               25,000               *

Robert T. Marsh Trust, Robert T. and Helen J ........       20,000             10,000               10,000               *
Marsh Co-Trustees

Rollins, Lawson .....................................       50,000             25,000               25,000               *

Ruggiero, Richard J. and Maryanne ...................       50,000             25,000               25,000               *

Rutherford, Jim(1) ..................................        5,000              5,000                 --                 *

Samu, Michael(1) ....................................        1,000              1,000                 --                 *

Sauble, George R ....................................       20,000             10,000               10,000               *

Schelich, Ardell J., Trustee ........................      100,000             50,000               50,000               *

Schulze, Donna ........................................     10,000             10,000                --                  *

Schumacher, Eugene P. and Mary H ......................     50,000             25,000               25,000               *

Sears, Patricia A., IRA ...............................     72,000             36,000               36,000               *

Sharpoo, Inc. .........................................     20,000             10,000               10,000               *

Shipp, Bernard ........................................    100,000             50,000               50,000               *

Shirley, Edward Wendell & Jane Rose ...................     50,000             25,000               25,000               *
JTWROS

Shuster, John(1) ......................................     30,000             30,000                 --                 *

Silverstein, Benjamin and Gertrude ....................    100,000             50,000               50,000               *

Silverstein, Larry ....................................    150,000             75,000               75,000               *

Simbana, J.C.(1) ......................................      1,000              1,000                 --                 *

Simmons, Crystal and Fred .............................     68,000             34,000               34,000               *

Sims, Phillip T. and Brenda F .........................    100,000             50,000               50,000               *

Slosberg, Barry .......................................    100,000             50,000               50,000               *

Smith, Brook T ........................................     50,000             25,000               25,000               *

Smith, Charles E ......................................     25,000             12,500               12,500               *

Smith, Larry B ........................................     90,000             45,000               45,000               *




                                       60

                                                                               Shares
                                                                               Being
                                                          Shares              Offered             Shares           Percent of
                                                           Owned                That               Owned           Outstanding
                                                         Prior to             Underly              After          Shares Owned
Name                                                     Offering             Warrants            Offering        After Offering
----                                                     --------             --------            --------        --------------
Smitten, Jeffrey C ....................................      18,000              9,000              9,000               *

Smitten, Steve(1) .....................................      30,000             30,000               --                 *

Sommervold, Charles and Glenyce .......................      22,736             11,368             11,368               *

Southwest Crop Insurance ..............................      50,000             25,000             25,000               *

Spahn, Terri(1) .......................................       3,000              3,000               --                 *

Streett, Robert W. TTEE Robert E. Streett Rev .........     200,000            100,000            100,000               *
Trust

Stroud, Eric(1) .......................................      10,000             10,000               --

Tacinelli, Joseph V ...................................      50,000             25,000             25,000               *

Taggart, Robert (1) ...................................      59,586             59,586               --                 *

Taggart, Troy G. (1) ..................................      30,000             30,000               --                 *

Teele, William R ......................................     100,000             50,000             50,000               *

TGC Diamond Family L.P. ...............................      15,000              7,500              7,500               *

Thompson, George D ....................................      50,000             25,000             25,000               *

TMM Inc. ..............................................      28,000             14,000             14,000               *

Trapp, Robert(1) ......................................      20,000             20,000               --                 *

Tritt, Charles C ......................................      50,000             25,000             25,000               *

Vendegnia, George V. and Teresa L. VonFeldt ...........      20,000             10,000             10,000               *

Wagner, James F. and Kathryn J ........................      20,000             10,000             10,000               *

Wall, Howard ..........................................     150,000             75,000             75,000               *

Weber, Thomas A .......................................      50,000             25,000             25,000               *

Weinstein, Lawrence W. and Michelle B .................      50,000             25,000             25,000               *

Weir, David(1) ........................................      10,000             10,000               --                 *

Whitehead, George E ...................................     120,000             60,000             60,000               *

Wikle, Luther M .......................................     150,000             75,000             75,000               *

Williams, Junior and Ruby .............................     200,000            100,000            100,000               *

Williams, Martin G., Jr ...............................      50,000             25,000             25,000               *



                                       61

                                                                               Shares
                                                                               Being
                                                          Shares              Offered             Shares           Percent of
                                                           Owned                That               Owned           Outstanding
                                                         Prior to             Underly              After          Shares Owned
Name                                                     Offering             Warrants            Offering        After Offering
----                                                     --------             --------            --------        --------------
Wilson, James Michael ...............................      90,000             45,000             45,000               *

Wing, Steve(1) ......................................       1,000              1,000               --                 *

Wolfson, Deborah ....................................     100,000             50,000             50,000               *

Yamamoto, Takuya ....................................      80,000             40,000             40,000               *

Yarbrough, Harvey and Charlotte .....................      50,000             25,000             25,000               *

Yslas, Blas(1) ......................................       3,000              3,000               --                 *
                                                       ----------         ----------          ---------
Totals ..............................................  31,894,072         22,378,010          9,516,062

                                                                                       Shares Being                   Percent of
                                                                                     Offered that are                Outstanding
                                                                      Shares           Issuable Upon        Shares      Shares
                                                                      Owned           Conversion of         Owned       Owned
                                                                     Prior to        Convertible Series     After       After
Name                                                                 Offering       B-1 Preferred Stock    Offering   Offering
----                                                                 --------       --------------------   --------  -----------
Ableman, Robert L ...............................................      51,310              51,310           --           *

Advent Fund .....................................................     205,220             205,220           --           *

Alinder, Robert & Margaret ......................................      51,240              51,240           --           *

Anton, Mark .....................................................      28,610              28,610           --           *

Ashbeck, Richard ................................................      25,510              25,510           --           *

Au, Jenny & Alvin ...............................................      25,630              25,630           --           *

Austin, Stephen C ...............................................      25,510              25,510           --           *

Babbitt, Samuel F ...............................................      25,540              25,540           --           *

Bach, Larry & Susan .............................................      25,860              25,860           --           *

Bagdasarian, Alain -Delaware Charter IRA
Rollover ........................................................      76,580              76,580           --           *




                                       62

                                                                                       Shares Being                   Percent of
                                                                                     Offered that are                Outstanding
                                                                      Shares           Issuable Upon        Shares      Shares
                                                                      Owned           Conversion of         Owned       Owned
                                                                     Prior to        Convertible Series     After       After
Name                                                                 Offering       B-1 Preferred Stock    Offering   Offering
----                                                                 --------       --------------------   --------  -----------
Baghdoian, Dr. Michael ..........................................     25,510              25,510           --           *

Baird, Michael D ................................................     25,620              25,620           --           *

Balli, Frederick K., Jr .........................................  1,022,360           1,022,360           --           *

Barcroft, Victor ................................................    102,210             102,210           --           *

Barrett, John Edward Trust #101 U/A Dtd .........................     25,630              25,630           --           *
11/11/93 FBO John Edward Barrett, Ttee

Barrier, Ron - Delaware Charter IRA .............................     25,550              25,550           --           *

Bartaletti, Blake ...............................................     25,650              25,650           --           *

Batenburg, Richard M ............................................     25,530              25,530           --           *

Bates, Joe T. & Frances J .......................................     25,630              25,630           --           *

Beaver, Dean ....................................................    230,180             230,180           --           *

Beaver, Donald & Barbara ........................................     25,560              25,560           --           *

Beck, Branden C .................................................     25,530              25,530           --           *

Belcher, Richard & Hays, Frances ................................     25,530              25,530           --           *

Bell, Clay ......................................................     56,190              56,190           --           *

Berkowitz, David - Delaware Charter SEP-IRA .....................     25,590              25,590           --           *

Beyer, Thomas ...................................................     30,660              30,660           --           *

Billy Barton, Inc. ..............................................     25,560              25,560           --           *

Bishop, Mary L ..................................................     25,550              25,550           --           *

Bittner, Ray A. & Darlene M .....................................     25,630              25,630           --           *

Blair, Landen, Delaware Charter, IRA ............................     25,540              25,540           --           *

Bliss, Verne F., Jr .............................................     51,080              51,080           --           *

Blum, Fred, Delaware Charter IRA Rollover .......................     25,540              25,540           --           *

Blum, Norm ......................................................     51,100              51,100           --           *




                                       63

                                                                                       Shares Being                   Percent of
                                                                                     Offered that are                Outstanding
                                                                      Shares           Issuable Upon        Shares      Shares
                                                                      Owned           Conversion of         Owned       Owned
                                                                     Prior to        Convertible Series     After       After
Name                                                                 Offering       B-1 Preferred Stock    Offering   Offering
----                                                                 --------       --------------------   --------  -----------

Boo Trust, Ramona Barrett, Ttee .................................     25,510              25,510           --           *

Bourret, C. Richard .............................................     25,620              25,620           --           *

Brotemarkle, David - Payne Webber IRA ...........................     50,970              50,970           --           *

Brown, Aaron R ..................................................    102,090             102,090           --           *

Buchner, Jerry - DBA Sinclaire Lumber ...........................     30,700              30,700           --           *

Bussler, Roger ..................................................     51,110              51,110           --           *

Caine, Margaret K ...............................................     25,620              25,620           --           *

Calderone, Philip ...............................................     51,330              51,330           --           *

Caldwell, Robert ................................................     25,620              25,620           --           *

Camino, James H .................................................     25,650              25,650           --           *

Cantor, Philip ..................................................     25,550              25,550           --           *

Carder, Bryan, Jr. MD PC/PS Plan U/A Dtd
7/17/84  Bryan J. Carder, Jr. MD Ttee,
FBO Bryan J. Carder MD ..........................................     77,470              77,470           --           *

Carder, Dr. Bryan, Jr., Ttee FBO Bryan J.
Carder, Jr.  Revoc Trust Dtd 7/30/84 ............................     25,870              25,870           --           *

Carter, Philip ..................................................     25,480              25,480           --           *

The William Daniel Carter Trust Dtd 3/22/99
William Daniel Carter, Ttee .....................................     25,630              25,630           --           *

Chancy, Phyllis .................................................     35,760              35,760           --           *

Chernow, David S ................................................     25,540              25,540           --           *

Christofferson, Robert Payne Webber IRA
Rollover ........................................................     25,510              25,510           --           *

Christofferson, Robert & Sandra .................................     25,560              25,560           --           *

Clark, Morgan ...................................................     25,530              25,530           --           *

Coastal Convertibles ............................................    204,720             204,720           --           *


                                       64

                                                                                       Shares Being                   Percent of
                                                                                     Offered that are                Outstanding
                                                                      Shares           Issuable Upon        Shares      Shares
                                                                      Owned           Conversion of         Owned       Owned
                                                                     Prior to        Convertible Series     After       After
Name                                                                 Offering       B-1 Preferred Stock    Offering   Offering
----                                                                 --------       --------------------   --------  -----------
Coffin, Philip L ................................................     25,590              25,590           --           *

Cohen, Edwin - Delaware Charter IRA
Rollover ........................................................     25,530              25,530           --           *

Cohen, Joseph ...................................................     76,680              76,680           --           *

Coker, Robert E .................................................     25,660              25,660           --           *

Coonin, David ...................................................     25,510              25,510           --           *

Cooper, Dana ....................................................     25,560              25,560           --           *

Cordaro, Ralph - Delaware Charter IRA
Rollover ........................................................    102,500             102,500           --           *

Cornell, Edward & Barbara .......................................     50,990              50,990           --           *

Corpolongo, Russell & Panici, Cataldo
JTWROS ..........................................................        550                 550           --           *

Courembis, John & Miriam ........................................     51,240              51,240           --           *

Cronin, David - Delaware Charter IRA ............................     25,530              25,530           --           *

Croonquist, Robert D ............................................    701,500             701,500           --           *

Day, Dale - Rollover IRA Delaware Charter
G & T Ttee ......................................................     51,110              51,110           --           *

Dellinger, Kenneth ..............................................     25,560              25,560           --           *

Denk, Robert G. & Lilous, Linda Gray
JTWROS ..........................................................     25,610              25,610           --           *

Devon Corp ......................................................     51,060              51,060           --           *

Eckhart, Jonathon & Sue .........................................     25,550              25,550           --           *

Edstrom, Paul ...................................................     25,550              25,550           --           *

Falcone, Maria & Frank ..........................................     25,560              25,560           --           *

Feiman, Robert B. & Roberta I ...................................     25,520              25,520           --           *

Fethe, Harold - Delaware Charter IRA
Rollover ........................................................     31,600              31,600           --           *


                                       65

                                                                                       Shares Being                   Percent of
                                                                                     Offered that are                Outstanding
                                                                      Shares           Issuable Upon        Shares      Shares
                                                                      Owned           Conversion of         Owned       Owned
                                                                     Prior to        Convertible Series     After       After
Name                                                                 Offering       B-1 Preferred Stock    Offering   Offering
----                                                                 --------       --------------------   --------  -----------
Forker, Michael - Delaware Charter IRA
Rollover ........................................................     25,530              25,530           --           *

Fowler, Forest L., Jr ...........................................     25,630              25,630           --           *

Franseen, Cecil R ...............................................     25,560              25,560           --           *

Frazier, F Marian & Ann .........................................     51,060              51,060           --           *

Gallucci, William Trust
William & Diane Gallucci, Ttees .................................     25,560              25,560           --           *

Gardner, Kathy ..................................................     51,740              51,740           --           *

Garrity, Thomas - Delaware Charter IRA ..........................     25,540              25,540           --           *

Gatties, Jerry ..................................................     25,620              25,620           --           *

Gentry, Madelaine & David .......................................     25,530              25,530           --           *

Gerson, Ervin H.  PC Money Purchase Pension
Plan Dtd 1/1/95, Ervin H. Gerson Ttee ...........................     11,890              11,890           --           *

Gerson, Ervin H.  PC Profit Sharing &
Retirement Plan, Ervin H. Gerson Ttee ...........................     13,650              13,650           --           *

Gertz, David ....................................................     25,550              25,550           --           *

Gibbs, Charles ..................................................     25,560              25,560           --           *

Gillum, Dr. Ronald & Rawnie .....................................     25,600              25,600           --           *

Gilman, Pamela & Cary ...........................................     25,510              25,510           --           *

Gispert, Frances;  Escofet, Gaston & Francisco ..................     25,510              25,510           --           *

Givens, David W. & Maria A ......................................     25,510              25,510           --           *

Godin, Edward ...................................................     25,510              25,510           --           *

Goldberg, Philip - Delaware Charter SEP IRA .....................     51,110              51,110           --           *

Golen, John William .............................................     26,340              26,340           --           *

Good, Richard & Cecelia .........................................     52,530              52,530           --           *


                                    66

                                                                                       Shares Being                   Percent of
                                                                                     Offered that are                Outstanding
                                                                      Shares           Issuable Upon        Shares      Shares
                                                                      Owned           Conversion of         Owned       Owned
                                                                     Prior to        Convertible Series     After       After
Name                                                                 Offering       B-1 Preferred Stock    Offering   Offering
----                                                                 --------       --------------------   --------  -----------
Graves, William .................................................     25,550              25,550           --           *

Graziani, Gudo ..................................................     25,510              25,510           --           *

Grissom, Jan B. - Delaware Charter IRA ..........................     26,950              26,950           --           *

Grossman, Thomas ................................................    204,070             204,070           --           *

Guerra, James M .................................................     25,620              25,620           --           *

Guillette, Paul A. & Caroline ...................................     26,320              26,320           --           *

Gwyn, Clayborne B ...............................................     25,540              25,540           --           *

Hain, John B. - Delaware Charter IRA
Rollover ........................................................     61,270              61,270           --           *

Hanna, Julie A.- Delaware Charter IRA
Rollover ........................................................     25,520              25,520           --           *

Harden, Linda & Bruce ...........................................     25,520              25,520           --           *

Harwood, Randall & Sandra .......................................     25,620              25,620           --           *

Haselwander, Joseph & Kelley ....................................     51,060              51,060           --           *

Heafner, Harold, Jr .............................................    102,180             102,180           --           *

Herrell, Gregory ................................................     25,560              25,560           --           *

Hestad, Alfred ..................................................     25,550              25,550           --           *

Higgins, Kenneth & Sherry .......................................     51,100              51,100           --           *

Hines, Jack & Lucy ..............................................    102,230             102,230           --           *

Hoey, Mark ......................................................     25,590              25,590           --           *

Hook, Arthur J ..................................................     76,660              76,660           --           *

Hughes, David ...................................................     25,590              25,590           --           *

Ingram, Sherrin & Michael .......................................     25,510              25,510           --           *

Iorgulescu, Andrew ..............................................     25,510              25,510           --           *

Iperato, Nicholas ...............................................     25,530              25,530           --           *


                                    67

                                                                                       Shares Being                   Percent of
                                                                                     Offered that are                Outstanding
                                                                      Shares           Issuable Upon        Shares      Shares
                                                                      Owned           Conversion of         Owned       Owned
                                                                     Prior to        Convertible Series     After       After
Name                                                                 Offering       B-1 Preferred Stock    Offering   Offering
----                                                                 --------       --------------------   --------  -----------
Irwin, Scot .....................................................     26,140              26,140           --           *

Irwin, Stacey - Delaware Charter SEP IRA ........................     25,890              25,890           --           *

Ivory, Dirk .....................................................    153,340             153,340           --           *

Jacobs, Dr. Herbert .............................................     51,320              51,320           --           *

Jarrett, Jeffrey ................................................     25,590              25,590           --           *

Jenkins, Ted ....................................................    204,380             204,380           --           *

Jett, Paul D. - Delaware Charter IRA Rollover ...................     25,560              25,560           --           *

Johnson, Kenneth-Delaware Charter IRA ...........................     25,590              25,590           --           *

Kasperski, Joseph ...............................................     40,950              40,950           --           *

Kegel, Wayne & Susan ............................................     38,340              38,340           --           *

Keith, Tommy L. - Delaware Charter IRA ..........................     51,090              51,090           --           *

Kent, Duane L ...................................................     51,060              51,060           --           *

Kern, Donald, Delaware Charter IRA ..............................     25,510              25,510           --           *

Kern, Donald ....................................................     25,530              25,530           --           *

Kinney, Paul & Yukiko ...........................................  1,035,390           1,035,390           --           *

Klingler, Audie-Ttee, Allegany Chiropractic
Ctr. Profit Sharing Plan,
FBO Dr. Audie Klingler ..........................................     25,560              25,560           --           *

Klingler, Dr. Audie .............................................     51,110              51,110           --           *

Klos,  Douglas & Shirley ........................................     25,630              25,630           --           *

Komatz Joint Account ............................................     25,590              25,590           --           *

Kotocavage, Timothy & Janine ....................................     25,630              25,630           --           *

Krey, Max .......................................................     25,620              25,620           --           *

Krueger, Ross T., Ttee - Ross T Krueger
MDPA EMP Profit Sharing Plan ....................................     25,620              25,620           --           *

                                                                                       Shares Being                   Percent of
                                                                                     Offered that are                Outstanding
                                                                      Shares           Issuable Upon        Shares      Shares
                                                                      Owned           Conversion of         Owned       Owned
                                                                     Prior to        Convertible Series     After       After
Name                                                                 Offering       B-1 Preferred Stock    Offering   Offering
----                                                                 --------       --------------------   --------  -----------
LaCasse, Pierre Robert ..........................................     25,510              25,510           --           *

Landrum, Scott C. & Lavonda .....................................     25,530              25,530           --           *

Landsburg, George F .............................................     40,870              40,870           --           *

Lanza, Joseph ...................................................     25,540              25,540           --           *

Laster, Tom .....................................................     25,530              25,530           --           *

Leonard, Richard J. & Audrey A ..................................     26,890              26,890           --           *

Lindahl, Christine ..............................................     25,540              25,540           --           *

Linardakis, Christos & Lizzadro, John ...........................        600                 600           --           *

Lindemulder, Richard A ..........................................     25,620              25,620           --           *

Little, Louis T .................................................     25,510              25,510           --           *

Loewenstein, Mark & Kangping ....................................     51,090              51,090           --           *

Logan, James, Jr ................................................     51,240              51,240           --           *

Madfis, John ....................................................     51,170              51,170           --           *

Mangogna, Richard ...............................................     76,690              76,690           --           *

Marez, Robert L. - Delaware Charter IRA .........................     25,510              25,510           --           *

Masnovi, Julia & John ...........................................     25,870              25,870           --           *

Matonovich, John ................................................     25,550              25,550           --           *

Mattichak, Leo ..................................................    102,040             102,040           --           *

McClelland, Robert A.  First  Trust Corp Ttee
IRA#005045250001 ................................................     25,520              25,520           --           *

Messenger, Gregory A ............................................     25,530              25,530           --           *

Miller, John H. & Doris .........................................     27,290              27,290           --           *

Miller, Cecil C. & Barbara G. Miller
Revocable Living Trust Dtd 6/23/99
FBO Cecil C & Barbara G. Miller, Ttees ..........................     50,910              50,910           --           *

                                       69

                                                                                       Shares Being                   Percent of
                                                                                     Offered that are                Outstanding
                                                                      Shares           Issuable Upon        Shares      Shares
                                                                      Owned           Conversion of         Owned       Owned
                                                                     Prior to        Convertible Series     After       After
Name                                                                 Offering       B-1 Preferred Stock    Offering   Offering
----                                                                 --------       --------------------   --------  -----------
Miller, R. Douglas ..............................................     40,950              40,950           --           *

Modica, Antonio .................................................     25,600              25,600           --           *

Moore, John Fitzallen Trust U/A Dtd 2/22/99
FBO John Fitzallen Moore, Ttee ..................................     25,630              25,630           --           *

Moore, Wayne A ..................................................     50,990              50,990           --           *

Motarjeme, Dr. Amir .............................................    102,230             102,230           --           *

Mueller, Elfriede ...............................................     35,730              35,730           --           *

Mullins, Norman B ...............................................     25,620              25,620           --           *

Murray, David ...................................................     25,530              25,530           --           *

Nakamura, Tadahiko ..............................................    204,140             204,140           --           *

Nix, Clarence Walton ............................................     25,550              25,550           --           *

Norris Family Trust  Dtd 3/7/95
Darell F. & Thordis M. Norris, Ttees ............................     25,630              25,630           --           *

Novey, Kurt C.; Mauney, William Todd;
Shah, Shashin JT COM ............................................     25,510              25,510           --           *

O'Connell, Brian ................................................     25,560              25,560           --           *

O'Dell, Steven & Kathy ..........................................     76,860              76,860           --           *

Olivieri, Dr. John F-Delaware Charter SEP
IRA .............................................................     26,300              26,300           --           *

O'Shaughnessey, Brian ...........................................     76,640              76,640           --           *

Packer, Donald & Alice ..........................................     25,560              25,560           --           *

Palmberg, Dr. Kent-Delaware Charter IRA .........................     25,540              25,540           --           *

Papoutsis, Thomas ...............................................    101,940             101,940           --           *

Peters, William .................................................     25,590              25,590           --           *

Pickels, Curtis L.-Delaware Charter IRA
Rollover ........................................................     25,650              25,650           --           *


                                    70

                                                                                       Shares Being                   Percent of
                                                                                     Offered that are                Outstanding
                                                                      Shares           Issuable Upon        Shares      Shares
                                                                      Owned           Conversion of         Owned       Owned
                                                                     Prior to        Convertible Series     After       After
Name                                                                 Offering       B-1 Preferred Stock    Offering   Offering
----                                                                 --------       --------------------   --------  -----------
Pifer, William W ................................................     25,950              25,950           --           *

Pius, Alan & Ann ................................................     25,660              25,660           --           *

Powers, Jimmi & Viola ...........................................     25,550              25,550           --           *

Powers, William(1) ..............................................     25,530              25,530           --           *

Powers, William-Delaware Charter IRA(1) .........................     42,280              42,280           --           *

Pugh, Walter ....................................................     25,550              25,550           --           *

Pyle, Robert ....................................................     25,510              25,510           --           *

Radley, Robert & Angela .........................................     25,620              25,620           --           *

Ragan, John & Noriko ............................................     51,110              51,110           --           *

Ranson, Jim .....................................................     51,100              51,100           --           *

Reagan, Johnny ..................................................     51,050              51,050           --           *

Ricci, Dr. Robert L-Delaware Charter IRA ........................     30,700              30,700           --           *

RMK Financial, LLC ..............................................    102,040             102,040           --           *

Rodgers, Linda ..................................................     25,530              25,530           --           *

Rons Family Living Trust U/A Dtd 5/27/95
FBO Duane J. Rons & Dixie L Rons, Ttees .........................    209,960             209,960           --           *

Rooney, Terence J., Delaware Charter IRA ........................     25,550              25,550           --           *

Ruth, Jeff ......................................................     25,550              25,550           --           *

Rutter, Ed ......................................................     25,620              25,620           --           *

Salvati, Vincent & Susan ........................................     25,550              25,550           --           *

Samy, Samy & Marlene ............................................     51,360              51,360           --           *

Schelich, Ardell J. Revocable Living Trust Dtd
9/10/90, Ardell J. Schelich, Ttee ...............................     51,240              51,240           --           *

Schumacher, Eugene & Mary .......................................     25,620              25,620           --           *


                                    71

                                                                                       Shares Being                   Percent of
                                                                                     Offered that are                Outstanding
                                                                      Shares           Issuable Upon        Shares      Shares
                                                                      Owned           Conversion of         Owned       Owned
                                                                     Prior to        Convertible Series     After       After
Name                                                                 Offering       B-1 Preferred Stock    Offering   Offering
----                                                                 --------       --------------------   --------  -----------
Scott, Edwin E. 1996 Rev Trust UAD 7/3/96
Edwin E. Scott Ttee .............................................     25,600              25,600           --           *

Sengstock, George ...............................................     30,670              30,670           --           *

Shadoff, Dr. Niel ...............................................     25,620              25,620           --           *

Shah, Rasila G. & Girish V ......................................     26,840              26,840           --           *

Shane, Don, Delaware Charter IRA Rollover .......................     64,380              64,380           --           *

Shane, Dr. Joseph & Harriet .....................................     25,620              25,620           --           *

Shane, Mathew ...................................................     61,480              61,480           --           *

Shankle, Albert, Delaware Charter IRA ...........................     25,550              25,550           --           *

Shine, Kevin ....................................................     25,550              25,550           --           *

Shlora, Robert P ................................................     51,150              51,150           --           *

Siebold, Robert & Maria .........................................    102,340             102,340           --           *

Silverstein, Larry ..............................................    150,070             150,070           --           *

Simmons, John & Mary ............................................    102,210             102,210           --           *

Simon, David F. Delaware Charter IRA ............................     25,490              25,490           --           *

Simpson, David L ................................................     25,600              25,600           --           *

Sklar, Gary & Jody ..............................................     25,620              25,620           --           *

Sorensen, James .................................................     42,630              42,630           --           *

Stanford, Roy ...................................................     25,510              25,510           --           *

Steele, Kevin ...................................................        310                 310           --           *

Stewart, Keith J ................................................     66,830              66,830           --           *

Stewart, Ben DBA Stewart Finance ................................    199,160             199,160           --           *

Still, Michael J ................................................     25,600              25,600           --           *

Stone, David ....................................................     30,670              30,670           --           *


                                       72

                                                                                       Shares Being                   Percent of
                                                                                     Offered that are                Outstanding
                                                                      Shares           Issuable Upon        Shares      Shares
                                                                      Owned           Conversion of         Owned       Owned
                                                                     Prior to        Convertible Series     After       After
Name                                                                 Offering       B-1 Preferred Stock    Offering   Offering
----                                                                 --------       --------------------   --------  -----------
Stroud, Eric G.(1) ..............................................     25,540              25,540           --           *

Stroud, Garner R. Living Trust,
Garner R. Stroud Ttee ...........................................    102,190             102,190           --           *

Talley, Leon & Fusako ...........................................     25,590              25,590           --           *

Tanner, Hobert  Delaware Charter IRA ............................     51,090              51,090           --           *

Tautz, Steven Craig .............................................     51,240              51,240           --           *

Teigen, Lloyd ...................................................     25,640              25,640           --           *

Third Millenium Trading .........................................    410,360             410,360           --           *

Thomas, Elizabeth ...............................................     25,530              25,530           --           *

Thompson, George D ..............................................    102,470             102,470           --           *

Thrall, J. Randall ..............................................     25,530              25,530           --           *

Timmel, Carole ..................................................     66,450              66,450           --           *

Trelease, Thomas ................................................     25,560              25,560           --           *

Vanbuskirk, Roy & Deutsch, Rachel JTWROS ........................     51,100              51,100           --           *

Vandewiele, Gregg & Laura .......................................     25,600              25,600           --           *

Vasey, William ..................................................    102,190             102,190           --           *

Vest, Ruskin ....................................................    102,090             102,090           --           *

Vuocolo, Michael ................................................    117,200             117,200           --           *

Vuocolo, Michael, Payne Webber IRA
Rollover ........................................................    602,140             602,140           --           *

Wall, Howard ....................................................     25,560              25,560           --           *

Wallens, Michael ................................................     25,560              25,560           --           *

Walsh, James ....................................................     25,550              25,550           --           *

Walther, Stephen & Sonja ........................................     25,590              25,590           --           *

Ware, John & Margy ..............................................     25,560              25,560           --           *


                                       73

                                                                                       Shares Being                   Percent of
                                                                                     Offered that are                Outstanding
                                                                      Shares           Issuable Upon        Shares      Shares
                                                                      Owned           Conversion of         Owned       Owned
                                                                     Prior to        Convertible Series     After       After
Name                                                                 Offering       B-1 Preferred Stock    Offering   Offering
----                                                                 --------       --------------------   --------  -----------
The Kent Weisenstein Trust UTA 7/18/93
Kent Weisenstein  Ttee ..........................................     51,220              51,220           --           *

Weldon, Robert W. Trust,
Robert W. Weldon  Ttee ..........................................     25,530              25,530           --           *

Wells, Charles ..................................................     51,060              51,060           --           *

Wheeler, David & Theobald, David R ..............................
JTWROS ..........................................................     25,510              25,510           --           *

Wikle, Luther M .................................................    166,880             166,880           --           *

Williams, Diane Russell & Jason JTWROS ..........................    102,500             102,500           --           *

Williams, James Delaware Charter IRA ............................     28,610              28,610           --           *

Williams, Junior & Ruby .........................................     35,700              35,700           --           *

Williams, Martin Jr .............................................     51,060              51,060           --           *

Witek, Mariusz ..................................................     51,190              51,190           --           *

Woods, Chanc(1) .................................................     25,560              25,560           --           *

Woods, Wayne V ..................................................     51,220              51,220           --           *

Young, David & Lisa .............................................     25,620              25,620           --           *

Zagrobelny, Thadeus & Anne ......................................     25,530              25,530           --           *

Zimny, Jack .....................................................     25,630              25,630           --           *
                                                                 -----------         -----------

                                                                  15,315,360          15,315,360


                                                                                                                   Percent of
                                                                                                                   Outstanding
                                                                      Shares              Shares        Shares     Shares
                                                                      Owned            Outstanding      Owned      Owned
                                                                     Prior to             Being         After      After
Name                                                                 Offering            Offered        Offering   Offering
----                                                                 --------          -----------      --------   ------------

Alsfeld, Leonard N ..............................................     25,000              25,000           --           *

Babbitt, J. Randolph and Katherine H ............................     20,000              10,000         10,000         *

Corpolongo, Russell & Panici, Cataldo
JTWROS ..........................................................     25,000              25,000           --           *

Galy, Andrew J. (1) .............................................     10,000              10,000           --           *



                                       74


                                                                                                                   Percent of
                                                                                                                   Outstanding
                                                                      Shares              Shares        Shares     Shares
                                                                      Owned            Outstanding      Owned      Owned
                                                                     Prior to             Being         After      After
Name                                                                 Offering            Offered        Offering   Offering
----                                                                 --------          -----------      --------   ------------

Gray, James C ...................................................     20,000              10,000         10,000         *

Hallisay, Paul L ................................................     20,000              10,000         10,000         *

Kauders, Andrew E ...............................................     50,000              25,000         25,000         *

Kay, Anthony R ..................................................    550,000             550,000           --           *

Lindardakis, Christos & Lizzadro, John ..........................     25,000              25,000           --           *

Steele, Kevin ...................................................     25,000              25,000           --           *

Skyhub Far East, Inc. (4) .......................................  1,185,209           1,185,209           --           *
                                                                 -----------         -----------        -------

                                                                   1,955,209           1,900,209         55,000

---------------
*Less than 1%

(1)  Employee of eVision or American Fronteer.

(2)  Wholly owned subsidiary of eVision.

(3) Wholly owned subsidiary of Heng Fung Capital [S] Private Limited, which is a wholly owned subsidiary of Online International, which beneficially owns approximately 75% of eVision's outstanding voting rights and whose president is Fai H. Chan, Chairman of the Board of Directors and President of eVision.

(4) 60% owned subsidiary of eVision. If the net proceeds from the sales of the 1,185,209 shares do not equal at least $3,000,000, eVision has agreed to pay the difference between the $3,000,000 and the net proceeds received to Skyhub.


                              PLAN OF DISTRIBUTION

     eVision is registering the shares of common stock on behalf of the selling securityholders. Selling securityholders include donees and pledgees selling shares of common stock received from a named selling securityholder after the date of this prospectus. All costs, expenses and fees in connection with the registration of the shares of common stock offered hereby will be borne by eVision. Brokerage commissions and similar selling expenses attributable to the sale of shares of common stock will be borne by the selling securityholders. Sales of shares of common stock may be effected by selling securityholders in one or more types of transactions (which may include block transactions), in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to the shares of common stock, through short sales of shares of common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. eVision has not been advised by the selling securityholders that they have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor that there is an underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock by the selling securityholders. The maximum commission or discount to be received by any NASD member or independent broker/dealer may not be greater than seven and one-half percent of the gross proceeds realized from the sale of any shares of common stock. No NASD member may execute a transaction in the shares of common stock in a discretionary account without the prior specific approval of the customer.

     American Fronteer, an affiliate of eVision, intends to participate on an agency basis in the distribution. No other member of the NASD, which is an affiliate of a selling securityholder, may participate other than on an agency basis in the distribution by the selling securityholders of the shares. Every member of the NASD, which is an affiliate of a selling securityholder, who recommends to a customer the purchase of common stock shall have reasonable grounds to believe that the recommendation is suitable for such customer on the basis of information furnished by such customer concerning the customer's investment objectives, financial situation and needs, and any other information known by such member. In connection with all such determinations, the member must maintain in its files the basis for its determination. No member of the NASD shall participate in or effect any sales of the selling securityholders' securities prior to submission to the NASD of information relating to such member's participation in the sale.

     The selling securityholders may effect such transactions by selling shares of common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling securityholders and/or the purchasers of shares of common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling securityholders and any broker-dealers that act in connection with the sale of shares of common stock might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares of common stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Such arrangement may necessitate a filing with the NASD pursuant to Notice to Members 88-101. The selling securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

     Because selling securityholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling securityholders will be subject to the prospectus delivery requirements of the Securities Act.

     Selling securityholders also may resell all or a portion of the shares of common stock in transactions in reliance upon Rule 144 or Regulation S under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule or Regulation.

     Upon eVision's being notified by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

     o the name of each such selling shareholder and of the participating broker-dealer(s);
     o    the number of shares of common stock involved;
     o    the price at which such shares of common stock were sold;
     o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;
     o that such broker-dealer(s) did or did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and o other facts material to the transaction.

     In addition, upon eVision's being notified by a selling securityholder that a donee or pledgee intends to sell more than 500 shares of common stock, eVision will file a supplement to this prospectus.

     Sales by selling securityholders who sell through American Fronteer will be made pursuant to NASD Conduct Rule 2720 due to the fact that eVision is the parent of American Fronteer. Neidiger, Tucker, Bruner, Inc., 1675 Larimer Street, #300, Denver, Colorado 80202, a member of the NASD, has acted as a qualified independent underwriter in connection with the offering by the selling securityholders and is assuming the responsibilities of acting as a qualified independent underwriter in conducting due diligence. eVision has agreed to pay Neidiger, Tucker, Bruner, Inc., a fee and expense allowance of $50,000 for acting in such capacity, $15,000 of which is payable as an advance against anticipated out-of-pocket accountable expenses. Any portion of the $15,000 advance that is not incurred by Neidiger against out-of-pocket accountable expenses will be returned to eVision upon the culmination of the offering.

     American Fronteer currently owns warrants to purchase 150,000 shares of the Series B-1 Convertible Preferred Stock of eVision. In connection with the distribution, American Fronteer has agreed that the warrants to purchase 150,000 shares of preferred stock of eVision, the underlying preferred stock, and the common stock into which the preferred stock is convertible may not be sold, transferred, assigned, pledged or hypothecated by American Fronteer, except by operation of law or by reason of a reorganization of eVision, for a period of one year after the effective date of this prospectus.

                            DESCRIPTION OF SECURITIES

     The following is a summary description of eVision's capital stock.

     eVision's authorized capital stock currently consists of 1,000,000,000 shares of common stock and 25,000,000 shares of preferred stock. eVision may issue the preferred stock in one or more series as determined by the board of directors. There are 25,312,846 shares of common stock issued and outstanding that were held of record by approximately 5,500 persons. In addition, 25,500 shares of Series B Preferred Stock had been issued and were exchanged for Convertible Series B Preferred Stock. 2,000,000 shares of preferred stock have been designated as Convertible Series B Preferred Stock, of which 110,500 shares have been issued and were exchanged for 110,500 shares of Convertible Series B-1 Preferred Stock. 2,000,000 shares of preferred stock have been designated as Convertible Series B-1 Preferred Stock, of which 1,539,036 shares have been issued. The 1,539,036 shares of Convertible Series B-1 Preferred Stock that have been issued include 39,036 shares issued as dividends on the Series B-1 Convertible Preferred Stock.

Common Stock

     Each holder of record of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Cumulative voting in the election of directors is not authorized.

     Holders of outstanding shares of common stock are entitled to those dividends declared by the board of directors out of legally available funds, and, in the event of liquidation, dissolution or winding up of the affairs of eVision, holders are entitled to receive ratably the net assets of eVision available to the stockholders. Holders of outstanding shares of common stock have no preemptive, conversion or redemption rights. All of the issued and outstanding shares of common stock are, and all unissued common stock, when offered and sold will be, duly authorized, validly issued, fully paid and nonassessable. To the extent that additional common stock of eVision may be issued in the future, the relative interests of the then existing stockholders may be diluted.

Preferred Stock

     eVision's board of directors is authorized to issue from time to time, without stockholder authorization, in one or more designated series, any or all of the authorized but unissued shares of preferred stock with such dividend, redemption, conversion, and exchange provisions as may be provided by the board of directors with regard to such particular series. Any series of preferred stock may possess voting, dividend, liquidation and redemption rights superior to those of the common stock. The rights of the holders of common stock will be subject to and may be adversely affected by the rights of the holders of any preferred stock that may be issued in the future. Issuance of a new series of preferred stock, or providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or discourage a third party from acquiring, the outstanding common stock of eVision and make removal of the board of directors more difficult. 3,300,000 shares of preferred stock have been designated as Series B Preferred Stock, of which 25,500 were issued and subsequently were exchanged for Convertible Series B Preferred Stock. 2,000,000 shares of preferred stock have been designated as Convertible Series B Preferred Stock, of which 110,500 shares have been issued and subsequently were exchanged for 110,500 shares of Convertible Series B-1 Preferred Stock. 2,000,000 shares of preferred stock have been designated as Convertible Series B-1 Preferred Stock, of which 1,539,036 shares have been issued. The 1,539,036 shares of Convertible Series B-1 Preferred Stock that have been issued include 39,036 shares issued as dividends on the Series B-1 Convertible Preferred Stock.

     The Convertible Series B-1 Preferred Stock has a cumulative annual dividend rate payable semi-annually of 8% in cash and 7% in shares of the Convertible Series B-1 Preferred Stock. Online International has guaranteed the payment of any cash dividends that accrue on the Convertible Series B-1 Preferred Stock through October 31, 2002. The semi-annual dividend payable on shares of Convertible Series B-1 Preferred Stock will be equivalent to three and one- half one hundredths of a share of Convertible Series B-1 Preferred Stock for each outstanding share of Convertible Series B-1 Preferred Stock. Any Convertible Series B-1 Preferred Stock issued as a dividend on the Convertible Series B-1 Preferred Stock will have the same dividend and the same terms as the Convertible Series B-1 Preferred Stock. The dividend on the Convertible Series B-1 Preferred Stock is payable semi-annually beginning October 31, 1999, and continuing each April 30 and October 31 thereafter, when and if declared by the Board of Directors. Each share of Convertible Series B-1 Preferred Stock is immediately convertible by the holder into eVision's common stock at a price of $1.00 per share of common stock. If the common stock does not have a closing bid price of at least $1.15 per share for at least 20 trading days during the period commencing on September 30, 1999, and ending on September 30, 2000, the Convertible Series B-1 Preferred Stock will be convertible by the holder into common stock determined by dividing $10 by a price equal to the higher of the five day average closing bid price of the common stock prior to September 30, 2000, or $0.50 per share. In addition, each share of Convertible Series B-1 Preferred Stock is automatically convertible into 10 shares of common stock at $1.00 per share at such time as the closing bid price of the common stock is at least $4.00 per share for 30 consecutive trading days. The Convertible Series B-1 Preferred Stock is redeemable by eVision on or after October 1, 2003, at a price of $12.50 per share plus any accrued and unpaid dividends.

Transfer Agent and Registrar

     Computershare Investor Services serves as the transfer agent and registrar for eVision's common stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

     eVision has 25,312,846 shares of common stock outstanding. Of the 25,312,846 shares, approximately 14,000,000 shares of common stock are freely transferable and approximately 1,000,000 shares of common stock that may be sold pursuant to Rule 144(k) will be freely transferable by persons other than "affiliates" of eVision without restriction or registration under the Securities Act of 1933.

     The remaining outstanding shares of common stock are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933 and may not be sold in the absence of registration unless an exemption from registration is available, including the exemption contained in Rule 144. Of such shares, no shares will become eligible for sale under Rule 144 commencing 90 days after the date of this prospectus.

     In general, under Rule 144 as currently in effect, a stockholder who has beneficially owned shares of common stock for at least one year is entitled to sell, within any three-month period, a number of "restricted" shares that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner of sale limitations, notice requirements and the availability of current public information about eVision. Rule 144(k) provides that a stockholder who is not deemed to be an "affiliate" and who has beneficially owned shares of common stock for at least two years is entitled to sell such shares at any time under Rule 144(k) without regard to the limitations described above.

     In addition to the shares of common stock that are currently outstanding, approximately 75,600,000 shares of common stock have been reserved for issuance upon exercise of outstanding options and warrants to purchase shares of common stock at exercise prices of between $0.20 and $2.875 per share, upon conversion of outstanding convertible notes into common stock and warrants and upon the exercise of the warrants, and upon the conversion of outstanding convertible preferred stock and convertible preferred stock issuable upon exercise of an outstanding warrant.

                                  LEGAL MATTERS

     The validity of the common stock offered in this prospectus will be passed upon by Smith McCullough, P.C.


                                     EXPERTS

     The consolidated financial statements of eVision (formerly Fronteer Financial Holdings, Ltd.) and subsidiaries as of September 30, 1999, and for the year ended September 30, 1999, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement and is included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

     The consolidated financial statements of eVision (formerly Fronteer Financial Holdings, Ltd.) and subsidiaries as of September 30, 1998, and for each of the years in the two year period ended September 30, 1998, have been included herein in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

                        INDEX TO THE FINANCIAL STATEMENTS


                                                                        Page No.
                                                                        -------

     I.   Interim Financial Statements for the period ended March 31, 2000


          a.  Unaudited Consolidated Balance Sheets as of March 31, 2000
                 and September 30, 1999 ...................................  F-2

          b.  Unaudited Consolidated Statements of Operations for the six
                 months and three months ended March 31, 1999 and 1999 ....  F-4

          c.  Unaudited Consolidated Statements of Comprehensive Income
                 (Loss) for the six months and three months ended
                 March 31, 2000 and 1999 ..................................  F-5

          d.  Unaudited Consolidated Statement of Stockholders' Equity
                 (Deficit) for the six months ended March 31, 2000 ........  F-6

          e.  Unaudited Consolidated Statements of Cash Flows for the six
                 months ended March 31, 2000 and 1999 .....................  F-7

          f.  Notes to Unaudited Consolidated Financial Statements ........ F-10


     II.  Annual Financial Statements for the Year Ended September 30, 1999


          g.  Independent Auditors' Reports ............................... F-21

          h.  Consolidated Balance Sheets as of September 30, 1999
                 and 1998 ................................................. F-23

          i.  Consolidated Statements of Operations for the three year period ended September 30, 1999 .......................... F-25

          j.  Consolidated Statements of Comprehensive Income (loss) for the three year period ended September 30, 1999 ........... F-27

          k.  Consolidated Statements of Stockholder's Equity (Deficit) for
                 the three year period ended September 30, 1999 ........... F-28

          l.  Consolidated Statements of Cash Flows for the three year period ended September 30, 1999 .......................... F-30

          m.  Notes to Consolidated Financial Statements .................. F-33



                               eVISION USA.COM, INC. AND SUBSIDIARIES

                                UNAUDITED CONSOLIDATED BALANCE SHEETS


                                                                                                     March 31,         September 30,
ASSETS                                                                                                 2000                1999
- ------                                                                                             --------          ------------
CURRENT ASSETS:
   Cash and cash equivalents .............................................................        $ 17,639,590            7,593,772
   Certificate of deposit, restricted ....................................................                --                575,000
   Receivables from brokers or dealers and clearing
      organizations ......................................................................             898,110                 --
   Credit card receivables, net of discount ..............................................           7,741,733                 --
   Trade receivables:
        Trade receivables ................................................................              93,006            1,009,918
        Trade receivables, related party .................................................              70,919                 --
   Other receivables .....................................................................             461,113              484,439
   Accrued interest receivable:
        Notes receivable .................................................................             312,935               50,770
        Notes receivable, related party ..................................................              19,265                7,000
   Securities owned, at market value .....................................................           1,285,152            1,495,701
   Notes receivable ......................................................................           4,300,000            3,150,000
   Notes receivable, related party .......................................................           5,100,000            3,400,000
   Investments in debt securities, available-for-sale,
      at market value ....................................................................                --              1,991,258
   Other assets ..........................................................................             785,223              271,026
                                                                                                  ------------         ------------

      Total current assets ...............................................................          38,707,046           20,028,884

PROPERTY, FURNITURE AND EQUIPMENT, net ...................................................           1,124,417            1,233,360

FINANCING COSTS, net of accumulated amortization
   of $207,572 and $141,232 ..............................................................             851,472              917,812

OTHER LONG-TERM ASSETS ...................................................................             871,514              559,995
                                                                                                  ------------         ------------

      Total assets .......................................................................        $ 41,554,449           22,740,051
                                                                                                  ============         ============



See accompanying notes to unaudited consolidated financial statements.

                                       F-2





                               eVISION USA.COM, INC. AND SUBSIDIARIES

                          UNAUDITED CONSOLIDATED BALANCE SHEETS (CONTINUED)

                                                                                          March 31,         September 30,
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                              2000                1999
- ---------------------------------------------                                           --------          ------------

CURRENT LIABILITIES:
   Accounts payable and accrued expenses ............................................   $  2,895,295            3,040,653
   Amount due on purchase of credit card receivables ................................      3,096,693                 --
   Accrued dividends payable on Convertible Series B-1 Preferred Stock ..............        579,675               48,154
   Accrued interest payable .........................................................        132,633              132,633
   Accrued interest payable to related party ........................................        420,139              212,111
   Accrued income taxes payable .....................................................        629,859              196,409
   Payable to clearing organization .................................................           --                128,040
   Current portion of capital lease obligations .....................................         38,544               70,812
   Current portion of convertible debentures to related party .......................        500,000              500,000
   Other current liabilities ........................................................        240,960              273,029
                                                                                        ------------         ------------

      Total current liabilities .....................................................      8,533,798            4,601,841


CAPITAL LEASE OBLIGATIONS, net of current portion ...................................         95,242               89,351
CONVERTIBLE DEBENTURES ..............................................................      6,788,607            6,747,383
CONVERTIBLE DEBENTURES TO RELATED PARTY .............................................      7,500,000            7,500,000
DEFERRED RENT CONCESSIONS ...........................................................      1,483,685            1,540,715
                                                                                        ------------         ------------

      Total liabilities .............................................................     24,401,332           20,479,290

MINORITY INTEREST IN SUBSIDIARIES ...................................................      6,750,264            6,191,241
                                                                                        ------------         ------------
COMMITMENTS AND CONTINGENCIES


STOCKHOLDERS' EQUITY (DEFICIT):
   PREFERRED STOCK, 25,000,000 shares authorized, $0.10 par value;
        Convertible Series B-1, 1,500,780 shares issued and outstanding .............        150,078                 --
        Convertible Series B, 110,500 shares issued and outstanding .................           --                 11,050
   COMMON STOCK, 100,000,000 shares authorized, $0.01 par value;
        22,680,874 and 19,838,299 shares issued and outstanding .....................        226,809              198,383
   Additional paid-in capital .......................................................     26,917,080           13,106,401
   Accumulated deficit ..............................................................    (16,846,230)         (17,144,251)
   Accumulated other comprehensive income (loss) ....................................        (44,884)             247,937
   Unearned ESOP shares .............................................................           --               (350,000)
                                                                                        ------------         ------------

            Total stockholders' equity (deficit) ....................................     10,402,853           (3,930,480)
                                                                                        ------------         ------------

            Total liabilities and stockholders' equity (deficit) ....................   $ 41,554,449           22,740,051
                                                                                        ============         ============



See accompanying notes to unaudited consolidated financial statements.


                               eVISION USA.COM, INC. AND SUBSIDIARIES

                           UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                    Six months ended March 31,         Three months ended March 31,
                                                                      2000              1999              2000             1999
                                                                      ----              ----              ----             ----
REVENUE:
   Brokerage commissions ...................................     $ 11,690,151         9,671,542         7,435,806         5,696,175
   Investment banking ......................................          452,793           536,244           347,138           407,125
   Trading profits, net ....................................        4,932,771           870,506         4,483,629           409,107
   Other broker/dealer .....................................          930,786         1,025,977           486,250           470,362
   Computer hardware and software operations ...............        1,602,745         4,946,664           152,973         1,987,108
   Interest income .........................................          871,384           760,347           528,296           499,087
   Unrealized gain (loss) on securities ....................          (14,018)          333,916           (16,292)           99,981
   Realized gains on sales of investment securities ........          356,492              --             356,492              --
   Other ...................................................           51,468            34,872            51,468            29,615
                                                                 ------------      ------------      ------------      ------------

                                                                   20,874,572        18,180,068        13,825,760         9,598,560
                                                                 ------------      ------------      ------------      ------------

COST OF SALES AND OPERATING EXPENSES:
   Broker/dealer commissions ...............................        6,933,500         5,955,727         4,478,242         3,575,673
   Computer cost of sales ..................................          967,643         4,504,195            92,051         1,774,213
   Interest expense on convertible debentures ..............          486,712           509,539           243,805           220,615
   General and administrative ..............................        8,973,258         7,281,444         4,947,644         3,725,968
   Stock based compensation ................................        1,177,991              --             800,883              --
   Depreciation and amortization ...........................          229,460           208,841           114,660           102,491
                                                                 ------------      ------------      ------------      ------------

                                                                   18,768,564        18,459,746        10,677,285         9,398,960
                                                                 ------------      ------------      ------------      ------------

     Operating income (loss) ...............................        2,106,008          (279,678)        3,148,475           199,600
                                                                 ------------      ------------      ------------      ------------

OTHER INCOME (EXPENSE):
     Interest income .......................................          435,196            40,385           199,582            21,013
     Interest expense ......................................          (16,872)          (18,107)          (12,044)          (11,108)
     Interest expense to related party .....................         (420,139)         (405,611)         (208,029)         (207,499)
     Other .................................................           76,357           (64,946)           82,628           (64,946)
                                                                 ------------      ------------      ------------      ------------

     Total other income (expense) ..........................           74,542          (448,279)           62,137          (262,540)
                                                                 ------------      ------------      ------------      ------------

Income (loss) before minority interest and
     income taxes ..........................................        2,180,550          (727,957)        3,210,612           (62,940)
Minority interest in earnings ..............................         (663,691)         (129,148)         (684,695)         (116,370)
                                                                 ------------      ------------      ------------      ------------

Income (loss) before income taxes ..........................        1,516,859          (857,105)        2,525,917          (179,310)
Income tax expense .........................................          616,966            79,169           640,901            57,768
                                                                 ------------      ------------      ------------      ------------

Net income (loss) ..........................................          899,893          (936,274)        1,885,016          (237,078)

Preferred dividends ........................................          601,872              --             503,936              --
                                                                 ------------      ------------      ------------      ------------

Net income (loss) attributable to common
shareholders ...............................................     $    298,021          (936,274)        1,381,080          (237,078)
                                                                 ============      ============      ============      ============

Basic and diluted income (loss) per common share:
   Basic earnings (loss) per share .........................     $       0.01             (0.05)             0.06             (0.01)
                                                                 ============      ============      ============      ============
   Diluted earnings (loss) per share .......................     $       0.01             (0.05)             0.03             (0.01)
                                                                 ============      ============      ============      ============


See accompanying notes to unaudited consolidated financial statements.

                               eVISION USA.COM, INC. AND SUBSIDIARIES

                  UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)


                                                                        Six months ended                Three months ended
                                                                            March 31,                        March 31,
                                                                    2000             1999             2000             1999
                                                                    ----             ----             ----             ----

NET INCOME (LOSS) ...........................................    $  899,893         (936,274)       1,885,016         (237,078)

Other comprehensive income (loss):
     Reclassification adjustment for gains arising
        during the period, net of tax of $158,517 and
        $228,839 ............................................      (247,937)            --           (357,927)            --
     Foreign currency translation ...........................           (56)            --                (56)            --
     Unrealized loss on available-for-sale
        securities, net of tax of $28,661 ...................       (44,828)            --            (44,828)            --
                                                                 ----------       ----------       ----------       ----------

COMPREHENSIVE INCOME (LOSS) .................................    $  607,072         (936,274)       1,482,205         (237,078)
                                                                 ==========       ==========       ==========       ==========


















See accompanying notes to unaudited consolidated financial statements.

                                    eVISION USA.COM, INC. AND SUBSIDIARIES

                      UNAUDITED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)


                                                  Convertible     Convertible
                                                   Series B-1       Series B                 Additional
                                                   Preferred       Preferred       Common      Paid-in
                                                     Stock           Stock          Stock      Capital
                                                  -----------     -----------      ------    ---------

Balances at September 30,  1999 ..............          --           11,050        198,383    13,106,401

Exchange of Convertible Series
   B Preferred Stock for Convertible
   Series B-1 Preferred Stock ................        11,050        (11,050)          --            --

Issuance of Convertible  Series B-1
   Preferred Stock, net of  issuance
   costs of $1,855,445 .......................       138,950           --             --      11,900,605

Stock-based compensation due to
change in terms of option grant ..............          --             --             --         668,750

Conversion of Convertible Series B-1
   Preferred Stock to Common Stock ...........          (250)          --              250          --

Issuance of common stock for
  payment of interest ........................          --             --            4,286       207,825

Issuance of common stock on
   exercise of options and  warrants..........          --             --           23,890     1,000,996

Payment of ESOP note .........................          --             --             --            --

Preferred stock dividends ....................           328           --             --          32,503

Other comprehensive income (loss):
   Unrealized gain (loss) on
     available-for-sale securities ...........          --             --             --            --
   Foreign currency translation ..............          --             --             --            --

Net income ...................................          --             --             --            --
                                                 -----------    -----------    -----------   -----------

Balances at March 31, 2000 ...................       150,078           --          226,809    26,917,080
                                                 ===========    ===========    ===========   ===========





See accompanying notes to unaudited consolidated financial statements.


                                       F-6(a)



                                                                 Accumulated
                                                                    Other
                                                  Accumulated    Comprehensive     Unearned
                                                    Deficit         Income        ESOP stock      Total
                                                  -----------    -------------    ----------      -----

Balances at September 30,  1999 ..............   (17,144,251)       247,937       (350,000)    (3,930,480)

Exchange of Convertible Series
   B Preferred Stock for Convertible
   Series B-1 Preferred Stock ................          --             --             --             --

Issuance of Convertible  Series B-1
   Preferred Stock, net of  issuance
   costs of $1,855,445 .......................          --             --             --       12,039,555

Stock-based compensation due to
change in terms of option grant ..............          --             --             --          668,750

Conversion of Convertible Series B-1
   Preferred Stock to Common Stock ...........          --             --             --             --

Issuance of common stock for
  payment of interest ........................          --             --             --          212,111

Issuance of common stock on
   exercise of options and  warrants..........          --             --             --        1,024,886

Payment of ESOP note .........................          --             --          350,000        350,000

Preferred stock dividends ....................      (601,872)          --             --         (569,041)

Other comprehensive income (loss):
   Unrealized gain (loss) on
     available-for-sale securities ...........          --         (292,765)          --         (292,765)
   Foreign currency translation ..............          --              (56)          --              (56)

Net income ...................................       899,893           --             --          899,893
                                                 -----------    -----------    -----------    -----------

Balances at March 31, 2000 ...................   (16,846,230)       (44,884)          --       10,402,853
                                                 ===========    ===========    ===========    ===========






See accompanying notes to unaudited consolidated financial statements.



                                       F-6(b)

                               eVISION USA.COM, INC. AND SUBSIDIARIES

                           UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                            Six months ended March 31,
                                                                                               2000            1999
                                                                                               ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss) ......................................................................  $    899,893        (936,274)

Adjustments to  reconcile  net income  (loss) to net cash
  provided by operating activities:
     Realized gains on sales of investment securities ..................................      (356,492)           --
     Gains on sale of assets ...........................................................       (74,123)           --
     Stock based compensation expense ..................................................     1,177,991            --
     Issuance of common stock for payment of interest ..................................       212,111         355,222
     Depreciation and amortization .....................................................       229,460         208,841
     Amortization of financing costs ...................................................        66,340          50,055
     Amortization of deferred rent .....................................................       (57,030)        (57,020)
     Accretion of discount on investments in debt securities ...........................      (185,491)       (472,404)
     Accretion of original issue discount on convertible
       debentures ......................................................................        41,224          58,662
     Unrealized (gain) loss on securities ..............................................        14,018        (333,916)
     Minority interests in earnings ....................................................       663,691         129,148

     Changes in operating assets and liabilities:
          Increase in receivables from brokers or dealers
            and clearing organizations .................................................    (1,026,150)       (399,610)
          Decrease (increase) in trade receivables .....................................       869,620        (500,365)
          Increase in accrued interest receivable ......................................      (274,430)           --
          Decrease in other receivables ................................................        23,170         279,599
          Decrease in securities owned, net ............................................       403,915         228,669
          Increase in other assets .....................................................      (506,296)       (121,803)
          Increase in accounts payable and accrued expenses ............................       760,737       1,433,624
          Decrease in deferred revenue .................................................          --          (118,800)
          Increase (decrease) in other current liabilities .............................      (101,509)        412,550
                                                                                          ------------    ------------

     Net cash provided by  operating activities ........................................     2,780,649         216,178
                                                                                          ------------    ------------





(Continued)


See accompanying notes to unaudited consolidated financial statements.


                                      F-7



                               eVISION USA.COM, INC. AND SUBSIDIARIES

                     UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                                            Six months ended March 31,
                                                                                               2000            1999
                                                                                               ----            ----

CASH FLOWS FROM INVESTING ACTIVITIES:

   Purchase of credit card receivables .................................................  $ (4,645,040)           --
   Purchase of property, furniture and equipment .......................................      (172,627)        (99,076)
   Proceeds from sale of property, furniture and equipment .............................        85,160            --
   Redemption of certificate of deposit ................................................       575,000            --
   Purchase of available for sale securities ...........................................      (252,212)           --
   Purchases of debt securities ........................................................          --        (4,635,275)
   Proceeds from sale of  investment securities ........................................     2,204,608         331,250
   Advances on notes receivable ........................................................    (1,150,000)     (2,700,000)
   Advances on notes receivable, related party .........................................    (1,700,000)           --
   Acquisition of option relating to LIL Capital .......................................      (250,000)           --
   Proceeds from repayment of ESOP note ................................................       350,000            --
   Purchase of subsidiary minority interest ............................................      (101,664)           --
   Other investing activities ..........................................................      (169,714)       (174,217)
                                                                                          ------------    ------------

   Net cash used in investing activities ...............................................    (5,226,489)     (7,277,318)
                                                                                          ------------    ------------


CASH FLOWS FROM FINANCING ACTIVITIES

   Payment of cash dividends ...........................................................       (37,520)           --
   Principal payments on borrowings ....................................................       (26,377)        (30,437)
   Net proceeds from issuance of convertible debentures ................................          --           531,334
   Net proceeds from issuance of convertible debentures
    to related party ...................................................................          --         1,000,000
   Net proceeds from issuance of Convertible Series B-1
     and Series B Preferred Stock, net of offering costs ...............................    12,039,555         103,716
   Proceeds from exercises of common stock options
      and warrants .....................................................................       515,645            --
   Other financing activities ..........................................................          --           (95,890)
                                                                                          ------------    ------------

   Net cash provided by financing activities ...........................................    12,491,303       1,508,723
                                                                                          ------------    ------------




(Continued)


See accompanying notes to unaudited consolidated financial statements.


                                      F-8



                               eVISION USA.COM, INC. AND SUBSIDIARIES

                     UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                                            Six months ended March 31,
                                                                                               2000            1999
                                                                                               ----            ----

EFFECT OF EXCHANGE RATE ON CASH AND
   CASH EQUIVALENTS ....................................................................           355            --
                                                                                          ------------    ------------


NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS ....................................................................    10,045,818      (5,552,417)

CASH AND CASH EQUIVALENTS, BEGINNING OF
   PERIOD ..............................................................................     7,593,772       9,112,652
                                                                                          ------------    ------------

CASH AND CASH EQUIVALENTS, END OF PERIOD ...............................................  $ 17,639,590       3,560,235
                                                                                          ============    ============


SUPPLEMENTAL DISCLOSURES RELATED TO STATEMENTS OF CASH FLOWS:

                                                                                            Six months ended March 31,
                                                                                               2000            1999
                                                                                               ----            ----

Cash payments for interest .............................................................  $    503,584         375,533
                                                                                          ============    ============

Cash payments for income taxes .........................................................  $     25,000            --
                                                                                          ============    ============

Other investing and financing activities:
   Common stock issued for guarantee of dividends ......................................  $       --            62,500
                                                                                          ============    ============

   Preferred stock issued  for payment of dividends ....................................  $     32,831            --
                                                                                          ============    ============

   Dividends accrued on Convertible Series B-1
     Preferred Stock ...................................................................  $    569,041            --
                                                                                          ============    ============

   Amounts due on credit card receivables ..............................................  $  3,096,693            --
                                                                                          ============    ============

   Unearned discount on credit card receivables ........................................  $  1,601,976            --
                                                                                          ============    ============



See accompanying notes to unaudited consolidated financial statements.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited consolidated financial statements of eVision USA.Com, Inc. and subsidiaries (eVision or the Company) have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. In the opinion of management, these financial statements reflect all adjustments (which include only normal recurring adjustments) necessary for a fair presentation of the results of operations and financial position for the interim periods presented.

The consolidated subsidiaries include all of eVision's majority owned or controlled companies. All significant intercompany transactions have been eliminated.

The preparation of interim financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

These interim financial statements should be read in conjunction with the Annual Report on Form 10-K for the year ended September 30, 1999. Operating results for the six months and three months ended March 31, 2000, are not necessarily indicative of the results that may be expected for the year ending September 30, 2000. Certain reclassifications have been made to prior period's consolidated financial statements to conform to current period presentation.

NOTE 2.  ORGANIZATION

eVision is a holding company that was incorporated under the laws of the state of Colorado on September 14, 1988. eVision's consolidated subsidiaries include companies that operate as a fully disclosed securities broker/dealer; intend to provide transaction processing, networking and internet based services, and provide leveraged financing, including financing over the Internet.

American Fronteer Financial Corporation

American Fronteer Financial Corporation (American Fronteer or AFFC) is registered as a broker/dealer with the Securities and Exchange Commission (Commission), is a member of the NASD and the Boston Stock Exchange, is an associate member of the American Stock Exchange, and is registered as a securities broker/dealer in all 50 states. American Fronteer's business consists of providing retail securities brokerage and investment services, trading fixed income and equity securities, providing investment banking services to corporate and municipal clients, managing and participating in underwriting corporate and municipal securities, and selling a range of professionally managed mutual funds and insurance products.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

eBanker USA.com, Inc.

Fronteer Development Finance Inc., a Delaware corporation (Fronteer Development), was incorporated in the state of Delaware in March 1998 to operate as a finance company. Fronteer Income Growth Inc. (FIGI), a wholly owned subsidiary of Fronteer Development, was incorporated in September 1998 under the International Business Companies Ordinances of the Territory of the British Virgin Islands. In March 1999, Fronteer Development was merged into eBanker USA.com, Inc. (eBanker), a Colorado corporation, formed primarily for the purpose of effectuating a name change to eBanker and becoming a Colorado corporation. eBanker is a consolidated subsidiary of eVision. eVision owns all of the outstanding preferred stock of eBanker which entitles eVision to 50% of the votes to elect the members of the board of directors. During the quarter ended March 31, 2000, eVision purchased 10,000 shares of eBanker common stock, 50,000 common stock warrants and a $100,000 convertible debenture from an eBanker shareholder for $101,664. eVision also purchased 307,692 shares of common stock of eBanker for $1,999,998. As a result, eVision owned 38% of the outstanding common stock of eBanker as of March 31, 2000. Subsequent to March 31, 2000, eVision purchased an additional 46,000 shares of eBanker common stock, 230,000 common stock warrants and convertible debentures of $460,000 from eBanker shareholders for $367,437, resulting in eVision owning 40% of the outstanding common stock of eBanker.

In March 2000, eBanker acquired from MBf Card International Limited of Hong Kong Master Card, a credit card accounts receivable portfolio, for a total consideration of $7,741,733. The book value of the credit card accounts receivable portfolio as of January 31, 2000 was $9,343,709. Under the terms of the agreement, eBanker purchased the total of most receivables (principal and interest) due to MBf. The portfolio, as of January 31, 2000, consisted of approximately 92% of current accounts receivable and approximately 8% of 1 to 30 days past due accounts receivable. Sixty percent of the initial consideration, or $4,645,040, was paid at the time of closing with the remainder of $3,096,693 due in September 2000. The purchase discount of $1,601,976 is being amortized to income.

Skyhub Far East, Inc.

On January 24, 2000, eVision entered into an agreement whereby eVision agreed to issue 1,185,209 shares of eVision's common stock in exchange for 60% of the outstanding common shares of Gemtron International Global Ltd., which was renamed Skyhub Far East, Inc. (Skyhub). Skyhub was incorporated in the British Virgin Islands on December 28, 1998 and its only operations during 1999 consisted of contracts for services, which grossed approximately $200,000 in revenues.

eVision was required to issue the 1,185,209 shares if eVision's shareholders approved an amendment to eVision's Articles of Incorporation that increased the number of shares of common stock eVision is authorized to issue. On May 5, 2000, the shareholders of eVision approved the amendment to eVision's Articles of Incorporation that increased the number of shares of common stock eVision is authorized to issue. On May 10, 2000, eVision issued 1,185,209 restricted shares of eVision's common stock to Skyhub.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

In the interim period between the date of the agreement and the annual meeting of the shareholders on May 5, 2000, eVision agreed to provide Skyhub with approximately $3,000,000 in financing for the 60% interest in Skyhub. eBanker loaned Skyhub $1,500,000 which bears interest at 12% per annum, as part of the $3,000,000 financing commitment of eVision, to be paid back when additional funding is available or through the issuance and sale of the Company's common stock by Skyhub. eVision agreed that the value of the 1,185,209 shares of eVision common stock would be no less than $3,000,000 when sold in an orderly manner in the open market. Any shortfall will be made up by eVision in cash.

eBiz Web Solutions, Inc.

eBiz Web Solutions, Inc. (eBiz Web Solutions), formerly NeuroWeb Canada, Inc., a Canadian corporation and a wholly owned subsidiary of eVision, has commenced operations as a website development company. In addition to website development for the parent and subsidiaries, eVision, eBanker and AFFC, eBiz Web Solutions contracts with other commercial enterprises. There are approximately 30 employees of eBiz Web Solutions and their offices are located in Vancouver, British Columbia Canada.

Global Growth Management Inc.

In January 2000, eVision acquired 100% of the outstanding stock of Global Growth Management Inc. (Global Growth), a Canadian corporation, from Robert H. Trapp, an officer and director of eVision, for $1. There were no assets or liabilities of Global Growth. In January 2000, Global Growth entered into an agreement to purchase real property in Vancouver, British Columbia Canada, for approximately $1.4 million, subject to certain general conditions. The property is commercial real estate that would serve as the offices for eBiz Web Solutions. In May 2000, the sale was completed in the amount of $1,379,800, being paid in cash of $517,425 and a mortgage note payable in the amount of $862,375, that is due May 5, 2005, bearing interest at 9.6% per year for a term of five years.

Q6 Technologies, Inc.

Q6 Technologies, Inc. (Q6 Technologies), is a Colorado corporation formed in March 1999 by Q6 Group, LLC, a Pennsylvania limited liability company, and eVision. On June 18, 1999, Q6 Technologies acquired from eVision 72.8% of the outstanding common stock of Secutron Corp., a Colorado corporation that designs, develops, installs, markets and supports software systems for the securities brokerage industry (Secutron). Q6 Technologies' interests in Secutron were acquired in the early formation and capitalization of Q6 Technologies with eVision. Q6 Technologies subsequently increased its ownership of Secutron to approximately 78% in September 1999 and 97% in December 1999 primarily in connection with the settlement of a lawsuit by eVision and Secutron. Q6 Technologies determined that the businesses of Secutron and its wholly owned subsidiary, MidRange Solutions Corp. (MidRange), were not an appropriate part of Q6 Technologies' long-term business strategy.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

Effective December 17, 1999, Q6 Technologies transferred its ownership interests in Secutron and MidRange, back to eVision in return for the cancellation of 5,000,000 shares of Class B Common Stock of Q6 Technologies previously held by eVision and certain contractual concessions. eVision continues to hold 944,444 shares of Class A Common Stock and 555,556 shares of Class B Common Stock of Q6 Technologies. As a result of this transaction, eVision owns approximately 12% of Q6 which is accounted for using the cost method of accounting for investments in common stock.

On December 29, 1999, Q6 Technologies commenced a private placement of 4,000,000, subsequently amended to 2,000,000 shares of its Class B Common Stock at $3.00 per share. AFFC is acting as placement agent and will receive a commission of 10% and a nonaccountable expense reimbursement of 3% of the gross proceeds. In addition, AFFC may receive up to 1,500,000, as amended to 500,000 shares of the Class B Common Stock for nominal consideration if certain placement targets are met. The offering will continue until all 2,000,000 shares are sold or until May 31, 2000, unless extended by mutual agreement between AFFC and Q6 Technologies.

NOTE 3.  EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share for the six and three months ended March 31, 2000 and 1999:


                                                       Six months ended March 31, Three months ended March 31,
                                                       -------------------------- ---------------------------
                                                            2000         1999         2000         1999
                                                            ----         ----         ----         ----
Weighted average number of shares used
     in the basic earnings per share computation ....    21,042,036   17,875,490   22,040,213  18,117,084

Effect of dilutive securities:
     Common stock options ...........................    11,425,905         --     12,484,969        --
     Common stock warrants ..........................     1,807,904         --      4,161,570        --
     Convertible debentures, related party ..........    28,276,012         --     31,060,374        --
     Convertible Series B-1 Preferred Stock .........         4,382         --      9,552,449        --
                                                         ----------   ----------   ----------  ----------

     Dilutive potential common shares ...............    41,514,203         --     57,259,362        --
                                                         ----------   ----------   ----------  ----------

Adjusted weighted average number of
     shares used in diluted earnings per
     share computation ..............................    62,556,239   17,875,490   79,299,575  18,117,084
                                                         ==========   ==========   ==========  ==========

The effects of potentially dilutive securities for the six and three months ended March 31, 1999 have not been presented as the effects were antidilutive.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 4.  SALE OF FRONTEER CAPITAL INC.

On July 30, 1999, eVision entered into a Stock Purchase Agreement with Ladsleigh Investments Limited, BVI whereby eVision agreed to sell and Ladsleigh agreed to purchase 100% of the stock of Fronteer Capital Inc., now known as LIL Capital Inc., for $3,000,000, excluding cash and warrants to purchase equity in a publicly traded company. The primary assets were approximately 122,084,000 shares of the common stock of Online Credit International Limited (Online International) that were originally purchased in open market transactions on the Hong Kong Stock Exchange and that were accounted for as trading securities. The purchase price was paid in cash of $150,000 and in the form of a promissory note for $2,850,000, which bears interest at 14% and is due July 30, 2000. To secure the promissory note, eVision holds all the primary assets of LIL Capital in escrow. Prior to the transaction, there was no material relationship between Ladsleigh and eVision or any of its affiliates, and directors or officers.

On March 2, 2000, Ladsleigh sold the Company a ten year option to reacquire all of the outstanding stock of LIL Capital. The price of the option was $250,000. eVision may exercise the option by canceling the $2,850,000 promissory note and all accrued interest thereon that was issued by Ladsleigh to eVision in connection with the purchase by Ladsleigh of LIL Capital. The assets of LIL Capital consist primarily of the assets previously sold to Ladsleigh. Call options for 109,600,000 shares of Online International that are included as a part of the assets of LIL Capital have been sold by LIL Capital to unaffiliated parties. An option for 100,000,000 shares has an exercise price of approximately $0.046 per share and an option for 4,600,000 shares has an exercise price of approximately $0.052 per share. Neither of these two options may be exercised until the common stock of Online International trades at approximately $0.19 per share or higher. The remaining option for 5,000,000 shares is exercisable at an average price of approximately $0.052 per share. All of the options expire on July 25, 2000.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 5.  CONVERTIBLE SERIES B-1 PREFERRED STOCK

On October 16, 1998, eVision commenced a private placement of 1,500,000 shares of its Series B Preferred Stock at a price of $10.00 per share. Before the offering was terminated, 25,500 shares were sold. On May 12, 1999, eVision commenced a second private placement of 1,500,000 shares of its Convertible Series B Preferred Stock at $10.00 per share. The 25,500 shares of Series B Preferred Stock sold in eVision's first offering were exchanged for Convertible Series B Preferred Stock. Including the shares exchanged from the first offering, 110,500 shares of Convertible Series B Preferred Stock were sold in the second offering before it was terminated. The Convertible Series B Preferred Stock was offered by American Fronteer, which received a commission of 10% and a nonaccountable expense allowance of 3% of the total amount sold in the offering.

On September 27, 1999, eVision commenced a private offering of 1,500,000 shares of its Convertible Series B-1 Preferred Stock at a price of $10.00 per share and the 1,500,000 shares include 110,500 shares that were being offered in exchange for the Convertible Series B Preferred Stock outstanding on a one- for-one basis. The Convertible Series B-1 Preferred Stock was offered by American Fronteer, which was issued 150,000 warrants that allow the holder to purchase shares of eVision's Convertible Series B-1 Preferred Stock at a purchase price of $12.00 per share for five years. American Fronteer also received a commission of 10% and a nonaccountable expense allowance of 3% of the total amount sold in the offering. During the six month period ended March 31, 2000, the Company received approximately $12,039,555, net of offering costs of $1,855,445.

The Convertible Series B-1 Preferred Stock has a cumulative annual dividend rate payable semi-annually of 8% in cash and 7% in additional shares of Convertible Series B-1 Preferred Stock. Online International has guaranteed the payment of any cash dividends that accrue on the Convertible Series B-1 Preferred Stock through October 31, 2002. The semi-annual dividend payable on shares of Convertible Series B-1 Preferred Stock will be equivalent to three and one-half one hundredths of a share of Convertible Series B-1 Preferred Stock for each outstanding share of Convertible Series B-1 Preferred Stock. Any Convertible Series B-1 Preferred Stock issued as a dividend on the Convertible Series B-1 Preferred Stock will have the same dividend and other terms as the Convertible Series B-1 Preferred Stock. The dividend on Convertible Series B-1 Preferred Stock is payable semi-annually beginning October 31, 1999, and continuing each April 30 and October 31 thereafter, when and if declared by the Board of Directors. Each share of Convertible Series B-1 Preferred Stock is immediately convertible by the holder into 10 shares of eVision's common stock which is equivalent to a price of $1.00 per share of common stock. In addition, each share of Convertible Series B-1 Preferred Stock will be automatically converted into 10 shares of common stock at $1.00 per share at such time as the closing bid price of the common stock is at least $4.00 per share for 30 consecutive trading days. The Convertible Series B-1 Preferred Stock is redeemable by eVision on or after October 1, 2003, at a price of $12.50 per share plus any accrued and unpaid dividends.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

Effective as of October 31, 1999, the Company paid total dividends of $70,350 comprised of $37,520 paid in cash and $32,831 paid in shares of Convertible Series B-1 Preferred Stock. Of this amount, $48,154 had been accrued during the year ended September 30, 1999.

On April 26, 2000, the board of directors declared a semi-annual dividend of 8% in cash and 7% in shares of the Convertible Series B-1 Preferred Stock payable, to be paid by May 19, 2000 to the stockholders of record on April 30, 2000. Total accrued dividends as of March 31, 2000 were $579,675, which were included in the dividend payment of $764,433 in May 2000. The dividend payment included cash of $407,698 and 35,753 shares of Convertible Series B-1 Preferred Stock.

NOTE 6.  STOCKHOLDERS' EQUITY

As of September 30, 1999, the Employee Stock Ownership Plan of eVision had a note payable to eVision that was secured by shares of eVision common stock. During the quarter ended December 31, 1999, the loan amount of $350,000 plus accrued interest of $212,007 was paid in full.

During the six months ended March 31, 2000, the Company issued a total of 2,388,992 shares of common stock upon the exercise of stock options and warrants. Cash proceeds for the exercises were $515,645. Included in the total shares are 739,768 shares of common stock that were issued in cashless exercises of options to purchase 1,040,000 shares of common stock and resulted in stock-based compensation expense of $509,241.

During the six months ended March 31, 2000, the Company granted options to employees to purchase 2,161,000 shares of the Company's common stock at prices ranging from $0.20 to $2.87 per share. The options vest over 0 to 5 years and are exercisable for a period of ten years.

On January 16, 2000, options were granted to certain officers and directors to purchase 750,000 shares of eVision common stock at an exercise price equal to the market price of the shares on the grant date of $2.875 per share. The options vest immediately and are exercisable for a period of ten years. On the same date, the Board of Directors and these officers agreed to cancel previously issued options for the purchase of 250,000 shares of common stock of eVision at $0.20 per share, which were exercisable only if eVision achieved basic earnings of $0.10 per share beginning with the year ended September 30, 1999.

Also on January 16, 2000, a similar earnings requirement provision for options held by certain directors was eliminated. The grants, previously made to two directors for a total of 250,000 shares, had a provision that earnings per share had to be $0.10 before any options would vest. The exercise price was not amended and this resulted in stock-based compensation expense of $668,750 for the six month period ended March 31, 2000.

During the quarter ended December 31, 1999, eVision paid the interest accrued to Online Credit Limited (Online Credit) as of September 30, 1999 in the amount of $212,111 by the issuance of 428,583 shares of common stock of eVision. In May 2000, the Company issued a total of 852,507 shares of its common stock to Online Credit Limited (Online Credit) in payment of accrued interest on the convertible debentures, related party for the six months ended March 31, 2000 of $420,139.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 7.  REALIZED GAINS ON SALES OF INVESTMENT SECURITIES

As of September 30,1999, eVision had investments in debt securities of Asian corporations traded on the Hong Kong Stock Exchange which had a fair value of $1,991,258. During the six months ended March 31, 2000, the investments were sold for proceeds of $2,204,608. The Company recognized realized gains from the sales of $356,492 during the six months ended March 31, 2000.

NOTE 8.  COMMITMENTS AND CONTINGENCIES

Global Med Technologies, Inc.

As of March 31, 2000 and September 30, 1999, eVision had loaned a total of $5,100,000 and $3,400,000, respectively, to Global Med Technologies, Inc. (Global Med) under three separate agreements as follows:

                                                                 March 31,    September 30,
                                                                   2000          1999
                                                                 --------     ------------
   Promissory notes on initial lines of credit with eBanker   $  2,650,000  $  2,650,000
   Promissory notes on $2,000,000 line of credit with
   eBanker                                                       1,700,000         --
   Bridge loan with eBanker                                        750,000       750,000
                                                                ----------    ----------
   Financing agreements                                       $  5,100,000  $   3,400,000
                                                                ==========    ===========

The $2,650,000 loan had been extended from April 15, 1999 until April 15, 2000, with the previous default conversion price of $0.05 per share increased to $0.25 per share. In April 2000, the principal and interest on the loan was further extended to January 2001, the conversion feature was increased to the then market price per share of the common stock of $1.6875, in consideration of a financing fee payable in 78,519 shares of common stock of Global Med. If the loan's accrued interest or principal is not repaid in 270 days the loan's interest and principal due date will be automatically extended to April 15, 2001. The loan will become a straight loan, without conversion features. Interest will continue to accrue on the balance at 12% interest per annum and ten year warrants exercisable for common shares of Global at an exercise price of $0.50 will be issued to eBanker. The number of warrants will be equal to the entire principal and interest amount divided by the new exercise price.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

In October 1999, the Company entered into an agreement with Global Med and Online Credit for a bridge loan in the amount of $2,000,000, originally extended by Online Credit to Global Med. The line of credit was convertible, at Online Credit's option, into shares of Global Med's common stock at a price $1.15 per share. As of March 31, 2000, Global Med had drawn $1,700,000 on this line of credit. In April 2000, the principal and interest on the loan was further extended to January 2001, in consideration of a financing fee payable in 59,259 shares of common stock of Global Med. If the loan's accrued interest or principal is not repaid in 270 days the loan's interest and principal due date will be automatically extended to April 15, 2001. The loan will become a straight loan, without conversion features. Interest will continue to accrue on the balance at 12% per annum, and ten year warrants exercisable for common shares of Global at an exercise price of $0.50 will be issued to eBanker. The number of warrants will be equal to the entire principal and interest amount divided by the new exercise price. As of March 31, 2000, Global had drawn $1,700,000 on this line of credit and has $300,000 available.

The $750,000 bridge loan, as revised on May 7, 1999, bears interest at 12% and was due and payable December 31, 1999. The maturity date had been extended from December 31, 1999 to September 30, 2000 in consideration of a fee of an additional 13,275 shares of common stock of Global Med and a change in the conversion rate to $0.50 per share. In April 2000, the principal and interest on the loan was further extended to January 1, 2001, in consideration of a financing fee payable in 22,222 shares of common stock of Global Med.

Lockup Agreement

On October 28, 1999, Global Med entered into a Lockup Agreement with eBanker and a Lockup Agreement with eVision. The agreements provide that eBanker and eVision will not, between October 28, 1999 and October 28, 2000, without Global Med's prior written consent, publicly offer, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, (i) warrants to purchase 9,000,000 shares of Global Med's common stock at $0.25 per share held by eBanker or warrants to purchase 1,000,000 shares of Global Med's common stock at $0.25 per share held by eVision and (ii) any shares (the Shares, and, together with the warrants, the Securities) of common stock issuable upon the exercise of the warrants; provided, however, that eBanker or eVision may offer, sell, contract to sell, grant an option for the sale of, or otherwise dispose of all or any part of the Securities or other such security or instrument of Global Med during such period if such transaction is private in nature and the transferee of such Securities or other securities or instruments agrees, prior to such transaction, to be bound by all of the provisions of the lockup agreements. In exchange for entering into the agreements, eBanker and eVision were issued 450,000 shares and 50,000 shares of common stock of Global Med, respectively.

In addition, the agreements provide (i) eBanker and eVision will not be restricted from disposing of the Securities in the event that an unaffiliated third party commences a tender offer for the outstanding common stock, and (ii) eBanker and eVision will not be restricted from disposing of 450,000 and 50,000, respectively, of the Securities in the aggregate if the closing sale price for the Global Med common stock on the principal market on which it then trades equals or exceeds $5.00 per share for any ten consecutive trading day period preceding the date of such sale, and (iii) that there will be no restrictions upon the ability of eBanker or eVision to exercise the warrants.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

Online Credit Limited

The Company previously issued Online Credit a ten year $4,000,000 10% Convertible Debenture that is convertible into shares of common stock of the Company and an option to purchase an $11,000,000 12% Convertible Debenture that is convertible into shares of common stock of the Company. The current balance of the convertible debentures is $8,000,000. The option to purchase the $11,000,000 12% Convertible Debenture has $7,000,000 available under option. The principal is due in ten years except for one installment of $500,000 that was due in March 2000. In consideration of a fee of $15,000, the due date of this installment has been extended to March 2001.

Other

On December 23, 1996, AFFC received notification of an arbitration award in NASD Arbitration No. 95-05062, Chang, et al. v. AFFC that was originally filed on October 21, 1995. The allegations in the case related to a private placement sold by a former broker at AFFC. In 1996, AFFC provided for damages that were awarded in the amount $424,824 against AFFC, which AFFC appealed. During the year ended September 30, 1999, AFFC lost the first appeal and the court ordered AFFC to place on deposit, in a restricted cash account, the amount of $575,000. On January 25, 2000, the case was settled for the amount of $517,000. The certificate of deposit was released from restriction and partially redeemed for payment of the settlement.

 AFFC is a defendant in certain arbitration and litigation matters arising from its activities as a broker/dealer. In the opinion of management, these matters including any damages awarded against AFFC have been adequately provided for in the accompanying consolidated financial statements, and the ultimate resolution of these arbitration and litigation matters will not have a significant adverse effect on the consolidated results of operations or the consolidated financial position of the Company.

In April 2000, eBanker made available, to an unaffiliated individual in Singapore, $1,000,000 under a short term revolving loan facility, that is due December 30, 2000, bears interest at 18% per annum is due and payable upon maturity.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 9.  SEGMENT DISCLOSURE

For the Six Months Ended March 31, 2000

                                                               Q6
                                                          Technologies
                                                              and
Consolidated                                  AFFC          Secutron          eBanker      Others       Elimination       Totals
- ------------                                  ----        ------------        -------      ------       -----------       ------
Revenues from
   unaffiliated customers .............   $ 16,824,088       1,202,745       2,043,320       804,419        --           20,874,572
Intersegment revenues .................           --              --           109,460       745,344       (854,804)          --
                                          ------------    ------------    ------------    ----------   ------------    ------------
Total revenues ........................     16,824,088       1,202,745       2,152,780     1,549,763       (854,804)     20,874,572
                                          ============    ============    ============    ==========   ============    ============

Operating income (loss) ...............      2,709,925         (19,749)      1,497,791    (1,909,839)      (172,120)      2,106,008
Other income (expense), net ...........         39,017          85,138          84,173      (243,246)       109,460          74,542
                                          ------------    ------------    ------------    ----------   ------------    ------------
Income (loss) from operations
   before  minority interest and
   income taxes .......................      2,748,942          65,389       1,591,964    (2,153,085)       (62,660)      2,180,550
                                          ============    ============    ============    ==========   ============    ============
Depreciation and
   amortization .......................        199,443          11,323           --           18,694          --            229,460
                                          ============    ============    ============    ==========   ============    ============

Capital expenditures ..................   $     55,207           2,159           --          115,261          --            172,627
                                          ============    ============    ============    ==========   ============    ============
Identifiable assets as of
   March 31, 2000 .....................   $  9,297,724         408,578      23,408,997    19,312,762     (9,271,636)     43,156,425
                                          ============    ============    ============    ==========   ============    ============

For the Six Months Ended March 31, 1999
                                                               Q6
                                                          Technologies
                                                              and
Consolidated                                  AFFC          Secutron          eBanker      Others       Elimination       Totals
- ------------                                  ----        ------------        -------      ------       -----------       ------
Revenues from
   unaffiliated customers .............   $ 12,104,270       4,946,664         741,272       387,862           --        18,180,068
Intersegment revenues .................           --           250,000         247,888       200,000       (697,888)           --
                                          ------------    ------------    ------------    ----------   ------------    ------------
Total revenues ........................     12,104,270       5,196,664         989,160       587,862       (697,888)     18,180,068
                                          ============    ============    ============    ==========   ============    ============

Operating income (loss) ...............       (558,422)        294,101         190,651      (206,008)          --          (279,678)
Other expense, net ....................        (21,123)         (2,322)        (26,528)     (398,306)          --          (448,279)
                                          ------------    ------------    ------------    ----------   ------------    ------------
Income (loss) from operations
   before minority interest and
   income taxes .......................       (579,545)        291,779         164,123      (604,314)          --          (727,957)
                                          ============    ============    ============    ==========   ============    ============
Depreciation and
   amortization .......................        187,808          18,920            --           2,113           --           208,841
                                          ============    ============    ============    ==========   ============    ============

Capital expenditures ..................   $       --              --              --          99,076           --            99,076
                                          ============    ============    ============    ==========   ============    ============
Identifiable assets as of
   March 31, 1999 .....................      5,061,375       2,200,072      10,136,190     8,221,293     (6,461,308)     19,157,622
                                          ============    ============    ============    ==========   ============    ============

                          Independent Auditors' Report


The Board of Directors and Stockholders
eVision USA.Com, Inc.:


We have audited the accompanying consolidated balance sheet of eVision USA.Com, Inc. and Subsidiaries as of September 30, 1999, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity (deficit), and cash flows for the year ended September 30, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of eVision USA.Com, Inc. and Subsidiaries as of September 30, 1999, and the results of their operations and their cash flows for the year ended September 30, 1999 in conformity with generally accepted accounting principles.




/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP



Denver, Colorado
December 21, 1999

                          Independent Auditors' Report


The Board of Directors and Stockholders
eVision USA.Com, Inc.:


We have audited the accompanying consolidated balance sheet of eVision USA.Com, Inc. (formerly Fronteer Financial Holdings Ltd.) and Subsidiaries as of September 30, 1998, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity (deficit), and cash flows for each of the years in the two-year period ended September 30, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of eVision USA.Com, Inc. and Subsidiaries as of September 30, 1998, and the results of their operations and their cash flows for each of the years in the two-year period ended September 30, 1998, in conformity with generally accepted accounting principles.


                                                    /s/ KPMG LLP
                                                    KPMG LLP



Denver, Colorado
December 30, 1998


                               eVISION USA.COM, INC. AND SUBSIDIARIES

                                     CONSOLIDATED BALANCE SHEETS


                                                                                                      September 30,
ASSETS                                                                                          1999                1998
- ------                                                                                          ----                ----

CURRENT ASSETS:
   Cash and cash equivalents (Note 1) ..................................................   $  7,593,772           9,112,652
   Certificate of deposit, restricted (Note 13) ........................................        575,000                --
   Receivables from brokers or dealers and clearing organizations ......................           --               410,069
   Trade receivables ...................................................................      1,009,918           1,157,841
   Other receivables ...................................................................        542,209             667,425
   Securities owned, at market value (Note 2) ..........................................      1,495,701           1,688,085
   Notes receivable (Note 3) ...........................................................      3,150,000                --
   Notes receivable, related party (Note 4) ............................................      3,400,000                --
   Investments in debt securities, available-for-sale, at market value (Note 5) ........      1,991,258                --
   Other assets ........................................................................        271,026             261,606
                                                                                           ------------        ------------

      Total current assets .............................................................     20,028,884          13,297,678

PROPERTY, FURNITURE AND EQUIPMENT, net (Note 6) ........................................      1,233,360           1,541,131

FINANCING COSTS, net of accumulated amortization
   of $108,062  (Notes 7 and 10) .......................................................        917,812                --

OTHER LONG-TERM ASSETS .................................................................        559,995             532,103
                                                                                           ------------        ------------

      Total assets .....................................................................   $ 22,740,051          15,370,912
                                                                                           ============        ============









See accompanying notes to consolidated financial statements.


                                      F-23


                               eVISION USA.COM, INC. AND SUBSIDIARIES

                               CONSOLIDATED BALANCE SHEETS (CONTINUED)


                                                                                                      September 30,
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                                  1999                1998
- ---------------------------------------------                                                   ----                ----

CURRENT LIABILITIES:
   Accounts payable and accrued expenses (Note 8) ......................................   $  3,417,849           2,514,860
   Payable to clearing organization ....................................................        128,040                --
   Current portion of long-term debt and capital lease obligations (Note 9) ............         70,812             124,007
   Accrued interest payable to related party (Note 11) .................................        212,111             157,111
   Current portion of convertible debentures to related party (Notes 11 and 13) ........        500,000                --
   Deferred revenue ....................................................................          7,930             118,800
   Other current liabilities ...........................................................        265,099             306,574
                                                                                           ------------        ------------
      Total current liabilities ........................................................      4,601,841           3,221,352

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS,
    net of current portion (Note 9) ....................................................         89,351             107,532
CONVERTIBLE DEBENTURES (Note 10) .......................................................      6,747,383           6,101,448
CONVERTIBLE DEBENTURES TO RELATED PARTY
    (Notes 11, 13 and 14) ..............................................................      7,500,000           7,000,000
DEFERRED RENT CONCESSIONS ..............................................................      1,540,715           1,654,766
                                                                                           ------------        ------------

      Total liabilities ................................................................     20,476,290          18,085,098
                                                                                           ------------        ------------

MINORITY INTEREST IN SUBSIDIARIES ......................................................      6,191,241             328,991
                                                                                           ------------        ------------
COMMITMENTS AND CONTINGENCIES
      (Notes 1,  9, 10, 11, 13, 14, 16 and 17)

STOCKHOLDERS' EQUITY (DEFICIT) (NOTES 14 and 15):
   Preferred Stock, 25,000,000 shares authorized, $0.10 par value;
      110,500 shares of Convertible Series B issued and outstanding ....................         11,050                --
   Common Stock; 100,000,000 shares authorized, $0.01 par value;
      19,838,299 and 17,140,857 shares issued and outstanding ..........................        198,383             171,408
   Additional paid-in capital ..........................................................     13,106,401          11,042,464
   Accumulated deficit .................................................................    (17,144,251)        (13,907,049)
   Accumulated other comprehensive income ..............................................        247,937                --
   Unearned ESOP shares (Note 16) ......................................................       (350,000)           (350,000)
                                                                                           ------------        ------------
            Total stockholders' equity (deficit) .......................................     (3,930,480)         (3,043,177)
                                                                                           ------------        ------------

            Total liabilities and stockholders' equity (deficit) .......................   $ 22,740,051          15,370,912
                                                                                           ============        ============

See accompanying notes to consolidated financial statements.

                               eVISION USA.COM, INC. AND SUBSIDIARIES

                                CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                              Year Ended September 30,
                                                                                  ----------------------------------------------
                                                                                  1999                 1998                 1997
                                                                                  ----                 ----                 ----
REVENUE:
Brokerage commissions ...............................................          17,193,481           14,763,287           13,779,477
Investment banking ..................................................           1,299,209            2,227,289            3,003,794
Trading profits, net ................................................           1,085,189              405,962              274,563
Other broker/dealer .................................................           1,323,578            1,489,853              774,329
Computer hardware and software operations ...........................           9,705,227            8,454,279            6,982,143
Interest income on investments and loans ............................           1,411,992                 --                   --
Gain on sale of assets (Notes 1 and 3) ..............................           2,129,864                 --                   --
Other ...............................................................              44,722               46,634              286,108
                                                                             ------------         ------------         ------------

       Total revenue ................................................          34,193,262           27,387,304           25,100,414
                                                                             ------------         ------------         ------------

COST OF SALES AND OPERATING EXPENSES:
Broker/dealer commissions ...........................................          10,612,894           10,521,902           10,268,764
Computer cost of  sales .............................................           8,752,669            7,979,162            5,767,136
Unrealized loss on securities (Note 17) .............................              65,315            1,751,792                 --
Interest expense on convertible debentures (Note 10) ................           1,012,956               84,031                 --
General and administrative ..........................................          15,435,464           13,359,245           11,252,747
Depreciation and amortization .......................................             427,816              389,234              338,945
                                                                             ------------         ------------         ------------

        Total cost of sales and operating expenses ..................          36,307,114           34,085,366           27,627,592
                                                                             ------------         ------------         ------------

Operating loss ......................................................          (2,113,852)          (6,698,062)          (2,527,178)

OTHER INCOME (EXPENSE):
Interest income .....................................................             114,754              300,705              150,203
Interest expense ....................................................             (31,178)             (17,390)             (27,940)
Interest expense to related party (Note 11) .........................            (827,527)            (388,129)                --
Other ...............................................................              29,422              (15,434)             (22,580)
                                                                             ------------         ------------         ------------

       Total other income (expense) .................................            (714,529)            (120,248)              99,683

Loss before minority interest and income taxes ......................          (2,828,381)          (6,818,310)          (2,427,495)
Minority interest in (earnings) loss ................................            (224,036)             129,363              (11,331)
                                                                             ------------         ------------         ------------

Loss from continuing operations before income taxes .................          (3,052,417)          (6,688,947)          (2,438,826)
Income tax (expense) benefit ........................................            (136,631)            (290,320)             448,524
                                                                             ------------         ------------         ------------

Loss from continuing operations .....................................          (3,189,048)          (6,979,267)          (1,990,302)
                                                                             ------------         ------------         ------------

(Continued)

See accompanying notes to consolidated financial statements.





                                      F-25

                               eVISION USA.COM, INC. AND SUBSIDIARIES

                          CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)

                                                                                              Year Ended September 30,
                                                                                  ----------------------------------------------
                                                                                  1999                 1998                 1997
                                                                                  ----                 ----                 ----

Loss from continuing operations .....................................        $ (3,189,048)          (6,979,267)          (1,990,302)

Loss on sale of discontinued operations, net of
   income tax benefit of $159,748 and $409,692
   in 1998 and 1997, respectively  (Note 19) ........................                --               (249,861)            (666,522)
Loss from discontinued operations, net of income tax
   benefit of $101,788 and $411,631 in 1998 and
   1997,  respectively (Note 19) ....................................                --               (159,207)            (799,048)
                                                                             ------------         ------------         ------------

Loss from discontinued operations ...................................                --               (409,068)          (1,465,570)
                                                                             ------------         ------------         ------------

Loss before extraordinary item ......................................          (3,189,048)          (7,388,335)          (3,455,872)
Extraordinary item-forgiveness of debt, net of income
   tax expense of $585,000 (Note 19) ................................                --                915,000                 --
                                                                             ------------         ------------         ------------

Net loss ............................................................          (3,189,048)          (6,473,335)          (3,455,872)

Preferred stock dividends ...........................................             (48,154)                --                   --
                                                                             ------------         ------------         ------------

Net loss applicable to common shareholders ..........................        $ (3,237,202)          (6,473,335)          (3,455,872)
                                                                             ============         ============         ============
Weighted average number of common shares
   outstanding ......................................................          18,411,886           16,459,515           16,760,597
                                                                             ============         ============         ============
Basic earnings (loss) per common share:
   Continuing operations ............................................        $      (0.18)               (0.42)               (0.12)
   Discontinued operations:
         Sale of discontinued operations ............................                --                  (0.02)               (0.04)
         Discontinued operations ....................................                --                  (0.01)               (0.05)
   Extraordinary item ...............................................                --                   0.06                 --
                                                                             ------------         ------------         ------------

         Total ......................................................        $      (0.18)               (0.39)               (0.21)
                                                                             ============         ============         ============








See accompanying notes to consolidated financial statements.


                               eVISION USA.COM, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

                                                                                          For the Year Ended September 30,
                                                                                  ----------------------------------------------
                                                                                  1999                 1998                 1997
                                                                                  ----                 ----                 ----

Net loss ............................................................         $(3,189,048)          (6,473,335)          (3,455,872)

Other comprehensive income:

   Unrealized gain on available-for-sale securities,
      net of tax of $158,517 (Notes 1 and 5) ........................             247,937                 --                   --
                                                                              -----------          -----------          -----------

Comprehensive income (loss) .........................................         $(2,941,111)          (6,473,335)          (3,455,872)
                                                                              ===========          ===========          ===========
































See accompanying notes to consolidated financial statements.

                                    eVISION USA.COM, INC. AND SUBSIDIARIES

                                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                          Convertible
                                           Series B                   Additional
                                          Preferred       Common       Paid-in      Accumulated
                                            Stock         Stock        Capital         Deficit
                                          ---------       ------      ----------    -----------
Balances at September 30, 1996 .....          --          161,419     10,251,969   (3,977,842)

Proceeds from shares issued
   through private placement, net
   of issuance costs of $80,257 ....          --           7,296        715,021          --

Net loss ...........................          --            --             --       (3,455,872)
                                      -----------    -----------    -----------    -----------

Balances at September 30, 1997 .....          --         168,715     10,966,990     (7,433,714)

Issuance of common shares for
   interest (Note 10) ..............          --           4,128        217,539           --

Common stock received and
   canceled in disposition of net
   assets of discontinued operations
   (Note 19) .......................          --          (4,935)      (488,565)          --

Issuance of common shares for
   branch office ...................          --           3,500        346,500           --

Net loss ...........................          --            --             --       (6,473,335)
                                      -----------    -----------    -----------    -----------

Balances at September 30, 1998 .....          --         171,408     11,042,464    (13,907,049)

Issuance of common shares on
   exercise of stock options .......          --           2,840         53,947           --

Issuance of common shares for
   interest (Note 11) ..............          --          15,694        756,834           --

Issuance of common shares for
   guarantee (Note 14) .............          --           2,500         60,000           --

Issuance of Convertible  Series B
   Preferred stock, net of  issuance
   costs of $244,853 (Note 14) .....        11,050          --          849,097           --

Issuance of common shares in
   settlement (Note 13) ............          --           5,500        319,500           --

Issuance of common shares for
   extension of debt (Note 11) .....          --             441         24,559           --

Preferred stock dividends (Note 14)           --            --             --          (48,154)

Other comprehensive income:
   Unrealized gain on
   available-for-sale securities ...          --            --             --             --

Net loss ...........................          --            --             --       (3,189,048)
                                      -----------    -----------    -----------    -----------

Balances at September 30, 1999 .....        11,050       198,383     13,106,401    (17,144,251)
                                      ===========    ===========    ===========    ============

See accompanying notes to consolidated financial statements.

                                      F-28(a)

                                         Accumulated
                                            other
                                        comprehensive    Unearned
                                            Income      ESOP stock      Total
                                        --------------  ----------      -----
Balances at September 30, 1996 .....          --         (350,000)     6,085,546

Proceeds from shares issued
   through private placement, net
   of issuance costs of $80,257 ....          --             --          722,317

Net loss ...........................          --             --       (3,455,872)
                                       -----------    -----------    -----------

Balances at September 30, 1997 .....          --         (350,000)     3,351,991

Issuance of common shares for
   interest (Note 10) ..............          --             --          221,667

Common stock received and
   canceled in disposition of net
   assets of discontinued operations
   (Note 19) .......................          --             --         (493,500)

Issuance of common shares for
   branch office ...................          --             --          350,000

Net loss ...........................          --             --       (6,473,335)
                                       -----------    -----------    -----------

Balances at September 30, 1998 .....          --         (350,000)    (3,043,177)

Issuance of common shares on
   exercise of stock options .......          --             --           56,787

Issuance of common shares for
   interest (Note 11) ..............          --             --          772,528

Issuance of common shares for
   guarantee (Note 14) .............          --             --           62,500

Issuance of Convertible  Series B
   Preferred stock, net of  issuance
   costs of $244,853 (Note 14) .....          --             --          860,147

Issuance of common shares in
   settlement (Note 13) ............          --             --          325,000

Issuance of common shares for
   extension of debt (Note 11) .....          --             --           25,000

Preferred stock dividends (Note 14)           --             --          (48,154)

Other comprehensive income:
   Unrealized gain on
   available-for-sale securities ...       247,937           --          247,937

Net loss ...........................          --             --       (3,189,048)
                                       -----------    -----------    -----------

Balances at September 30, 1999 .....       247,937       (350,000)    (3,930,480)
                                       ===========    ===========    ===========


See accompanying notes to consolidated financial statements.



                                      F-28(b)


                               eVISION USA.COM, INC. AND SUBSIDIARIES

                                CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                  Year Ended September 30,
                                                                                            ------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:                                                       1999            1998            1997
                                                                                            ----            ----            ----
Net loss ...........................................................................    $(3,189,048)     (6,473,335)     (3,455,872)
Adjustments to reconcile net loss to net cash used by continuing operations:
     Issuance of common shares in exchange for services, ...........................      1,097,528         555,761            --
          interest expense and settlement agreement
     Gain on sale of assets ........................................................     (2,129,864)           --              --
     Loss from discontinued operations .............................................           --           409,068       1,465,570
     Depreciation and amortization .................................................        427,816         389,234         338,945
     Amortization of financing costs ...............................................        108,062            --              --
     Accretion of discount on investment in debt securities ........................       (808,270)           --              --
     Extraordinary item, net of income tax of $585,000 .............................           --          (915,000)           --
     Amortization of deferred rent .................................................       (114,051)        (61,763)        (52,298)
     Accretion on convertible bonds ................................................        114,601           6,576            --
     Minority interest in earnings (loss) ..........................................        224,036        (129,363)         11,331
     Unrealized loss on trading securities .........................................         65,315       1,751,792            --
     Other .........................................................................        (14,883)        290,320         352,332
Changes in operating assets and liabilities
     Decrease (increase) in receivables from clearing
          organization .............................................................        538,109       1,635,065        (434,696)
     Decrease (increase) in trade receivables ......................................        147,923        (370,870)        218,109
     Decrease (increase) in other receivables ......................................        125,216        (285,217)       (375,083)
     Decrease (increase) in securities owned, net ..................................     (1,190,931)     (2,568,555)        837,238
     Decrease (increase) in other assets ...........................................          5,464         562,450        (683,850)
     Increase (decrease) in accounts payable and
          accrued expenses .........................................................        681,879        (701,701)        770,035
     Increase (decrease) in deferred revenue .......................................       (110,870)        118,800         (24,400)
     Increase (decrease) in other current liabilities ..............................        (41,475)         57,019          (7,960)
                                                                                        -----------     -----------     -----------

Net cash used by continuing operations .............................................     (4,063,443)     (5,729,719)     (1,040,599)
Net cash provided (used) by discontinued operations ................................           --           597,682      (1,222,461)
                                                                                        -----------     -----------     -----------

            Net cash used by operating activities ..................................     (4,063,443)     (5,132,037)     (2,263,060)
                                                                                        -----------     -----------     -----------

(Continued)





See accompanying notes to consolidated financial statements.



                                      F-30


                               eVISION USA.COM, INC. AND SUBSIDIARIES

                          CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                                                  Year Ended September 30,
                                                                                            ------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:                                                       1999            1998            1997
                                                                                            ----            ----            ----
   Purchase of property, furniture and equipment ...................................       (238,263)       (746,576)       (417,476)
   Disposal of property ............................................................        144,849            --              --
   Investment in certificate of deposit ............................................       (575,000)           --              --
   Purchase of debt securities .....................................................     (4,635,275)           --              --
   Proceeds from sale of debt securities ...........................................      4,306,603            --              --
   Advances on notes receivable ....................................................     (3,700,000)           --              --
   Proceeds from sale of Clearing Operation ........................................           --              --         1,048,075
   Other investing activities ......................................................          5,463        (284,862)       (214,393)
   Proceeds from sale of Fronteer Capital ..........................................        150,000            --              --
   Net cash provided by discontinued operations ....................................           --           221,975       2,498,472
                                                                                        -----------     -----------     -----------

Net cash provided (used) by investing activities ...................................     (4,541,623)       (809,463)      2,914,678
                                                                                        -----------     -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

  Proceeds from issuance of Fronteer Development Private
        Placement Units, net of offering costs .....................................        534,953       6,297,898            --
  Proceeds from issuance of convertible debentures to related party ................      1,000,000       7,000,000            --
  Proceeds from sale of eBanker March 1999 units, net of ...........................           --
        offering costs .............................................................      4,678,754            --
  Proceeds from issuance of Convertible Series B Preferred
        Stock, net of offering costs ...............................................        860,147            --              --
  Net payments on borrowings from related parties ..................................           --          (150,102)       (190,900)
  Principal payments on borrowings .................................................        (61,922)        (86,366)     (1,207,802)
  Net proceeds from issuance of common stock .......................................           --              --           722,317
  Net proceeds from exercise of stock options ......................................         56,787            --              --
  Proceeds from exercise of eBanker warrants .......................................         27,435            --              --
  Other financing activities .......................................................         (9,968)        (88,000)         88,000
                                                                                        -----------     -----------     -----------

Net cash provided (used) by financing activities ...................................      7,086,186      12,973,430        (588,385)
                                                                                        -----------     -----------     -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ...............................     (1,518,880)      7,031,930          63,233

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR .......................................      9,112,652       2,080,722       2,017,489
                                                                                        -----------     -----------     -----------

CASH AND CASH EQUIVALENTS, END OF YEAR .............................................    $ 7,593,772       9,112,652       2,080,722
                                                                                        ===========     ===========     ===========

(Continued)




See accompanying notes to consolidated financial statements.



                                      F-31


                               eVISION USA.COM, INC. AND SUBSIDIARIES

                          CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)


SUPPLEMENTAL DISCLOSURES RELATED TO STATEMENTS OF CASH FLOWS:

                                                                                                  Year Ended September 30,
                                                                                            ------------------------------------
                                                                                            1999            1998            1997
                                                                                            ----            ----            ----

Cash payments for:
   Interest:
      Continuing operations ........................................................    $    31,178          22,425          27,940
      Discontinued operations ......................................................           --             9,350         142,508
                                                                                        -----------     -----------     -----------

                        Total cash paid for interest ...............................    $    31,178          31,775         170,448
                                                                                        ===========     ===========     ===========

   Income taxes: ...................................................................    $   160,780           7,047         129,831
                                                                                        ===========     ===========     ===========

OTHER NONCASH INVESTING AND FINANCING ACTIVITIES:

   McLeod note payable applied against purchase
      price of directories (Note 19) ...............................................    $      --              --           500,000
                                                                                        ===========     ===========     ===========

   Common stock received for sale of discontinued
      operations (Note 19) .........................................................    $      --           493,500            --
                                                                                        ===========     ===========     ===========

   Interest paid to related party by issuance of
      common stock (Note 11) .......................................................    $   772,528         221,667            --
                                                                                        ===========     ===========     ===========
   Acquisition of furniture and equipment by issuance
      of common stock ..............................................................    $      --            15,906            --
                                                                                        ===========     ===========     ===========

 Note receivable exchanged for stock of Fronteer Capital ...........................    $ 2,850,000            --              --
                                                                                        ===========     ===========     ===========

  Shares issued for guaranty of dividends on
      Convertible Series B-1 Preferred Stock (Note 14) .............................    $    62,500            --              --
                                                                                        ===========     ===========     ===========

  Shares issued for financing costs (Note 14) ......................................    $    25,000            --              --
                                                                                        ===========     ===========     ===========

  Shares issued in settlement of litigation ........................................    $   325,000            --              --
                                                                                        ===========     ===========     ===========

  Equipment purchased under capital lease ..........................................    $   146,653            --              --
                                                                                        ===========     ===========     ===========





See accompanying notes to consolidated financial statements.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE  1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

eVision USA.Com, Inc., (eVision or the Company) is a holding company that was incorporated under the laws of the state of Colorado on September 14, 1988. eVision's consolidated subsidiaries include companies that:

     o    operate as a fully disclosed securities broker/dealer;
     o intend to provide transaction processing, networking and internet based services;
     o design, develop, install, market and support software systems for the securities brokerage industry; and
     o provide leveraged financing, including proposed financing over the Internet.

The consolidated subsidiaries include all of the following identified majority owned or controlled companies. All significant intercompany transactions have been eliminated.

In December 1997, Heng Fung Capital [S] Private Limited (Heng Fung Private), a subsidiary of Online Credit International Ltd., formerly Heng Fung Holdings Company Limited (Online International), purchased 1,136,364 shares of the Company's outstanding common stock from Robert A. Fitzner, Jr. and Robert L. Long, former officers and directors of the Company, and from two other employees of American Fronteer Financial Corporation (American Fronteer or AFFC). In December 1997, Robert A. Fitzner, Jr. and Heng Fung Private agreed that, upon the regulatory approval of the National Association of Securities Dealers, Inc.
(NASD) of a change in the beneficial ownership of 25% or more of AFFC, Heng Fung Private would purchase an additional 3,556,777 shares of the Company's outstanding common stock from Mr. Fitzner which were purchased in February 1998.

American Fronteer Financial Corporation

American Fronteer, a wholly owned subsidiary of eVision, was incorporated in 1974 to engage in the retail stock brokerage business in the Rocky Mountain Region of the United States. American Fronteer is registered as a broker/dealer with the Securities and Exchange Commission (Commission), is a member of the NASD and the Boston Stock Exchange, is an associate member of the American Stock Exchange, and is registered as a securities broker/dealer in all 50 states. American Fronteer is a member of the Securities Investor Protection Corporation
(SIPC) and other regulatory and trade organizations. American Fronteer is also licensed to sell insurance products in certain states. American Fronteer's business consists of providing retail securities brokerage and investment services, trading fixed income and equity securities, providing investment banking services to corporate and municipal clients, managing and participating in underwriting corporate and municipal securities, and selling a range of professionally managed mutual funds and insurance products.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE  1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

American Fronteer's principal executive office and Denver, Colorado branch office are located at One Norwest Center, 1700 Lincoln Street, 32nd Floor, Denver, Colorado 80203. American Fronteer also has branch offices located in San Francisco, California; Colorado Springs, Colorado; West Palm Beach, Florida; Atlanta, Georgia; Chicago, Illinois; Metairie, Louisiana; Las Vegas, Nevada; Albany, New York; New York, New York; Dallas, Texas; and Reston, Virginia.

eBanker USA.com, Inc.

Fronteer Development Finance Inc., a Delaware corporation (Fronteer Development), was incorporated in the state of Delaware in March 1998 to operate as a finance company. Fronteer Income Growth Inc. (FIGI), a wholly owned subsidiary of Fronteer Development, was incorporated in September 1998 under the International Business Companies Ordinances of the Territory of the British Virgin Islands. In March 1999, Fronteer Development was merged into eBanker USA.com, Inc. (eBanker), a Colorado corporation, primarily for the purpose of effectuating a name change to eBanker and becoming a Colorado corporation.

eBanker USA.com, Inc. is a 29% owned consolidated subsidiary of eVision. In addition to its 29% equity interest, eVision also has the right to cast 50% of the vote in the election of eBanker's directors due to its ownership of the preferred stock of eBanker. eBanker has entered into a management agreement with eVision to assist in the management of eBanker's business including providing assistance in the (i) identification of lending opportunities, (ii) credit analysis of potential borrowers, (iii) structure of loans, including yield-enhancing equity participation and collateral arrangements and (iv) administration of loans. In exchange for such services, eVision is entitled to an annual fee equal to 10% of eBanker's pretax profits as determined from eBanker's annual audited financial statements.

eBanker was created with the purpose of providing a wide range of on-line financial lending products and services. eBanker intends to identify, target and serve high-margin, global financial market segments, through its interactive and multimedia website. eBanker's website first became operational in September
1999. The website is still in its initial phase of development and will continually be expanded. eBanker has been designed as a non-deposit taking, broad financial services entity, so that it is not subject to the regulations facing traditional financial institutions. To date, eBanker's activities have consisted of raising approximately $13,000,000 from outside sources in private placements of securities, and making loans to affiliated and unaffiliated entities.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE  1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Q6 Technologies, Inc.

Q6 Technologies, Inc. (Q6 Technologies), is a Colorado corporation formed in March 1999 by Q6 Group, LLC, a Pennsylvania limited liability company, and eVision. Q6 Technologies is currently a development stage company with no continuing operations. On June 18, 1999, Q6 Technologies acquired from eVision 72.8% of the outstanding common stock of Secutron Corp., a Colorado corporation that designs, develops, installs, markets and supports software systems for the securities brokerage industry (Secutron). Secutron has one wholly owned subsidiary, MidRange Solutions Corp., a Colorado corporation that is a distributor and systems integrator of computer products to the Rocky Mountain region (MidRange). Q6 Technologies' interests in Secutron were acquired in the early formation and capitalization of Q6 Technologies with eVision. Q6 Technologies subsequently increased its ownership of Secutron to approximately 78% in September 1999 and 95% in December 1999 in connection with the settlement of a lawsuit by eVision and Secutron. Q6 Technologies determined that the Secutron and MidRange businesses were not an appropriate part of Q6
Technologies' long-term business strategy. Effective December 17, 1999, Q6 Technologies transferred its ownership interests in Secutron and its wholly owned subsidiary, MidRange, back to eVision in return for the cancellation of 5,000,000 shares of Class B Common Stock of Q6 Technologies previously held by eVision and certain contractual concessions. eVision continues to hold 944,444 shares of Class A Common Stock and 555,556 shares of Class B Common Stock of Q6 Technologies.

Secutron Corporation

Secutron was incorporated in Colorado in May 1979. Secutron's business consists of designing, developing, installing, marketing, and supporting software systems for the securities brokerage industry. Secutron markets hardware and software to securities brokerage firms. Secutron is also an Internet service provider providing Internet services ranging from access to the Internet to development and maintenance of Web sites. Secutron's wholly owned subsidiary, MidRange, is a Colorado corporation formed on January 1, 1993. MidRange is an IBM business partner selling IBM hardware and hardware manufactured by competitors of IBM, and acts as a distributor for software products which are proprietary to third parties. MidRange sells hardware and software to businesses in several different industries, including manufacturers, distributors and healthcare providers. Subsequent to September 30, 1999, eVision entered into an agreement to sell the assets of MidRange. MidRange is included in the Q6 Technologies and Secutron business segment, which includes computer hardware, software and related technology investments of eVision.

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash on deposit in excess of Federal Deposit Insurance Corporation limits was $4,262,993 and $3,108,678, as of September 30, 1999 and 1998, respectively. Included in cash and cash equivalents as of September 30, 1999 and 1998 were $447,379 and $5,705,696, respectively, which were invested in a U.S. Government obligation mutual fund. The U.S. Government obligation mutual fund invests in U.S. Treasury and agency obligations and in repurchase agreements, which have these securities as collateral.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE  1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

TRADE RECEIVABLES AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

The allowance for doubtful accounts is maintained at a level adequate to absorb probable losses and credit losses inherent in the business based upon specific identification of probable losses and the Company's prior history of credit losses. Management determines the adequacy of the allowance based upon reviews of individual accounts, recent loss experience, current economic conditions, the risk characteristics of the various categories of accounts and other pertinent factors.

OTHER RECEIVABLES

Other receivables include receivables from employees, for forgivable loans made to retail brokers. Such loans bear interest at 8% to 10% and generally are due within two to five years from the date the broker joins the Company. The loans and interest are forgiven over the term of the loans and are amortized on a straight-line basis through a charge to commissions expense. In the event a broker leaves the Company prior to the end of the loan term, the unforgiven loan balance and related interest are collectible from the broker.

SECURITIES

Securities transactions and related revenue and expense associated with the Company's broker/dealer operations are recorded on a settlement date basis, usually the third business day following the trade date. The effect of using settlement date rather than trade date for the recording of securities transactions is not significant. In accordance with financial reporting requirements for broker/dealers, AFFC's financial instruments, including securities, are all carried at market value. Securities without a readily available market value are recorded at estimated fair value. Unrealized appreciation or depreciation is included in operations as trading profit or loss. Realized gains and losses are determined using the average cost method.

Marketable equity securities held by other subsidiaries are identified as being available-for-sale or trading securities and carried at estimated market value. Unrealized gains and losses are reported as other comprehensive income in the case of available-for-sale securities.

Statement of Financial  Accounting  Standards  (SFAS) No. 119,  Disclosure about
Derivative Financial Instruments and Fair Value of Financial Instruments, prescribes disclosure requirements for transactions in certain derivative financial instruments including futures, forward, swap, and option contracts, and other financial instruments with similar characteristics. Although the Company is authorized to enter into such transactions in the ordinary course of business, and may do so in the future, no such transactions have been consummated.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE  1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

CONCENTRATIONS OF RISK

eBanker had originally invested approximately $4,700,000 in debt securities of Asian corporations, which were traded on the Hong Kong Stock Exchange. Beginning in the fourth quarter of the year ended September 30, 1999, management began selling these investments. The proceeds are on deposit in a brokerage account in the Commerzbank in Singapore. As of September 30, 1999, the Company had investments in debt securities of $1,991,258.

INVESTMENTS IN DEBT SECURITIES AND COMPREHENSIVE INCOME

eBanker has invested in debt securities of various corporations that are traded on the Hong Kong Stock Exchange. The Company had classified these debt securities as held-to-maturity securities. Consequently, the investments were reported at amortized cost. The debt securities carry a premium redemption value over the face amount of each security. If the security is held-to-maturity, the Company will receive a guaranteed premium above the face value. The purchase discount and the premium for holding each security to maturity were being accreted to interest income over the remaining life of the security using the effective interest rate method.

As of June 30, 1999, management changed its investment strategy with respect to the debt securities to systematically sell the debt securities. Consequently, the investments in debt securities have been transferred from the held-to-maturity category to the available-for-sale category, are carried at fair value based on quoted market prices and all unrealized gains, net of applicable income tax expense, have been reported as other comprehensive income in the accompanying financial statements. When an investment is sold and the gain or loss is realized, the gain or loss will be reclassified from other comprehensive income and be recognized as a component of net loss.

FINANCIAL INSTRUMENTS

The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. Significant differences can arise between the fair value and carrying amount of financial instruments that are recognized at historical cost amounts.

The fair values of the Company's short-term and long-term debt either approximate fair value or are estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

The Company's off balance sheet financial instruments are primarily warrants to purchase 10,000,000 shares of the common stock of Global Med Technologies, Inc. (Global Med) at $0.25 per share. The warrants have not been valued due to the significant ownership of Global Med it would represent if the warrants were exercised and due to the limited market for sales of shares of Global Med common stock.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE  1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

REVENUE AND COST RECOGNITION

Revenue from the sale of computer equipment and installation of software is generally recognized when the equipment and related software is installed and accepted by the customer. Revenue from hardware and software sales is primarily generated by MidRange which is an IBM business partner selling IBM hardware and hardware manufactured by competitors of IBM, and acts as a distributor for software products which are proprietary to third parties.

Costs incurred in researching, designing, and planning for the development of new software are included in computer hardware and software operations in the accompanying consolidated financial statements. All amounts are charged to operations as incurred until such time as the costs meet the criteria for capitalization. Such costs have not been significant. General and administrative costs are charged to expenses as incurred.

Underwriting revenues are recorded when services for the transactions are substantially complete. Transaction related expenses are deferred and later expensed to match revenue recognition.

PROPERTY, FURNITURE AND EQUIPMENT

Property, furniture and equipment are recorded at cost. Depreciation of property, furniture and equipment is computed using the accelerated and straight-line methods based on the estimated useful lives of the assets. Real property had an estimated useful life of forty years; furniture and vehicles of three to five years; and equipment has estimated lives ranging from five to ten years. Equipment under capital leases and leasehold improvements are amortized straight line over shorter of the lease term or estimated useful life of the asset.

INCOME TAXES

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. If deferred tax asset realizability is not considered to be more likely than not, a valuation allowance is provided.
Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE  1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

ACCOUNTING FOR STOCK-BASED COMPENSATION

The Company has adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123 (SFAS No. 123), Accounting for Stock-Based Compensation. As permitted under SFAS No. 123, the Company continues to recognize stock-based compensation costs under the intrinsic value based method of accounting as prescribed by Accounting Principles Board Opinion No. 25 (APB No. 25), Accounting for Stock Issued to Employees.

ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

As a securities broker/dealer, AFFC is engaged in various securities trading and brokerage activities. A portion of AFFC's transactions are collateralized and are executed with and on behalf of institutional investors including other broker/dealers. AFFC's exposure to credit risk associated with the nonperformance of these customers in fulfilling their contractual obligations pursuant to securities transactions can be directly impacted by volatile trading markets which may impair the customers' abilities to satisfy their obligations to AFFC. AFFC's principal activities are also subject to the risk of counterparty nonperformance.

eVision is a party to various financial instruments with off-balance-sheet risk as part of its normal course of business, including contractual commitments to extend credit and other assistance to third parties. These financial instruments involve, to varying degrees, elements of credit risk, which are not recognized in eVision's consolidated balance sheets.

RECLASSIFICATIONS

Certain reclassifications have been made to prior years' consolidated financial statements to conform to current year's presentation.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE  1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

RECENTLY ISSUED FINANCIAL ACCOUNTING STANDARDS

In June 1998, the FASB issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement was effective for all fiscal quarters beginning after June 15, 1999. In July 1999, the FASB issued Statement No. 137, Accounting for Derivative Instruments and Hedging Activities -Deferral of the Effective Date of FASB Statement No. 133. The Statement defers the effective date of Statement No. 133 to all fiscal quarters of all fiscal years beginning after June 15, 2000. The Company has not completed its evaluation of the impact of this Statement.

NOTE  2.  SECURITIES OWNED

Securities owned consisted of the following:

                                                         September 30,
                                                   ------------------------
                                                   1999                1998
                                                   ----                ----

          Corporate securities                   1,337,324           1,401,672
          U.S. government obligations                1,644               3,978
          Municipal obligations                    156,733             282,435
                                                ----------          ----------

                                                 1,495,701           1,688,085
                                               ===========          ==========

At September 30, 1998, corporate securities included $1,066,972 invested in Online Credit International Ltd. (Online International), formerly Heng Fung Holdings Company Limited, affiliated entities.

NOTE  3.  NOTES RECEIVABLE

Notes receivable at September 30, 1999 consists of the following:

Note receivable from unaffiliated entity, interest at 14%, principal and interest due July 2000, secured by equity securities $ 2,850,000


Note receivable from unaffiliated entity, interest at 12%,
 principal and interest due December 31, 1999, unsecured                  50,000

Note receivable from unaffiliated entity, interest at 12%,
 interest payable quarterly, matures July 1, 2000, unsecured             250,000
                                                                     -----------

                                                                     $ 3,150,000
                                                                     ===========
                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE  3.  NOTES RECEIVABLE (Continued)

Sale of Fronteer Capital

On July 30, 1999, eVision entered into a Stock Purchase Agreement with Ladsleigh Investments Limited, BVI whereby eVision agreed to sell and Ladsleigh agreed to purchase 100% of the stock of a wholly owned subsidiary of eVision, Fronteer Capital, Inc., for $3,000,000, excluding cash and warrants to purchase equity in a publicly traded company. The primary assets were approximately 122,084,000 shares of the common stock of Online International, originally purchased in open market transactions on the Hong Kong Stock Exchange. The purchase price of Fronteer Capital was based on the fair value of the primary assets held by Fronteer Capital as of July 30, 1999 based on a third party quotation service. Unrealized gains on these trading securities held by Fronteer Capital through July 30, 1999 of approximately $1,682,000 have been realized. The purchase price was paid in cash of $150,000 and in the form of a promissory note for $2,850,000, which bears interest at 14% and is due July 30, 2000. To secure the promissory note, eVision will hold all the primary assets of Fronteer Capital in escrow.

Other

During the year ended September 30, 1999, eBanker advanced $300,000 to two unaffiliated entities, for the purpose of funding temporary working capital needs. The loans are expected to be repaid from proceeds of private placements for which AFFC is acting as the selling agent. eBanker received a warrant to purchase 10% of the outstanding shares of common stock at the time of the private placement offering as a loan origination fee for the $50,000 note receivable. For the $250,000 note receivable, eBanker received a loan origination fee of warrants to purchase 200,000 shares of common stock of the entity at $1.25 per share in addition to a fee of 1% of the loan amount. Subsequent to year end, eBanker advanced an additional $100,000 to this entity for which it received warrants to purchase 80,000 shares of common stock at $1.25 per share plus a fee of 1% of $100,000 or $1,000.

NOTE  4.  NOTES RECEIVABLE, RELATED PARTY

Notes receivable, related party at September 30, 1999 consists of the following:


     Note receivable from affiliated company, interest at 12% payable
      monthly, matures April 2000                                    $ 2,650,000

     Note receivable from affiliated company, interest at 12% payable
      monthly, matures December 31, 1999                                 750,000
                                                                      ----------

                                                                     $ 3,400,000
                                                                      ==========
                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE  4.  NOTES RECEIVABLE, RELATED PARTY (Continued)

Global Med Technologies, Inc.

As of September 30, 1999, notes receivable, related party consists of notes receivable of eBanker from Global Med which total $3,400,000. Global Med is an affiliated company due to common control. Fronteer Capital had committed to lend Global Med $1,650,000 primarily for working capital, with interest at 12% per annum. In exchange for the commitment, Fronteer Capital earned a warrant to purchase 1,000,000 common shares of Global Med at $0.25 per share. During October 1998, eBanker agreed to an assignment of the loan commitment from Fronteer Capital to Global Med, excluding any warrants. As of September 30, 1999, eBanker had advanced $1,650,000 to Global Med on this line of credit. In return for the loan, eBanker received a warrant to purchase 5,000,000 common shares of Global Med at $0.25 per share.

In October 1998, eBanker purchased a portion of notes receivable from Global Med to Online Credit Limited, formerly known as Heng Fung Finance Company Limited (Online Credit). The total note receivable from Global Med was $1,500,000. Of this amount, eBanker purchased $1,000,000 and a warrant to purchase 4,000,000 common shares of Global Med at $0.25 per share from Online Credit for $1,100,000.

The total amount owed eBanker as of September 30, 1999 under these lines of credit from Global Med was $2,650,000. The common stock purchase warrants held by eBanker total 9,000,000 shares of common stock of Global Med for $0.25 per share. The warrants are carried at a cost of $100,000, and are included in other assets. Interest on the loans is 12% per annum. The loans were originally due and the commitment expired April 15, 1999.

In March 1999, eBanker granted an extension of the loan due date until April 15, 2000. In addition, the default conversion price described below was increased to $0.25 per share from $0.05 per share. In consideration for the change in terms, Global Med agreed to pay eBanker a 2% fee of $53,000, payable in 42,400 shares of restricted Global Med common stock.

If Global Med defaults on the repayment of any amount borrowed pursuant to the notes originally issued to Online Credit, all existing members of the board of directors of Global Med will have to resign and Online Credit will have the right to appoint all new members. If there is default and Online Credit does not exercise its rights on default, eBanker will have the same rights on default on the repayment of any amounts borrowed pursuant to the Fronteer Capital commitment as Online Credit as are specified above. In addition, if Global Med defaults on the repayment of amounts owed to eBanker, the loans may be converted to common stock of Global Med at a default conversion price of $0.25 per share.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE  4.  NOTES RECEIVABLE, RELATED PARTY (Continued)

In March 1999, eBanker entered into a bridge loan agreement with Global Med for $750,000. The promissory note is convertible into common stock of Global Med at a price based upon the average bid price of Global Med's common stock for a period of 15 business days prior to April 15, 1999. As of September 30, 1999, Global Med had an outstanding balance due on the loan of $750,000. Outstanding principal amounts under the loan are due December 31, 1999 and accrue at an interest rate of 12%. Interest is payable monthly. eBanker received a loan commitment fee of 2% or $15,000, which was paid in 13,275 shares of Global Med common stock.

NOTE  5.  INVESTMENTS IN DEBT SECURITIES

As of September 30, 1999, investments in debt securities of Asian corporations traded on the Hong Kong Stock Exchange are as follows:

                                     Carrying         Interest        Maturity
Corporation                            Value            Rate            Date
- -----------                          --------         --------        --------

China Resources                    $  1,199,558         2.00%        04/30/04
Paul Y-ITC                              791,700         5.00%        02/03/01
                                     ----------
                                   $  1,991,258
                                     ==========

As of September 30, 1999, the debt securities are classified as available-for-sale and carried at fair value. At September 30, 1999, gross unrealized gains on the securities were $406,454, with the net of tax unrealized gain of $247,937 recorded in accumulated other comprehensive income.

During  the  year  ended   September  30,  1999,   proceeds  from  the  sale  of
available-for-sale securities were $4,306,603 with gross realized gains of $447,863. For the purpose of determining gross realized gains, the cost of the securities sold is based on specific identification.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE 6. PROPERTY, FURNITURE AND EQUIPMENT

Property, furniture and equipment consisted of the following:

                                                           September 30,
                                                       ------------------
                                                       1999          1998

   Furniture and equipment                         $ 2,901,228     2,923,665

   Leasehold improvements                              599,107       558,520
   Real property                                          --         245,100
                                                    ----------    ----------

                                                     3,500,335     3,727,285
   Less accumulated depreciation and amortization   (2,266,975)   (2,186,154)
                                                    ----------    ----------

                                                   $ 1,233,360     1,541,131
                                                    ==========    ==========

NOTE 7.  FINANCING COSTS

As of September 30, 1999,  financing costs,  amortized over the life of the debt
instruments  using  the  effective  interest  rate  method,   consisted  of  the
following:


                                                        Financing      Accumulated
                                                          costs        amortization      Net
                                                        ---------      ------------      ---
Offering costs of the eBanker private placement
   units allocated to the convertible debentures
   (Note 10)                                          $   938,374        (97,644)       840,730
Financing costs for guarantee of dividends by
  related party (Note 14)                                  62,500         (4,168)        58,332
Financing fee for extension of due date for the
   convertible debenture to related party (Note 11)        25,000         (6,250)        18,750
                                                      -----------    -----------    -----------

                                                      $ 1,025,874       (108,062)       917,812
                                                      ===========    ===========    ===========

                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE 8. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following:

                                                 September 30,
                                              -----------------
                                              1999         1998

        Trade accounts payable             $1,324,594    1,313,225

        Accrued legal reserves                819,001      500,000
        Payroll related accounts              582,409      553,197
        Other accrued expenses                691,845      148,438
                                           ----------   ----------

                                           $3,417,849    2,514,860
                                           ==========   ==========

NOTE 9. LEASES AND LONG-TERM DEBT

Leases

The Company and its subsidiaries lease office space under long-term noncancelable operating leases. The leases provide for annual escalations for utilities, taxes, and service costs, as well as escalating rental rates over the term of the leases. The Company has two capital leases. One is for communication equipment with a balance of $30,876 as of September 30, 1999. The Company pays $1,030 per month through October 2002, which results in an effective interest rate of approximately 12%. The other capital lease, for computer hardware and software, has a balance of $129,287 as of September 30, 1999, with payments of $4,871 per month through April 2002, which results in an effective interest rate of approximately 12%.

Rent  expense  included  in  the  consolidated   statements  of  operations  was
$1,983,102,  $1,809,255 and  $1,387,125 for the years ended  September 30, 1999,
1998 and 1997, respectively.

Included in equipment and fixtures in the accompanying balance sheets are the following assets held under capital leases:

                                                   September 30,
                                                 ----------------
                                                 1999        1998
                                                 ----        ----

           Communication equipment           $  46,807       46,807
           Computer hardware and software      146,653         --
                                             ---------    ---------

           Assets under capital lease          193,460       46,807
           Less accumulated amortization       (40,651)     (10,921)
                                                          ---------

           Assets under capital lease, net   $ 152,809       35,886
                                             =========    =========
                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE 9. LEASES AND LONG-TERM DEBT (Continued)

The following represents the minimum lease payments remaining under capital leases and the future minimum lease payments for all noncancelable operating leases included in continuing operations at September 30, 1999:

                                                     Capital     Operating
                                                     Leases        Leases
                                                     -------     ---------

                           2000                  $   70,812     2,049,056
                           2001                      70,812     1,915,919
                           2002                      46,457     1,638,905
                           2003                        --       1,347,421
                           2004                        --       1,160,595
                Thereafter                             --       2,901,767
                                                 ----------    ----------

       Total minimum lease payments                 188,081    11,013,663
                                                               ==========
       Less amount representing interest            (27,918)
                                                 ----------

       Present value of minimum lease payments   $  160,163
                                                 ==========

Long-Term Debt

Long-term debt as of September 30, 1998 was comprised of a capital lease described above and a note payable to a bank, secured by real property, with monthly payments of $3,333 plus accrued interest. Interest was at 8.50% and the loan matured March 1, 2001. During the year ended September 30, 1999, the Company sold the real property and paid the note in full. The balances as of September 30 were as follows:

                                            1999        1998
                                            ----        ----

                  Capital leases          160,163     114,872

                  Long-term debt             --       116,667
                                         --------    --------

                                          160,163     231,539
                  Less current portion    (70,812)   (124,007)
                                         --------    --------

                                           89,351     107,532
                                         ========    ========
                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE  10.  CONVERTIBLE DEBENTURES

Fronteer Development May 1998 Private Placement


On May 26, 1998, Fronteer Development Finance Inc. (which was later merged into eBanker) commenced a private placement of 30,000 units (Unit) each consisting of
(i) one $1,000 convertible debenture,  due August 1, 2008, paying 10% per annum;
(ii) 100 Class A common shares; and (iii) warrants exercisable at $3.00 per share for 500 Class A common shares (Fronteer Development Private Placement). The convertible debentures are convertible into Class A common shares at a conversion price of $5.00 per share.

Per the terms of the Fronteer Development Private Placement, the portion of the cost per Unit allocable to the convertible debentures is 83.4%. As of September 30, 1999, a total of 7,958 units were issued through the eBanker Private
Placement for proceeds of $6,832,851, net of issuance costs of $1,125,149. Therefore, the convertible debentures were recorded at 83.4% of the $7,958,000 face amount of the convertible debentures. The discount on the convertible debentures is being amortized as an adjustment to the stated interest rate of 10% using the interest method. Original issue discount amortization of $114,601 and $6,576 has been recognized through September 30, 1999 and 1998, respectively.

The convertible debentures are scheduled to mature on August 1, 2008 and generally are not callable by eBanker prior to maturity. Interest is at 10% per annum, payable each January 31st and July 31st. These debentures are convertible into shares of common stock of eBanker at a conversion price of $5.00 per share. Accrued interest expense on the convertible debentures at September 30, 1999 and 1998 was $132,633 and $77,454, respectively.

The offering memorandum for the Fronteer Development Private Placement included 3,000,000 shares of authorized Class B common stock, and required eVision to purchase Class B common stock in the amount of no less than 26.67% of the amount of Units purchased by outside investors. eVision has fulfilled its commitment. This investment is eliminated in the accompanying consolidated balance sheet. There were no commissions or expenses associated with the Class B common stock issuance.

In March 1999, Fronteer Development was merged into eBanker USA.com, Inc. (eBanker), a Colorado corporation, primarily for the purpose of effectuating a name change to eBanker and becoming a Colorado corporation. As a result of the merger, the Fronteer Development Class B Common Stock, which had a 30 to 1 voting preference and was owned by eVision (giving eVision 96% of the voting power and 46% of the equity interest), was exchanged for an equivalent number of shares of eBanker common stock. The eBanker common stock has one vote per share. After the merger, eVision held 46% of the voting and equity interest in eBanker. In addition, the articles of incorporation of eBanker designated a share of Series A Preferred Stock. The Series A Preferred Stock gives the holder 50% of the vote in the election of Directors of eBanker. eBanker sold the Series A Preferred Stock for $1,000 to eVision.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE 10. CONVERTIBLE DEBENTURES (Continued)

eBanker March 1999 Private Placement

In March 1999, eBanker commenced the March 1999 Private Placement of 3,000,000 units. Each unit consisted of one share of common stock and one detachable warrant to purchase one share of common stock. Each March 1999 Private Placement Unit was sold for $6.00. The detachable warrants will be exercisable to purchase one share of common stock at an exercise price of $8.00 per share from the earlier of 120 days after an initial public offering of eBanker securities or one year after the date of the March 1999 Private Placement until August 31, 2000. A total of 899,444 March 1999 Private Placement Units were issued for proceeds of $4,678,754, net of issuance costs of $717,912.

NOTE 11. CONVERTIBLE DEBENTURES TO RELATED PARTY

In December  1997,  the Company  sold Online  Credit a ten year  $4,000,000  10%
Convertible Debenture that is convertible into shares of common stock of the Company at a price of $0.53125 per share until December 15, 2007, unless sooner paid, and an option to purchase a $11,000,000 10% Convertible Debenture that is convertible into shares of common stock of the Company at a price of $0.61 per share until ten years from the date of issue unless sooner paid. With the exception of a convertible debenture for $500,000, the convertible debentures mature in ten years. Online Credit partially exercised the option and purchased additional 10% Convertible Debentures totaling $2,500,000. On September 23, 1998, Online Credit and the Company agreed to amend the terms of the remaining $8,500,000 of the $11,000,000 10% Convertible Debenture by increasing the interest rate to 12%, changing the conversion price to the lower of $0.35 or the fair market value per share, and changing the default conversion price to $0.10 per share. On September 25, 1998, Online Credit partially exercised its option to purchase $8,500,000 of 12% Convertible Debentures by purchasing a $500,000 12% Convertible Debenture from the Company. During the year ended September 30, 1999, Online Credit purchased an additional $1,000,000 convertible debenture. Therefore, as of September 30, 1999 and 1998, Online Credit had purchased a total of $8,000,000 and $7,000,000, respectively, in convertible debentures. At September 30, 1999, the current portion of the convertible debentures, due March 2000, was $500,000, which was originally due March 1999. In consideration of the extension of the due date to March 2000, eVision paid Online Credit a financing fee equal to 5% or $25,000 which was paid in 44,092 shares of common stock of the Company.


The quarterly interest payments on the convertible debentures purchased pursuant to the Convertible Debenture agreement are currently being made in shares of the Company's common stock and resulted in 412,800 shares being issued through September 30, 1998 to Online Credit. During the year ended September 30, 1999, 1,569,417 common shares of the Company were issued to pay the accrued interest through June 30, 1999. Subsequent to September 30, 1999, 428,583 common shares of the Company were issued to pay the accrued interest of $212,111 through September 30, 1999.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE 12. INCOME TAXES

Income tax expense (benefit) relating to the loss from continuing operations for the three years in the period ended September 30, consisted of the following:

                                     1999       1998         1997
                                     ----       ----         ----

     Current                       136,631       --        99,956

     Deferred                        --      290,320    (548,480)
                                  --------   --------    --------

                                   136,631    290,320    (448,524)
                                  ========   ========    ========

Income tax expense (benefit) for the years ended September 30, 1999, 1998 and 1997, differs from the amounts computed by applying the U.S. Federal income tax rate of 34% to loss from continuing operations before income taxes as a result of the following:


                                                                1999          1998          1997
                                                                ----          ----          ----
Computed "expected" income tax benefit                      (1,037,821)   (2,274,242)     (829,201)
(Increase) decrease in income tax benefit resulting from:
   Nondeductible expenses                                       19,487       159,948        10,158
   State taxes, net of Federal benefit                        (166,527)     (150,268)      (82,000)
   Unconsolidated subsidiaries for tax purposes                162,031      (111,476)       99,956
   Change in valuation allowance for deferred tax
     assets                                                  1,166,000     2,504,784       505,000
   Other                                                        (6,539)      161,574      (152,437)
                                                            ----------    ----------    ----------

   Income tax expense (benefit)                                136,631       290,320      (448,524)
                                                            ==========    ==========    ==========

                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE 12. INCOME TAXES (Continued)

Temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities that result in significant deferred tax assets and liabilities are as follows:

                                                              September 30,
                                                            1999          1998
                                                            ----          ----
Deferred tax assets:
   Deferred rent concessions                              601,000       645,000
   Accrued expenses                                       376,000       459,000
   Allowance for doubtful accounts                        151,000       136,000
   Unamortized employee loans                             (13,000)      135,000
   Unrealized loss on investments                            --         683,000
   Investments in subsidiaries and affiliates              29,000        97,000
   Contribution and operating loss carryforwards        4,209,000     1,992,000
                                                       ----------    ----------

   Gross deferred tax assets                            5,353,000     4,147,000
   Valuation allowance                                 (5,262,000)   (4,096,000)
                                                       ----------    ----------

Deferred tax assets after valuation allowance              91,000        51,000
Deferred tax liabilities:
   Property and equipment                                 (91,000)      (51,000)
                                                       ----------    ----------

   Gross deferred tax liabilities                         (91,000)      (51,000)

   Net deferred tax asset                                    --            --
                                                       ==========    ==========

Net operating losses of approximately $10,500,000 expire during the years from 2011 to 2014.

In assessing the realizability of deferred tax assets, management considered whether it is more likely than not that the deferred tax asset would be realized. The ultimate realization of the deferred tax asset is dependent on the generation of future taxable income in the period in which the temporary differences become deductible. The Company has established a valuation allowance for deferred taxes due to the uncertainty that the full amount of the deferred tax asset will be utilized. In determining the valuation allowance, management considered factors including the reversal of existing temporary differences and estimates of future taxable income.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE 13. COMMITMENTS AND CONTINGENCIES

Secutron-Anthony R. Kay Settlement

Secutron Corp. has entered into an agreement to settle the lawsuit by Anthony R. Kay and ARK Consulting Services, Inc. (jointly hereinafter referred to as "Mr. Kay") that was filed on July 30, 1998, in the District Court for the City and County of Denver, Colorado. Pursuant to the terms of the settlement, eVision agreed to issue Mr. Kay 550,000 shares of eVision common stock. In addition, the Company has agreed to register Mr. Kay's shares of eVision's common stock for resale. The Company has also agreed that if Mr. Kay does not receive a net amount of at least $325,000 from the sale of the common stock, Secutron and the other defendants will pay Mr. Kay the difference between what Mr. Kay does receive and $325,000 or provide Mr. Kay with additional shares of eVision's common stock to make up the deficiency based upon the then current trading prices of the common stock. If Mr. Kay does not realize $325,000 from the sale of all of the common stock by April 1, 2000, Mr. Kay is entitled to receive the deficiency in cash.

Other Contingencies

The Company is a defendant in certain arbitration and litigation matters arising from its activities as a broker/dealer. In the opinion of management, with the advice of counsel, these matters, including any damages awarded against the Company, have been adequately provided for in the accompanying consolidated financial statements, and the ultimate resolution of the other arbitration and litigation will not have a significant adverse effect on the consolidated results of operations or the consolidated financial position of the Company.

On December 23, 1996, AFFC received notification of an arbitration award in NASD Arbitration No. 95-05062, Chang, et al. v. AFFC that was originally filed on October 21, 1995. The allegations in the case relate to a private placement sold by a former broker at AFFC, all of which sales occurred prior to his employment by AFFC. AFFC provided for damages that were awarded in the amount of $424,824 against AFFC, which AFFC appealed. During the year ended September 30, 1999, the Company lost the first appeal and the court ordered AFFC to place on deposit, in a restricted cash account, the amount of $575,000. The deposit will remain in the restricted account pending the outcome of the next level of appeal.

Convertible Debentures

eVision previously sold Online Credit a ten year $4,000,000 10% Convertible Debenture that is convertible into shares of common stock of eVision and an option to purchase an $11,000,000 12% Convertible Debenture that is convertible into shares of common stock of eVision. As of September 30, 1999, Online Credit had purchased a total of $8,000,000 of convertible debentures, of which $1,000,000 had been purchased during the year ended September 30, 1999. The option to purchase the $11,000,000 12% Convertible Debenture has $7,000,000 available remaining under option. The principal is due in ten years, except for one installment of $500,000 that was due March 1999. The installment due date was extended to March 2000. (See Note 11.)

                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE 13. COMMITMENTS AND CONTINGENCIES (Continued)

Loan Commitment

On October 4, 1999, eBanker extended to Global Med a $2,000,000 bridge loan commitment, of which a total of $600,000 was drawn in October and November 1999. Outstanding principal amounts under the loan are due April 12, 2000 and accrue interest at 12%. In return for issuing the loan commitment, Global Med issued 86,957 shares of common stock of Global Med to eBanker in payment of a 5% commitment fee.

NOTE 14. STOCKHOLDERS' EQUITY

Stock Issuances

During the year ended September 30, 1999, a total of 1,569,417 shares of common stock were issued in payment of accrued interest to Online Credit. As of September 30, 1999, the Company had $212,111 of accrued interest payable, which was subsequently paid through the issuance of 428,583 shares of common stock of the Company. In addition, Online Credit agreed to extend the maturity date of the $500,000 convertible debenture due in March 1999 until March 2000 in exchange for a 5% fee of $25,000 payable in 44,092 shares of common stock of eVision. (See Note 11.)

Online International has guaranteed through October 31, 2002, the payment of each annual 8% cash dividend on the Convertible Series B-1 Preferred Stock that is being offered by eVision in a private offering if such dividend is not paid by eVision. In consideration for making such guaranty, eVision issued an affiliate of Online International 250,000 shares of eVision's common stock which had a value of $62,500 based on the closing price of $0.25 per share of the common stock on the date of the agreement.

On April 25, 1998, the Board of Directors approved a resolution to compensate Online Credit for its time, efforts, capital costs and expenses in setting up and operating a New York City office which was transferred to eVision to be operated as an AFFC institutional sales location upon final NASD approval. Compensation, as agreed to by the Board of Directors and determined based upon actual capital costs and expenses incurred, as well as certain estimates, was $350,000 paid in 350,000 shares of common stock of eVision.

Preferred Stock Private Placements

eVision is authorized to issue 25,000,000 shares of preferred stock. Of the authorized shares, 87,500 shares have been designated as Series A Preferred Stock and retired; 3,000,000 shares have been designated as Series B Preferred Stock, of which 25,500 shares have been sold and were exchanged for Convertible Series B Preferred Stock. An additional 2,000,000 shares have been designated as Convertible Series B Preferred Stock. eVision issued 110,500 shares of Convertible Series B Preferred Stock. The 110,500 shares of Convertible Series B Preferred Stock included the 25,500 shares of Series B Preferred Stock that were exchanged. Subsequently, eVision designated 2,000,000 shares of Convertible Series B-1 Preferred Stock. The undesignated preferred stock may be issued in series from time to time with such designations, rights, preferences and limitations as the board of directors of eVision may determine by resolution.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE  14.  STOCKHOLDERS' EQUITY (Continued)

On October 16, 1998, eVision commenced a private placement of 1,500,000 shares of its Series B Preferred Stock at a price of $10.00 per share. Before the offering was terminated, 25,500 shares were sold. On May 12, 1999, eVision commenced a second private placement of 1,500,000 shares of its Convertible Series B Preferred Stock. The 25,500 shares of Series B Preferred Stock sold in eVision's first offering were exchanged for Convertible Series B Preferred Stock. Including the shares exchanged from the first offering, 110,500 shares of Convertible Series B Preferred Stock were sold in the second offering before it was terminated. Proceeds as of September 30, 1999 were $860,147, net of issuance costs of $244,853.

On September 27, 1999, eVision commenced a third private offering of 1,500,000 shares of its Convertible Series B-1 Preferred Stock at a price of $10.00 per share and 110,500 shares were being offered in exchange for the Convertible Series B Preferred Stock on a one-for-one basis. The Convertible Series B-1 Preferred Stock is being offered by American Fronteer, which will be issued a maximum of 150,000 warrants, depending on the proceeds of the offering, that allow the holder to purchase shares of eVision's Convertible Series B-1 Convertible Preferred Stock at a purchase price of $12.00 per share for five years. American Fronteer also is to receive a commission of 10% and a non-accountable expense allowance of 3% of the total amount sold in the offering. The offering of the Convertible Series B-1 Preferred Stock will continue until all 1,500,000 shares of Convertible Series B-1 Preferred Stock are sold or exchanged or until December 31, 1999, whichever is earlier. eVision has reserved the right to continue the offering beyond December 31, 1999. Through December 24, 1999, approximately 350,000 shares of Convertible Series B-1 Preferred Stock have been sold for gross proceeds of $3,500,000.

The Convertible Series B-1 Preferred Stock has a cumulative annual dividend rate payable semi-annually of 8% in cash and 7% in additional shares of the Convertible Series B-1 Preferred Stock. Online Credit International Ltd., formerly Heng Fung Holdings Company Limited (Online International), has guaranteed the payment of any cash dividends that accrue on the Convertible Series B-1 Preferred Stock through October 31, 2002. The semi- annual dividend payable on shares of Convertible Series B-1 Preferred Stock will be equivalent to three and one- half one hundredths of a share of Convertible Series B-1 Preferred Stock for each outstanding share of Convertible Series B-1 Preferred Stock. Any Convertible Series B-1 Preferred Stock issued as a dividend on the Convertible Series B-1 Preferred Stock will have the same dividend and the same terms as the Convertible Series B-1 Preferred Stock. The dividend on the Convertible Series B-1 Preferred Stock is payable semi-annually beginning October 31, 1999, and continuing each April 30 and October 31 thereafter, when and if declared by the Board of Directors. Each share of Convertible Series B-1 Preferred Stock is immediately convertible by the holder into 10 shares of eVision's common stock which is equivalent to a price of $1.00 per share of common stock. If the common stock does not have a closing bid price of at least $1.15 per share for at least 20 trading days during the period commencing on September 30, 1999, and ending on September 30, 2000, the Convertible Series B-1 Preferred Stock will be convertible by the holder into common stock determined by dividing $10 by a price equal to the higher of the five day average closing bid price of the common stock prior to September 30, 2000, or $0.50 per share. In addition, each share of Convertible Series B-1 Preferred Stock is automatically convertible into 10 shares of common stock at $1.00 per share at such time as the closing bid price of the common stock is at least $4.00 per share for 30 consecutive trading days. The Convertible Series B-1 Preferred Stock is redeemable by eVision on or after October 1, 2003, at a price of $12.50 per share plus any accrued and unpaid dividends.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE  14.  STOCKHOLDERS' EQUITY (Continued)

If Online International is required to pay on its guaranty, eVision will issue to Online International or its designee a five year 12% convertible debenture unless the act of eVision in issuing such a debenture would be deemed to be an illegal distribution pursuant to the Colorado Business Corporation Act, in which event, upon payment on the guaranty, Online International or its designee would receive, instead of a 12% convertible debenture, the number of shares of common stock as is equal to the total amount of the dividend paid divided by 90% of the conversion price of the common stock as defined in the 12% convertible debenture. In general, the conversion price of the convertible debenture will be the market price of the common stock on the date of conversion.

Sales of Common Stock

In December 1997, Heng Fung Capital [S] Private Limited (Heng Fung Private), a subsidiary of Online International, purchased 1,136,364 shares of the Company's outstanding common stock from Robert A. Fitzner, Jr. and Robert L. Long, former officers and directors of the Company, and from two other employees of AFFC. In December 1997, Robert A. Fitzner, Jr. and Heng Fung Private agreed that, upon the regulatory approval of the National Association of Securities Dealers, Inc.
(NASD) of a change in the beneficial ownership of 25% or more of AFFC, Heng Fung Private would purchase an additional 3,556,777 shares of the Company's outstanding common stock from Mr. Fitzner which were purchased in February 1998.

Warrants

On February 16, 1996, the Company commenced a private placement of 6,000,000 shares of its $.0l par value common stock at a price of $1.00 per share, and 6,000,000 Class A redeemable common stock purchase warrants at a price of $.10 per warrant (collectively, the Private Placement). The warrants entitle the holder to purchase one share of common stock at $1.50 per share at any time until May 1, 2000. Through the Private Placement, 5,958,658 shares of common stock and warrants were issued for proceeds of $5,859,563, net of issuance costs of $694,961. In addition, the Company issued 595,865 warrants to AFFC in accordance with the Private Placement which allows the holder to purchase one share of common stock at a price of $1.50 per warrant until May 1, 2000.

NOTE 15. STOCK OPTIONS

During the year ended September 30, 1999, the Board of Directors granted options under the Company's September 1996 Plan to employees and officers of the Company. As further described below, options to purchase a total of 18,955,500 shares were granted with exercise prices ranging $0.20 to $1.00 per share, and vesting periods ranging from two to five years. All grants were made at the fair market value of the stock on the date of the grant and have a term of ten years.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE 15. STOCK OPTION PLANS (Continued)

In January 1999, Fai H. Chan, Chairman of the Board of Directors and President of the Company, was granted options under the Company's stock option plans to purchase 8,000,000 shares of the Company's common stock at $.30 per share which was the fair market value of the stock on the date of the grant. The options are exercisable immediately through January 27, 2009. The grant was approved by a vote of the Board of Directors in which Mr. Chan abstained.

On November 25, 1998, the Board of Directors granted the holders of 2,930,000 incentive stock options new grants at $.20 per share which was equal to the closing price of the common stock as reported on the OTC Bulletin Board on that date. The new options vest one-third on January 30, 1999, one-third on November 25, 1999 and one-third on November 25, 2000.

Also, on November 25, 1998, the Company granted 2,800,000 nonqualified stock options to purchase shares of common stock to members of the Board of Directors at a price of $.20 per share which was equal to the closing price of the common stock as reported on the OTC Bulletin Board on that date. The options vest at the rate of 20% per year through November 25, 2003 and expire on the anniversary date in 2008; provided, that no option will be exercisable until and unless basic earnings per share for any fiscal year commencing with the fiscal year ending September 30, 1999, are equal to or exceed $0.10 per share.

During the year ended September 30, 1999, the Board of Directors granted nonqualified options totaling 39,333 shares to a director and a consultant with exercise prices equal to the market value on the date of the grant ranging from $0.70 to $1.00 per share, vesting over a three year period and a term of 10 years.

During the year ended September 30, 1998, the Company granted 700,000 nonqualified stock options to certain employees at an exercise price of $1.00 per share. These options expire April 2, 2008 and are exercisable as to 50,000 shares per year beginning March 18, 1999, plus an additional 20,000 shares per year if the branch where employees work meets projected profits each year for five years. These options were canceled during the year when the related employees resigned. In addition, options were granted to certain officers and employees of the Company in accordance with the criteria of each individual plan at exercise prices ranging from $0.625 to $1.00 per share.

The Company has granted options pursuant to three stock option plans, the Incentive Stock Option Plan, (1988 Plan), the 1996 Incentive and Nonstatutory Option Plan (1996 Plan), and the September 1996 Incentive and Nonstatutory Option Plan (September 1996 Plan). As of September 30, 1999, approximately 9,040,000 options are exercisable. During the years ending September 30, 2000, 2001, 2002, 2003 and 2004, 2,090,011; 1,988,011; 1,930,011; 1,506,067;and
1,506,067 options become exercisable.

Subsequent to September 30, 1999, the Company granted options to employees to purchase 1,311,000 shares of the Company's common stock at prices ranging from $0.50 to $0.75 per share, vesting from two to four years and for a period of ten years.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE 15. STOCK OPTIONS (Continued)

The following represents additional information relative to stock option activity:

                                                                             September
                                  Total        1988 Plan      1996 Plan      1996 Plan     NonQualified
                                  -----        ---------      ---------      ---------     ------------
Outstanding as of
   September 30, 1997           3,265,000        457,000      1,240,000      1,228,000        340,000
      Expired                    (340,000)          --             --             --         (340,000)
      Granted                   2,070,000           --             --        1,370,000        700,000
      Canceled                   (165,000)          --          (35,000)      (130,000)          --
                              -----------    -----------    -----------    -----------    -----------
Outstanding as of
   September 30, 1998           4,830,000        457,000      1,205,000      2,468,000        700,000
      Exercised                  (283,600)          --             --         (283,600)          --
      Granted                  18,955,500           --             --        8,116,167     10,839,333
      Canceled                 (5,441,734)      (328,500)    (1,076,500)    (3,336,734)      (700,000)
                              -----------    -----------    -----------    -----------    -----------
Outstanding as of
    September 30, 1999         18,060,166        128,500        128,500      6,963,833     10,839,333
                              ===========    ===========    ===========    ===========    ===========

Expiration dates:
         September 30, 2006       257,000        128,500        128,500           --             --
         September 30, 2007          --             --             --             --             --
         September 30, 2008          --             --             --             --             --
         September 30, 2009    17,803,166           --             --        6,963,833     10,839,333
                              -----------    -----------    -----------    -----------    -----------
Outstanding as of
   September 30, 1999          18,060,166        128,500        128,500      6,963,833     10,839,333
                              ===========    ===========    ===========    ===========    ===========

During the year ended September 30, 1999, 283,600 options were exercised with an exercise price of $0.20 per share, 18,955,500 options were granted with a weighted average exercise price of $0.31 per share and 5,441,734 options were canceled with a weighted average exercise price of $0.68 per share. As of September 30, 1999, the outstanding options had a weighted average exercise price of $0.31. At September 30, 1998, the weighted average exercise price of the outstanding options was $0.75. As of September 30, 1999, 9,040,000 options were exercisable with a weighted average exercise price of $0.34.

Pro forma disclosures

The fair value of options granted during 1999 was determined using the following weighted average assumptions:

A risk-free rate of approximately 4.8% for the year ended September 30, 1999, an average expected life of 4.3 years, a dividend yield of 0%; and volatility of 99%.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE 15. STOCK OPTIONS (Continued)

For the purposes of pro forma disclosures, the estimated fair value of the employee options is amortized to expense over the options' vesting period. Pro forma information is as follows:

                                                       1999
                                                       ----
          Pro forma net loss                        $ (4,799,000)
          Pro forma net loss per share                     (0.26)

The estimated fair value of the options granted during the year ended September 30, 1999 was $3,221,612. The estimated compensation expense associated with this fair value was $1,610,136 for the year ended September 30, 1999.

No compensation costs were charged to earnings for options granted under the Company's plans for the years ended September 30, 1999, 1998 and 1997. Management considers the difference between the pro forma net loss or loss per share under the fair value method and that as calculated by the Company per the consolidated statements of operations for 1998 and 1997 to be immaterial based on the fair value of the underlying common stock and the activity related thereto.

NOTE 16. EMPLOYEE STOCK OWNERSHIP AND EMPLOYEE BENEFIT PLANS

The Company has adopted an employee stock ownership plan (ESOP) for its employees. Contributions to the plan are at the discretion of the Board of Directors. All employees as of October 1, 1989, are eligible to participate in the plan, and new employees after that date become eligible on April 1 or October 1 which follows the completion of one year of employment. The plan provides that more than half of the assets in the plan must consist of the Company's common stock. The ESOP is administered by a board of trustees under the supervision of an advisory committee, both of which are appointed by the Company's Board of Directors. Employees vest at the rate of 20% per year in ESOP contributions after two years, vesting an additional 20% each year up to 100% after six years in the ESOP. The ESOP had a loan from the Company of $350,000 representing the payment during the year ended September 30, 1997 by the Company of the ESOP's debt. The loan was secured by 436,840 shares of the Company's common stock and is recorded in unearned ESOP shares in the consolidated financial statements as of September 30, 1999. In December 1999, the ESOP repaid $350,000 plus $212,007 of accrued interest to eVision by liquidating a portion of its holdings in eVision common stock.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE  16.  EMPLOYEE STOCK OWNERSHIP AND EMPLOYEE BENEFIT PLANS
           (Continued)

The allocation of the remaining shares within the ESOP to employees is based on employees' wages. For the year ended September 30, 1997, the Company contributed $24,898 to the plan. The Company did not contribute to the plan nor did the Board of Directors commit any shares to the ESOP during the years ended September 30, 1999 and 1998. The ESOP owned 418,682 shares of the Company's common stock as of September 30, 1999, and 81,682 subsequent to the loan repayment.

The Company has two retirement saving plans covering all employees who are over 21 years of age and have completed one year of eligibility service. The plans meet the qualifications of Section 401(k) of the Internal Revenue Code. Under the plans, eligible employees can contribute through payroll deductions up to 15% of their base compensation. The Company makes a discretionary matching contribution equal to a percentage of the employee's contribution. The Company contributed $88,813, $83,894, and $82,890, for the years ended September 30, 1999, 1998 and 1997, respectively. The Company's savings plans owned 61,150 and 2,973 shares of the Company's common stock as of September 30, 1999 and 1998, respectively.

The Company does not provide any post employment benefits to retired or terminated employees.

NOTE 17. RELATED PARTY ACTIVITY

Fronteer Corporate Services Inc. is a wholly owned subsidiary of eVision that provides management, accounting, and administrative services to unconsolidated entities that are affiliated through common ownership or control. These entities were charged $42,841, which approximates the cost, for these services for the year ended September 30, 1999.

During the years ended September 30, 1999 and 1998, Fronteer Capital purchased a total of approximately 122,084,000 shares of the common stock of Online International in open market transactions on the Hong Kong Stock Exchange. Two officers and directors of the Company are directors of Online International. In addition, one officer and director beneficially owns approximately 11% of the outstanding common stock of Online International. As of September 30, 1998, eVision had recorded unrealized losses on the investment in Online International stock of approximately, $1,573,793. During the year ended September 30, 1999, the stock of Fronteer Capital was sold at a gain to an unaffiliated entity as described in Note 3. Therefore, as of September 30, 1999, the Company no longer has an investment in Online International common stock.

During the year ended September 30, 1998, the Company paid an outside director $50,000 for legal services.

eVision had previously  been a 20%  shareholder in MultiSource  Services,  Inc.,
(MSI). As a clearing correspondent of MSI, the Company paid MSI clearing fees of $111,512 and $1,096,690 for the years ended September 30, 1998 and 1997, respectively. For the year ended September 30, 1997, Secutron recorded revenues of $275,699 for services performed for MSI.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE 17. RELATED PARTY ACTIVITY (Continued)

During the year ended September 30, 1997, a then officer of the Company received $334,000 in noncompetition compensation from the purchaser in conjunction with the sale of the primary assets of the directory business as discussed in Note 19.

NOTE 18. MINIMUM NET CAPITAL REQUIREMENTS

AFFC, as a registered securities broker/dealer, is subject to the Securities and Exchange Commission Uniform Net Capital Rule (Rule 15c3-1) (the Rule) and membership agreement with NASD. In accordance with the membership agreement, AFFC is required to maintain "net capital" of not less than $250,000. As of September 30, 1999, AFFC had "net capital" of $ 419,273.

NOTE 19. DISCONTINUED OPERATIONS

On March 20, 1998, the Company sold the remaining net assets pertaining to the directory business and Fronteer Marketing Group (FMG), which operations were discontinued during the year ended September 30, 1997, as described below. The net assets had not previously been identified as part of discontinued operations. The net assets were sold for the return by former officers of the Company of 493,500 shares of the Company's common stock. The net assets were valued by the Board of Directors based on appraisals, existing financing arrangements and estimates. The loss on the sale of the net assets was $249,861, net of an income tax benefit of $159,748.

On February 25, 1997, McLeod USA Publishing Company (McLeod, formerly known as Telecom* USA Publishing Company) purchased six yellow page directories located in North Dakota from the Company for approximately $2,800,000. The purchase price was pursuant to an existing option agreement (Option Agreement) between McLeod and the Company and was based on related directory revenues. The purchase price consisted of $2,300,000 in cash and $500,000 in the form of a nonrecourse loan that was applied against the price of the six yellow page directories in accordance with the Option Agreement.

On the same date, another third party purchased another directory from the Company for approximately $202,000 in cash. The purchase price was based on related directory revenues. These dispositions represented most all of the Company's remaining directory business assets. As such, the Company had discontinued its activities in the directory business.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE 19. DISCONTINUED OPERATIONS (Continued)

On September 15, 1997, a third party purchased all of the primary operating assets of FMG for approximately $421,000. The purchase price was based on existing financing arrangements and the cost of anticipated fixed asset upgrades. A portion of the purchase price was paid in the form of a promissory note in the amount of $141,344 to be paid over 28 months at $5,048 per month. The remainder of the purchase price was paid in the form of a promissory note in the amount equal to FMG's cost of anticipated fixed asset upgrades installed in existing telemarketing centers. Monthly payments of principal and interest at 10% of between $3,000 and $8,000 per month were to be made through December 2000 at which time the balance was due and payable to the Company. On March 20, 1998, the promissory notes were sold as part of the sale of the remaining net assets of discontinued operations as mentioned above. Accordingly, the Company has discontinued its activities in the direct marketing business.

Effective April 1, 1997, the Company sold all of the stock of Fronteer Personnel Services (FPS.) One of the principals is a former employee of the Company. The purchase price was determined by the Board of Directors of the Company and represented an assumption of certain liabilities of FPS by the acquiring entity. The assumed liabilities were reflected at their fair values on the books of FPS and were less than $20,000. Accordingly, the Company has discontinued its activities in the employee leasing business. Separate disclosures of FPS have not been made due to the immateriality of its operations and associated assets and liabilities in relation to the consolidated financial statements. The assets and liabilities and results of operations for FPS are included in the amounts disclosed for the directory business.

Information relating to the loss from discontinued operations is as follows:


  Year Ended September 30, 1998:              Directory
  ------------------------------              Business       FMG         Total
                                              ---------      ---         -----

Revenue                                       $    --          --          --
Cost of sales and operating expenses            236,502      24,493     260,995
                                               --------    --------    --------

                                               (236,502)    (24,493)   (260,995)
                                               --------    --------    --------

Nonoperating costs                                 --          --          --
                                               --------    --------    --------

Loss before income taxes                       (236,502)    (24,493)   (260,995)
Income tax benefit                               92,236       9,552     101,788
                                               --------    --------    --------

Net loss from  discontinued operations        $(144,266)    (14,941)   (159,207)
                                               ========    ========    ========
Loss on sale of discontinued operations, net
     of income tax benefit of $159,748        $(249,861)       --      (249,861)
                                               ========    ========    ========
                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE 19. DISCONTINUED OPERATIONS (Continued)


  Year Ended September 30, 1997:            Directory
  ------------------------------            Business       FMG         Total
                                            ---------      ---         -----

Revenue                                    $4,866,454      364,652    5,231,106
Cost of sales and operating expenses        4,733,860    1,580,934    6,314,794
                                           ----------   ----------   ----------

                                              132,594   (1,216,282)  (1,083,688)
                                           ----------   ----------   ----------

Nonoperating costs                            (28,848)     (98,143)    (126,991)
                                            ----------   ----------   ----------

Earnings (loss) before income taxes           103,746   (1,314,425)  (1,210,679)
Income tax benefit (expense)                  (35,274)     446,905      411,631
                                           ----------   ----------   ----------

Net earnings (loss) from  discontinued
  operations                               $   68,472     (867,520)    (799,048)
                                           ==========   ==========   ==========
Loss on sale of discontinued operations, net
  of income tax benefit of $409,692        $ (458,181)    (208,341)    (666,522)
                                           ==========   ==========   ==========

Clearing Activities

On July 23, 1996, the Company sold AFFC's securities brokerage clearing division (Clearing Operation) to MSI, a new broker/dealer, for a purchase price of $3,000,000, including a $1,500,000 contingency in the form of a forgivable loan from AFFC to MSI, plus the net assets of the Clearing Operation. MSI was formed by Oppenheimer Funds, Inc. (OFI) for the purpose of acquiring the Clearing Operation, and OFI was to retain 80% of the outstanding common stock of MSI. The Company received 20% of the outstanding common stock of MSI. As a result of this transaction, AFFC became a fully disclosed clearing correspondent of MSI. The loan of $1,500,000 was recorded as a loan payable to MSI and was forgivable based on MSI's revenues during the 28 months following the closing date.

During the year ended September 30, 1997, the Company and AFFC were notified by OFI that a decision had been reached by OFI that MSI and its business were not consistent with the long-term business plans of OFI. Subsequently, a new clearing firm was selected for the customer business of AFFC, and the customer business previously cleared by MSI was moved to the new clearing firm in October 1997. MSI reached its revenue targets for the first $750,000 of the loan, and as a result of this and MSI's decision to no longer be in the clearing business, the entire $1,500,000 loan was forgiven and was recognized as an extraordinary item during the year ended September 30, 1998.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE 19. DISCONTINUED OPERATIONS (Continued)

Subsequent to September 30, 1998, the Company and AFFC entered into an agreement with MSI and OFI pursuant to which MSI would withdraw as a registered broker/dealer with the SEC, resign as a member of the NASD and pay the Company a total of $430,000 to reimburse AFFC expenses associated with MSI discontinuing their clearing operation. As a result of the agreement and closing which occurred on December 16, 1998, OFI owns 100% of the outstanding common stock of MSI. Both the Company and AFFC, and OFI and MSI released each other from any claims as part of the agreement.

NOTE 20. SEGMENT REPORTING

                                                            Year ended September 30, 1999
                                                            -----------------------------

                                                                    Q6
                                                               Technologies
                                  Discontinued*                    and
Consolidated                       Operations      AFFC          Secutron        eBanker        Others     Eliminations    Total
- ------------                      ------------     ----        ------------      -------        ------     ------------    -----
Revenues from
   unaffiliated customers ......  $       --      20,901,459      9,705,227     1,785,007     1,801,569         --       34,193,262
Intersegment revenues ..........          --            --          124,362       135,372       622,689     (882,423)          --
                                  ------------   -----------    -----------    ----------   -----------   ----------    -----------
Total revenues .................          --      20,901,450      9,829,589     1,920,379     2,424,258     (882,423)    34,193,262
                                  ============   ===========    ===========    ==========   ===========   ==========    ===========

Operating loss .................          --      (2,521,508)      (504,368)      429,138       482,886         --       (2,113,852)
Other income (expense),  net ...          --          (2,046)       (40,992)         --        (671,491)        --         (714,529)
                                  ------------   -----------    -----------    ----------   -----------   ----------    -----------
Income (loss) from
operations
   before minority
   interest and
   income taxes ................          --      (2,523,554)      (545,360)      429,138      (188,605)        --        2,828,381
                                  ============   ===========    ===========    ==========   ===========   ==========    ===========
Depreciation and
   amortization ................          --         386,157         35,523          --           6,136         --          427,816
                                  ============   ===========    ===========    ==========   ===========   ==========    ===========
Capital expenditures ...........  $       --         308,868         18,797          --          57,251         --          384,916
                                  ============   ===========    ===========    ==========   ===========   ==========    ===========
Identifiable assets as of
   September 30, 1999 ..........  $       --       4,764,085      1,268,440    13,383,675     3,323,851         --        22,740,05
                                  ============   ===========    ===========    ==========   ===========   ==========    ===========



                                      F-62

                     eVISION USA.COM, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 20. SEGMENT REPORTING (Continued)

                                                            Year ended September 30, 1998
                                                            -----------------------------

                                  Discontinued*
Consolidated                       Operations      AFFC          Secutron        eBanker        Others     Eliminations    Total
- ------------                      ------------     ----          --------        -------        ------     ------------    -----
Revenues from
   unaffiliated customers ......  $       --      18,886,391      8,454,279        37,923         8,711         --       27,387,304
Intersegment revenues ..........          --            --          412,327          --          72,672     (484,999)          --
                                  ------------   -----------    -----------    ----------   -----------   ----------    -----------
Total revenues .................          --      18,886,391      8,866,606        37,923        81,383     (484,999)    27,387,304
                                  ============   ===========    ===========    ==========   ===========   ==========    ===========

Operating loss .................      (260,995)   (3,910,741)      (281,785)      (46,255)   (2,459,281)        --       (6,959,057)
Other income (expense), net ....          --         250,304            170          --        (370,722)        --         (120,248)
                                  ------------   -----------    -----------    ----------   -----------   ----------    -----------
Loss from operations before
   minority interest and
   income taxes ................      (260,995)   (3,660,437)      (281,615)      (46,255)   (2,830,003)        --       (7,079,305)
                                  ============   ===========    ===========    ==========   ===========   ==========    ===========
Loss on sale of discontinued
   operations, net of income
   tax  benefit of $159,748 ....      (249,861)         --             --            --            --           --         (249,861)
                                  ============   ===========    ===========    ==========   ===========   ==========    ===========
Depreciation and
   amortization ................        55,409       323,033         29,802          --          36,399         --          444,643
                                  ============   ===========    ===========    ==========   ===========   ==========    ===========
Capital expenditures ...........  $       --         722,887         34,392          --           5,203         --          762,482
                                  ============   ===========    ===========    ==========   ===========   ==========    ===========
Identifiable assets as of
   September 30, 1998 ..........  $       --       5,274,716      1,408,056     7,174,173     6,523,283   (5,009,316)    15,370,912
                                  ============   ===========    ===========    ==========   ===========   ==========    ===========
                                                            Year ended September 30, 1997
                                                            -----------------------------

                                  Discontinued*
Consolidated                       Operations      AFFC          Secutron        eBanker        Others     Eliminations    Total
- ------------                      ------------     ----          --------        -------        ------     ------------    -----
Revenues from
   unaffiliated customers ......  $  5,231,106    18,118,271      6,982,143          --            --           --       30,331,520
Intersegment revenues ..........        28,253          --          454,000          --            --       (482,253)          --
                                  ------------   -----------    -----------    ----------   -----------   ----------    -----------
Total revenues .................     5,259,359    18,118,271      7,436,143          --            --       (482,253)    30,331,520
                                  ============   ===========    ===========    ==========   ===========   ==========    ===========

Operating profit (loss) ........    (1,083,688)   (2,160,897)       129,215          --        (495,496)        --       (3,610,866)
Other income (expense), net ....      (126,991)      123,499           (931)         --         (22,885)        --          (27,308)
                                  ------------   -----------    -----------    ----------   -----------   ----------    -----------
Earnings (loss) from operations
   before minority interest
   and income taxes ............    (1,210,679)   (2,037,398)       128,284          --        (518,381)        --       (3,638,174)
                                  ============   ===========    ===========    ==========   ===========   ==========    ===========
Loss on sale of discontinued
   operations, net of income tax
   benefit of $409,692 .........      (666,522)         --             --            --            --           --         (666,522)
                                  ============   ===========    ===========    ==========   ===========   ==========    ===========

Depreciation and amortization ..       752,558       258,227         71,667          --           9,051         --        1,091,503
                                  ============   ===========    ===========    ==========   ===========   ==========    ===========

Capital expenditures ...........  $     68,469       390,403         27,073          --            --           --          485,945
                                  ============   ===========    ===========    ==========   ===========   ==========    ===========
Identifiable assets as of
   September 30, 1997 ..........  $  1,983,761     6,839,443      1,868,317          --         469,828     (158,267)    11,003,082
                                  ============   ===========    ===========    ==========   ===========   ==========    ===========

                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE 20. SEGMENT REPORTING (Continued)

Identifiable assets by industry are those assets that are used in the Company's operations in each segment. See Note 19 relating to discontinued operations.

*The information in this column is for both the directory business and FMG.

NOTE 21. SUBSEQUENT EVENTS

MidRange

Subsequent to September 30, 1999, the Company entered into an agreement to sell the assets of MidRange. MidRange is included in the Secutron business segment, which includes computer hardware, software and related technology investments of eVision.

For the years ended September 30, 1999, 1998 and 1997, MidRange revenue was $8,391,914, $7,117,007 and $4,666,588, respectively. Costs of goods sold and general administrative expenses for the years ended September 30, 1999, 1998 and 1997, were $8,955,205, $7,130,613 and $4,784,780, respectively. The assets sold included $21,164 of furniture and equipment including computer equipment, net of accumulated depreciation of $66,292.

Lockup Agreement

On October 25, 1999, Global Med entered into a Lockup Agreement with eBanker and a Lockup Agreement with eVision. The agreements provide that eBanker and eVision will not, between October 25, 1999 and October 28, 2000, without Global Med's prior written consent, publicly offer, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, (i) warrants to purchase 9,000,000 shares of Global Med's common stock at $0.25 per share held by eBanker or the warrants to purchase 1,000,000 shares of Global Med's common stock at $0.25 per share held by eVision and (ii) any shares (the Shares, and, together with the warrants, the Securities) of common stock issuable upon the exercise of the warrants; provided, however, that eBanker or eVision may offer, sell, contract to sell, grant an option for the sale of, or otherwise dispose of all or any part of the Securities or other such security or instrument of Global Med during such period if such transaction is private in nature and the transferee of such Securities or other securities or instruments agrees, prior to such transaction, to be bound by all of the provisions of the lockup agreements. In exchange for entering into the agreements, eBanker and eVision were issued 450,000 shares and 50,000 shares of common stock of Global Med, respectively.

                     eVISION USA.COM, INC. AND SUBSIDIARIES

NOTE 21. SUBSEQUENT EVENTS (Continued)

In addition, the agreements provide (i) eBanker and eVision will not be restricted from disposing of the Securities in the event that an unaffiliated third party commences a tender offer for the outstanding common stock, and (ii) eBanker and eVision will not be restricted from disposing of 450,000 and 50,000 shares, respectively, of the Securities in the aggregate if the closing sale price for the Global Med common stock on the principal market on which it then trades equals or exceeds $5.00 per share for any ten consecutive trading day period preceding the date of such sale, and (iii) that there will be no restrictions upon the ability of eBanker or eVision to exercise the warrants.

---------------------------------------------------------------------------------------------------------------------------------





     eVision  has not  authorized  any  dealer,  salesperson  or other
     person  to  give  any  information  or  represent   anything  not
     contained  in  this   prospectus.   You  must  not  rely  on  any                            EVISION USA.COM, INC.
     unauthorized information.  This prospectus does not offer to sell or buy any shares of common stock in any jurisdiction where it is unlawful.



                                                                                                    44,203,219 shares
                                                                                                    of common stock










                                                                                                    -------------
                                                                                                      PROSPECTUS
                                                                                                    -------------














                                                                                                    August __, 2000
---------------------------------------------------------------------------------------------------------------------------------

[xyz fin.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.  Other Expenses of Issuance and Distribution.

     Expenses payable by us in connection with the issuance and distribution of the securities being registered hereby are as follows:

              SEC Registration Fee.................................... $ 16,355
              NASD Fee................................................ $  6,383
              Accounting Fees and Expense............................. $ 20,000*
              Legal Fees and Expenses................................. $ 25,000*
              Independent Qualified Underwriter Fee
                  and Expenses ....................................... $ 50,000
              Blue Sky Fees and Expenses.............................. $      0*
              Printing, Freight and Engraving......................... $  5,000*
              Miscellaneous........................................... $  7,262*
                                                                        -------
              Total................................................... $130,000*
                                                                        =======

--------------

         *Estimated.

Item 14.  Indemnification of Directors and Officers.

     American Fronteer Financial Corporation has a $1,000,000 directors and officers liability insurance policy. This insurance policy insures the past, present and future directors and officers of eVision, with certain exceptions, from claims arising out of any error, omission, misstatement, misleading statement, neglect or breach of duty or act by any of the directors while acting in their capacities as such. Claims include claims arising under federal and state securities laws.

     Section 7-109-102 of the Colorado Business Corporation Act permits a Colorado corporation to indemnify any director against liability if such person acted in good faith and, in the case of conduct in an official capacity with the corporation, that the director's conduct was in the corporation's best interests and, in all other cases, that the director's conduct was at least not opposed to the best interests of the corporation or, with regard to criminal proceedings, the director had no reasonable cause to believe the director's conduct was unlawful.

     eVision's Articles of Incorporation provide that each director, officer, employee, fiduciary or agent of eVision (and their heirs, executors and administrators) shall be indemnified by eVision against expenses reasonably incurred by or imposed upon them in connection with or arising out of any action, suit or proceeding in which they may be involved or to which they may be made a party by reason of their being or having been a director, officer, employee, fiduciary or agent of eVision, or at eVision's request of any other corporation of which it is a shareholder or creditor and from which such persons are not entitled to be indemnified (whether or not they continue to be a director, officer, employee, fiduciary or agent at the time of imposing or incurring such expenses), except in respect to matters as to which they shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct. In addition, eVision's Articles of Incorporation provide that subject to applicable state law, in the event of a settlement of any such action, suit or proceeding, indemnification shall be provided only in connection with such matters covered by the settlement as to which eVision is advised by counsel that the person to be indemnified did not commit a breach of duty.

     eVision's Bylaws include provisions requiring eVision to indemnify any person who was or is a party or is threatening to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that such person is or was eVision's director, officer, employee, fiduciary or agent, or is or was serving at eVision's request as a director, officer, partner, trustee, employee, fiduciary or agent of any foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company or other enterprise or an employee benefit plan against reasonably incurred expenses (including attorneys' fees), judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonably incurred by such person in connection with such action, suit or proceeding if it is determined by disinterested directors that such person conducted himself or herself in good faith and that such person reasonably believed (i) in the case of conduct in such person's official capacity with eVision, that such person's conduct was in eVision's best interest, or (ii) in all other cases (except criminal cases) that such person's conduct was at least not opposed to eVision's best interest, or
(iii) in the case of any criminal proceeding, that such person had no reasonable cause to believe such person's conduct was unlawful. No indemnification shall be made with respect to any claim, issue or matter in connection with a proceeding by or in which the person being indemnified is adjudged liable to eVision or in connection with any proceeding charging that the person being indemnified derived an improper personal benefit, whether or not involving acting in an official capacity, in which such person was adjudged liable on the basis that such person derived an improper personal benefit. Further, indemnification in connection with a proceeding brought by or in its right shall be limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. Reasonable expenses (including attorneys' fees) incurred in defending an action, suit or proceeding) may be paid by eVision to any person being indemnified in advance of the final disposition of the action, suit or proceeding upon receipt of (i) a written affirmation by the person being indemnified as to such person's good faith and belief that such person met the standards of conduct described by the Bylaws, (ii) a written undertaking, executed personally or on behalf of the person being indemnified, to repay such advances if it is ultimately determined that such person did not meet the prescribed standards of conduct, and (iii) a determination is made by a disinterested director (as described in the Bylaws) that the facts then known to a disinterested director would not preclude indemnification. The Bylaws require that it report in writing to shareholders with or before notice of the next meeting of shareholders of any indemnification of or advance of expenses to any director under the indemnification provisions of the Bylaws.

Item 15.   Recent Sales of Unregistered Securities.

     In December 1997, eVision sold Online Credit Limited ("Online Credit") a ten year $4,000,000 10% Convertible Debenture that is convertible into shares of common stock of eVision at a price of $0.53125 per share until December 15, 2007, unless sooner paid, and an option to purchase a $11,000,000 10% Convertible Debenture that is convertible into shares of common stock of eVision at a price of $0.61 per share until ten years from the date of issue unless sooner paid. Subsequently, Online Credit partially exercised the option and purchased additional 10% Convertible Debentures totaling $2,500,000. On September 23, 1998, Online Credit and eVision agreed to amend the terms of the remaining $8,500,000 of the $11,000,000 10% Convertible Debenture by increasing the interest rate to 12%, changing the conversion price to the lower of $0.35 or the fair market value per share, and changing the default conversion price to $0.10 per share. On September 25, 1998, Online Credit partially exercised its option to purchase $8,500,000 of 12% Convertible Debentures by purchasing a $500,000 12% Convertible Debenture from eVision. On November 11, 1998, Online Credit partially exercised its option to purchase $8,500,000 of 12% Convertible Debentures by purchasing a $1,000,000 12% Convertible Debenture from eVision. As of September 30, 1999, Online Credit had purchased a total of $8,000,000 in convertible debentures. The interest on the convertible debentures due through June 30, 2000, was paid with 3,687,231 shares of eVision's common stock.

     The sales of the convertible debentures and issuance of shares for interest were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended ("1933 Act"). The purchaser had access to full information concerning eVision. The certificates for the shares and the convertible debentures contain a restrictive legend advising that the shares and the convertible debentures may not be offered for sale, sold or otherwise transferred without having first been registered under the 1933 Act or pursuant to an exemption from registration under the 1933 Act. No underwriters were involved in the transaction.

     On April 25, 1998, the board of directors of eVision approved a resolution to give consideration to Online Credit for its time, efforts, capital costs and expenses in setting up and operating a New York City office which was transferred to eVision to be operated as an eVision institutional sales location upon final NASD approval. Consideration, as agreed to by the board of directors and determined based upon actual capital costs and expenses incurred, as well as certain estimates, was $350,000 which was paid by issuing 350,000 shares of common stock of eVision. The issuance of the common stock was made in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act. The purchaser had access to full information concerning eVision and represented that it purchased the common stock for the purchaser's own account and not for the purpose of distribution. The certificate for the common stock contains a restrictive legend advising that the common stock may not be offered for sale, sold or otherwise transferred without having first been registered under the 1933 Act or pursuant to an exemption from registration under the 1933 Act. No underwriters were involved in the transaction.

     In October of 1998, eVision issued 250,000 shares of its common stock to an affiliate of Heng Fung Holdings in exchange for Heng Fung Holdings' guaranty of the payment by eVision of the 8% cash dividend on the shares of Series B Preferred Stock offered by eVision in a private offering. The sale of the common stock was made in reliance upon the exemption from registration provided by
Section 4(2) of the 1933 Act. The purchaser had access to full information concerning eVision and represented that it purchased the common stock for the purchaser's own account and not for the purpose of distribution. The certificate for the common stock contains a restrictive legend advising that the common stock may not be offered for sale, sold or otherwise transferred without having first been registered under the 1933 Act or pursuant to an exemption from registration under the 1933 Act.

     Between October 1998 and April, 1999, eVision issued 25,500 shares of its Series B Preferred Stock to various investors at a purchase price of $10.00 per share. The sales of preferred stock were made in reliance upon the exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D adopted under the 1933 Act. The purchasers had access to full information concerning eVision and represented that they purchased the shares for the purchasers' own accounts and not for the purpose of distribution. The certificates for the shares contain a restrictive legend advising that the shares may not be offered for sale, sold or otherwise transferred without having first been registered under the 1933 Act or pursuant to an exemption from registration under the 1933 Act. American Fronteer Financial Corporation was the sales agent for the offering and received a 10% commission in addition to a 3% non-accountable expense allowance and warrants.

     Between May and September 1999, eVision issued 110,500 shares of its Convertible Series B Preferred Stock to various investors in exchange for the 25,500 shares of Series B Preferred Stock and at a purchase price of $10.00 per share. The sales of preferred stock were made in reliance upon the exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D adopted under the 1933 Act. The purchasers had access to full information concerning eVision and represented that they purchased the shares for the purchasers' own accounts and not for the purpose of distribution. The certificates for the shares contain a restrictive legend advising that the shares may not be offered for sale, sold or otherwise transferred without having first been registered under the 1933 Act or pursuant to an exemption from registration under the 1933 Act. American Fronteer Financial Corporation was the sales agent for the offering and received a 10% commission in addition to a 3% non-accountable expense allowance and warrants.

     Between October 1999 and January 2000, eVision issued 1,500,000 shares of its Convertible Series B-1 Preferred Stock to holders of Convertible Series B Preferred Stock who exchanged 110,500 of their shares of Convertible Series B Preferred Stock for Convertible Series B-1 Preferred Stock and to others at a purchase price of $10.00 per share. eVision also issued 39,036 shares of its Convertible Series B-1 Preferred Stock as a dividend on the 1,500,000 shares of Convertible Series B-1 Preferred Stock. The sales of preferred stock were made in reliance upon the exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D adopted under the 1933 Act. The purchasers have access to full information concerning eVision and represented that they acquired the shares for the purchasers' own accounts and not for the purpose of distribution. The certificates for the shares contain a restrictive legend advising that the shares may not be offered for sale, sold or otherwise transferred without having first been registered under the 1933 Act or pursuant to an exemption from registration under the 1933 Act. American Fronteer Financial Corporation was the sales agent for the offering and received a 10% commission in addition to a 3% non- accountable expense allowance and warrants.

     On September 18, 1999, eVision issued Anthony R. Kay 550,000 shares of common stock in consideration of the settlement of a lawsuit. The issuance of the common stock was made in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act. Mr. Kay had access to full information concerning the company and represented that he accepted the common stock for his own account and not for the purpose of distribution. The certificate for the common stock contains a restrictive legend advising that the common stock may not be offered for sale, sold or otherwise transferred without having first been registered under the 1933 Act or pursuant to an exemption from registration under the 1933 Act. No underwriters were involved in the transaction.

     During the six months ended June 30, 2000, 7,500 shares of Convertible Series B-1 Preferred Stock of eVision were converted to 75,000 shares of common stock of eVision. The issuance of the common stock was made in reliance upon the exemptions from registration provided by Section 4(2) of the 1933 Act. The purchasers had access to full information concerning eVision and represented that they acquired the shares for the purchasers' own accounts and not for the purpose of distribution. The certificates for the shares contain a restrictive legend advising that the shares may not be offered for sale, sold or otherwise transferred without having first been registered under the 1933 Act or pursuant to an exemption from registration under the 1933 Act.

     During the three months ended March 31, 2000, warrants to purchase 90,000 shares of common stock of eVision were exercised. The issuance of the common stock was made in reliance upon the exemptions from registration provided by
Section 4(2) of the 1933 Act. The purchasers had access to full information concerning eVision and represented that they acquired the shares for the purchasers' own accounts and not for the purpose of distribution. The certificates for the shares contain a restrictive legend advising that the shares may not be offered for sale, sold or otherwise transferred without having first been registered under the 1933 Act or pursuant to an exemption from registration under the 1933 Act.

Item 16.  Exhibits and Financial Statement Schedules.

     (a)  The  following  is a list  of all  exhibits  filed  as  part  of  this
Registration  Statement  or,  as  noted,   incorporated  by  reference  to  this
Registration Statement:

Exhibit No.         Description and Method of Filing
-----------         --------------------------------

Exhibit 1.0         Qualified Independent Underwriter Agreement.

Exhibit 2.1 Asset Purchase Agreement dated March 1, 1998, by and between eVision and Fronteer Marketing Group, Inc. and North Country Yellow Pages, Inc. and Dennis W. Olson (incorporated by reference to Exhibit 2.1 to eVision's Current Report on Form 8-K dated June 22, 1998).

Exhibit 3.1         Articles  of  Incorporation  of  eVision   (incorporated  by
                    reference to Exhibit 3.0 to eVision's Annual Report on Form 10-K for the year ended September 30, 1995).

Exhibit 3.1(i) Articles of Amendment to eVision's Articles of Incorporation dated April 28, 1995 (incorporated by reference to Exhibit 3.0(i) to eVision's Current Report on Form 8-K dated May 9,
                    1995).

Exhibit 3.1(ii) Articles of Amendment to eVision's Articles of Incorporation dated June 27, 1996 (incorporated by reference to Exhibit 3.0(ii) to eVision's Annual Report on Form 10-K for the year ended September 30, 1996).

Exhibit 3.1(iii) Articles of Amendment to eVision's Articles of Incorporation dated October 15, 1998.*

Exhibit 3.1(iv) Articles of Amendment to eVision's Articles of Incorporation dated November 17, 1998.*

Exhibit 3.1(v) Articles of Amendment to eVision's Articles of Incorporation dated April 19, 1999 (incorporated by reference to Exhibit
                    3.1 to eVision's Quarterly Report on Form 10-Q/A for the Quarter ended March 31, 1999).

Exhibit 3.1(vi) Articles of Amendment to eVision's Articles of Incorporation dated May 5, 1999.*

Exhibit 3.1(vii) Articles of Amendment to eVision's Articles of Incorporation dated September 25, 1999.*

Exhibit 3.1(viii) Articles of Amendment to eVision's Articles of Incorporation dated May 5, 2000 (incorporated by reference to Exhibit 3.1 to eVision's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000)

Exhibit No.         Description and Method of Filing
-----------         --------------------------------

Exhibit 3.2 Restated Bylaws of eVision adopted February 14, 1996 (incorporated by reference to Exhibit 3.2 to eVision's Annual Report on Form 10-K for the year ended September 30,
                    1996).

Exhibit 5.0         Opinion of Smith McCullough, P.C. regarding legality.

Exhibit 10.1 Amended and Restated 1988 Incentive and Nonstatutory Stock Option Plan as amended September 10, 1996 (incorporated by reference to Exhibit 10.1 to eVision's Annual Report on Form 10-K for the year ended September 30, 1996).

Exhibit 10.2        Employee Stock Ownership Plan  (incorporated by reference to
                    Exhibit 10.2 to eVision's Annual Report on Form 10-K for the year ended September 30, 1996).

Exhibit 10.3        401(k)  Plan  and  Amendment  I  thereto   (incorporated  by
                    reference to Exhibit 10.3 to eVision's Annual Report on Form 10-K for the year ended September 30, 1996).

Exhibit 10.4 Amended and Restated 1996 Incentive and Nonstatutory Stock Option Plan, as amended September 10, 1996 (incorporated by reference to Exhibit 10.6 to eVision's Annual Report on Form 10-K for the year ended September 30, 1996).

Exhibit 10.5 September 1996 Incentive and Nonstatutory Stock Option Plan (incorporated by reference to Exhibit 10.7 to eVision's Annual Report on Form 10-K for the year ended September 30,
                    1996).

Exhibit 10.6 $4,000,000 10% Convertible Debenture Purchase Agreement by and between eVision and Heng Fung Finance Company Limited dated December 17, 1997 (incorporated by reference to Exhibit 10.7 to eVision's Annual Report on Form 10-K for the year ended September 30, 1996).

Exhibit 10.7        Amendment  No. 1 to  $4,000,000  10%  Convertible  Debenture
                    Purchase  Agreement  by and  between  eVision  and Heng Fung
                    Finance Company Limited dated September 23, 1998 (incorporated by reference to Exhibit 10.1 to eVision's Current Report on Form 8-K dated September 11, 1998).

Exhibit 10.8 Amendment to the $4,000,000 10% Convertible Debenture Purchase Agreement dated December 17, 1997 (incorporated by reference to Exhibit 10.0 to eVision's Form 10-Q/A for the quarter ended March 31, 1998).

Exhibit No.         Description and Method of Filing
-----------         --------------------------------

Exhibit 10.9 Loan and Warrant Purchase Agreement by and between Heng Fung Finance Company Limited, Fronteer Development Finance Inc. and Global Med Technologies, Inc. dated October 7, 1998 (incorporated by reference to Exhibit 10.10 to eVision's Annual Report on Form 10-K for the year ended September 30,
                    1998).

Exhibit 10.10 Assignment, Assumption and Consent Agreement by and between Global Med Technologies, Inc., Dr. Michael F. Ruxin, M.D., Fronteer Capital Inc. and Fronteer Development Finance Inc. dated September 11, 1998 (incorporated by reference to Exhibit 10.11 to eVision's Annual Report on Form 10-K for the year ended September 30, 1998).

Exhibit 10.11 First Amendment to Fronteer Financial Holdings, Ltd. September 1996 Incentive and Nonstatutory Stock Option Plan dated February 19, 1997 (incorporated by reference to Exhibit 10.12 to eVision's Annual Report on Form 10-K for the year ended September 30, 1998)..

Exhibit 10.12 Amendment No. 1 to $500,000 12% Convertible Debenture dated March 23, 1999 (incorporated by reference to Exhibit 10.1 to eVision's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1999).

Exhibit 10.13 Guaranty Agreement between eVision and Heng Fung Holdings Company Limited dated May 5, 1999 (incorporated by reference to Exhibit 10.2 to eVision's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1999).

Exhibit 10.14 Second Amendment to the 1996 Incentive and Nonstatutory Stock Option Plan of eVision dated November 25, 1998
                    (incorporated by reference to Exhibit 10.3 to eVision's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1999).

Exhibit 10.15 First Amendment to Loan Agreement among Global Med Technologies, Inc., Michael I. Ruxin, M.D., eBanker USA.Com, Inc. and Heng Fung Finance Company Limited dated March 8, 1999 (incorporated by reference to Exhibit 10.4 to eVision's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1999).

Exhibit 10.16 Stock Purchase Agreement by and between eVision and Ladsleigh Investments Limited, BVI, made as of July 30, 1999 (incorporated by reference to Exhibit 2.1 to eVision's Current Report on Form 8-K dated August 5, 1999).

Exhibit No.         Description and Method of Filing
-----------         --------------------------------

Exhibit 10.17 Pledge and Escrow Agreement by and between eVision and Ladsleigh Investments, BVI, made as of July 30, 1999 (incorporated by reference to Exhibit 2.2 to eVision's Current Report on Form 8-K dated August 5, 1999).

Exhibit 10.18 Promissory Note made by Ladsleigh Investments Limited, BVI to eVision dated July 30, 1999 (incorporated by reference to Exhibit 2.3 to eVision's Current Report on Form 8-K dated August 5, 1999).

Exhibit 10.19 Exchange and Sale of Stock Agreement between the Company and Q6 Technologies, Inc. dated June 18, 1999 (incorporated by reference to Exhibit 10.4 to eVision's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1999).

Exhibit 10.20 Management Agreement dated August 18, 1998 between Fronteer Development Finance Inc. and Fronteer Financial Holdings, Ltd.*

Exhibit 10.21 Amended and Restated Agreement between eVision and Skyhub Far East Inc. dated January 24, 2000 (incorporated by reference to Exhibit 10.1 to eVision's Quarterly Report on Form 10-Q for the Quarter ended December 31, 1999).

Exhibit 10.22 Sublease--31st Floor between eVision and Global Vmall.com USA, Inc. dated February 28, 2000.

Exhibit 10.23 Call Option Agreement dated March 2, 2000 between Ladsleigh Investment Limited and eFunds Global.Com, Inc.*

Exhibit 10.24 Agreement between eBanker and Global Med Technologies dated April 12, 2000 pertaining to the extension of the $2,000,000 note receivable (incorporated by reference to Exhibit 10.1 to eVision's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000)

Exhibit 10.25 Agreement between eBanker and Global Med Technologies dated April 14, 2000 pertaining to the extension of the $2,650,000 note receivable (incorporated by reference to Exhibit 10.2 to eVision's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000)

Exhibit No.         Description and Method of Filing
-----------         --------------------------------

Exhibit 10.26 Agreement between eBanker and Global Med Technologies dated April 14, 2000 pertaining to the extension of the $750,000 note receivable (incorporated by reference to Exhibit 10.3 to eVision's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000)

Exhibit 10.27       Mortgage  Agreement  between  North Shore  Credit  Union and
                    Global  Growth   Management   Inc.   dated  April  28,  2000
                    (incorporated by reference to Exhibit 10.4 to eVision's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000)

Exhibit 10.28 Indemnity Agreement between eBiz Web Solutions Inc. and eVision dated April 28, 2000 (incorporated by reference to Exhibit 10.5 to eVision's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000)

Exhibit 10.29 Third Amendment to eVision's September 1996 Incentive and Nonstatutory Stock Option Plan (incorporated by reference to
                    Exhibit 10.6 to eVision's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000)

Exhibit 16 Letter from KPMG LLP dated September 3, 1999 (incorporated by reference to Exhibit 16 to eVision's Current Report on Form 8-K dated September 3, 1999).

Exhibit 21          Subsidiaries of eVision.*

Exhibit 23.1        Consent of Deloitte & Touche LLP.

Exhibit 23.2        Consent of KPMG LLP.

Exhibit 23.3        Consent of Smith McCullough, P.C. (included in Exhibit 5).

-------------------

         *Previously filed as an exhibit to the Registration Statement.


     (b) Financial Statement Schedules

          Not Applicable

Item 17.  Undertakings

     The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               o to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
               o to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
               o to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado on August 10, 2000.

                                      eVISION USA.COM, INC.


                                      By: /s/ Fai H. Chan
                                         --------------------------------------
                                          Fai H. Chan, President

                                      By: /s/ Gary L. Cook
                                         --------------------------------------
                                          Gary L. Cook, Chief Financial Officer



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                       Title            Date
---------                                       -----            ----

/s/ Fai H. Chan                                 Director         August 10, 2000
-----------------------------------
Fai H. Chan

/s/ Robert H. Trapp                             Director         August 10, 2000
-----------------------------------
Robert H. Trapp

                                                Director         August 10, 2000
-----------------------------------
Kwok Jen Fong

/s/ Robert Jeffers, Jr.                         Director         August 10, 2000
-----------------------------------
Robert Jeffers, Jr.

/s/ Jeffrey M. Busch                            Director         August 10, 2000
-----------------------------------
Jeffrey M. Busch

/s/ Tony T.W. Chan                              Director         August 10, 2000
-----------------------------------
Tony T.W. Chan

                                  EXHIBIT INDEX

Exhibit No.         Description and Method of Filing
-----------         --------------------------------

Exhibit 1.0         Qualified Independent Underwriter Agreement.

Exhibit 2.1 Asset Purchase Agreement dated March 1, 1998, by and between eVision and Fronteer Marketing Group, Inc. and North Country Yellow Pages, Inc. and Dennis W. Olson (incorporated by reference to Exhibit 2.1 to eVision's Current Report on Form 8-K dated June 22, 1998).

Exhibit 3.1         Articles  of  Incorporation  of  eVision   (incorporated  by
                    reference to Exhibit 3.0 to eVision's Annual Report on Form 10-K for the year ended September 30, 1995).

Exhibit 3.1(i) Articles of Amendment to eVision's Articles of Incorporation dated April 28, 1995 (incorporated by reference to Exhibit 3.0(i) to eVision's Current Report on Form 8-K dated May 9,
                    1995).

Exhibit 3.1(ii) Articles of Amendment to eVision's Articles of Incorporation dated June 27, 1996 (incorporated by reference to Exhibit 3.0(ii) to eVision's Annual Report on Form 10-K for the year ended September 30, 1996).

Exhibit 3.1(iii) Articles of Amendment to eVision's Articles of Incorporation dated October 15, 1998.*

Exhibit 3.1(iv) Articles of Amendment to eVision's Articles of Incorporation dated November 17, 1998.*

Exhibit 3.1(v) Articles of Amendment to eVision's Articles of Incorporation dated April 19, 1999 (incorporated by reference to Exhibit
                    3.1 to eVision's Quarterly Report on Form 10-Q/A for the Quarter ended March 31, 1999).

Exhibit 3.1(vi) Articles of Amendment to eVision's Articles of Incorporation dated May 5, 1999.*

Exhibit 3.1(vii) Articles of Amendment to eVision's Articles of Incorporation dated September 25, 1999.*

Exhibit 3.1(viii) Articles of Amendment to eVision's Articles of Incorporation dated May 5, 2000 (incorporated by reference to Exhibit 3.1 to eVision's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000)

Exhibit 3.2 Restated Bylaws of eVision adopted February 14, 1996 (incorporated by reference to Exhibit 3.2 to eVision's Annual Report on Form 10-K for the year ended September 30,
                    1996).

Exhibit 5.0         Opinion of Smith McCullough, P.C. regarding legality.

Exhibit No.         Description and Method of Filing
-----------         --------------------------------

Exhibit 10.1 Amended and Restated 1988 Incentive and Nonstatutory Stock Option Plan as amended September 10, 1996 (incorporated by reference to Exhibit 10.1 to eVision's Annual Report on Form 10-K for the year ended September 30, 1996).

Exhibit 10.2        Employee Stock Ownership Plan  (incorporated by reference to
                    Exhibit 10.2 to eVision's Annual Report on Form 10-K for the year ended September 30, 1996).

Exhibit 10.3        401(k)  Plan  and  Amendment  I  thereto   (incorporated  by
                    reference to Exhibit 10.3 to eVision's Annual Report on Form 10-K for the year ended September 30, 1996).

Exhibit 10.4 Amended and Restated 1996 Incentive and Nonstatutory Stock Option Plan, as amended September 10, 1996 (incorporated by reference to Exhibit 10.6 to eVision's Annual Report on Form 10-K for the year ended September 30, 1996).

Exhibit 10.5 September 1996 Incentive and Nonstatutory Stock Option Plan (incorporated by reference to Exhibit 10.7 to eVision's Annual Report on Form 10-K for the year ended September 30,
                    1996).

Exhibit 10.6 $4,000,000 10% Convertible Debenture Purchase Agreement by and between eVision and Heng Fung Finance Company Limited dated December 17, 1997 (incorporated by reference to Exhibit 10.7 to eVision's Annual Report on Form 10-K for the year ended September 30, 1996).

Exhibit 10.7        Amendment  No. 1 to  $4,000,000  10%  Convertible  Debenture
                    Purchase  Agreement  by and  between  eVision  and Heng Fung
                    Finance Company Limited dated September 23, 1998 (incorporated by reference to Exhibit 10.1 to eVision's Current Report on Form 8-K dated September 11, 1998).

Exhibit 10.8 Amendment to the $4,000,000 10% Convertible Debenture Purchase Agreement dated December 17, 1997 (incorporated by reference to Exhibit 10.0 to eVision's Form 10-Q/A for the quarter ended March 31, 1998).

Exhibit 10.9 Loan and Warrant Purchase Agreement by and between Heng Fung Finance Company Limited, Fronteer Development Finance Inc. and Global Med Technologies, Inc. dated October 7, 1998 (incorporated by reference to Exhibit 10.10 to eVision's Annual Report on Form 10-K for the year ended September 30,
                    1998).

Exhibit No.         Description and Method of Filing
-----------         --------------------------------

Exhibit 10.10 Assignment, Assumption and Consent Agreement by and between Global Med Technologies, Inc., Dr. Michael F. Ruxin, M.D., Fronteer Capital Inc. and Fronteer Development Finance Inc. dated September 11, 1998 (incorporated by reference to Exhibit 10.11 to eVision's Annual Report on Form 10-K for the year ended September 30, 1998).

Exhibit 10.11 First Amendment to Fronteer Financial Holdings, Ltd. September 1996 Incentive and Nonstatutory Stock Option Plan dated February 19, 1997 (incorporated by reference to Exhibit 10.12 to eVision's Annual Report on Form 10-K for the year ended September 30, 1998)..

Exhibit 10.12 Amendment No. 1 to $500,000 12% Convertible Debenture dated March 23, 1999 (incorporated by reference to Exhibit 10.1 to eVision's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1999).

Exhibit 10.13 Guaranty Agreement between eVision and Heng Fung Holdings Company Limited dated May 5, 1999 (incorporated by reference to Exhibit 10.2 to eVision's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1999).

Exhibit 10.14 Second Amendment to the 1996 Incentive and Nonstatutory Stock Option Plan of eVision dated November 25, 1998
                    (incorporated by reference to Exhibit 10.3 to eVision's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1999).

Exhibit 10.15 First Amendment to Loan Agreement among Global Med Technologies, Inc., Michael I. Ruxin, M.D., eBanker USA.Com, Inc. and Heng Fung Finance Company Limited dated March 8, 1999 (incorporated by reference to Exhibit 10.4 to eVision's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1999).

Exhibit 10.16 Stock Purchase Agreement by and between eVision and Ladsleigh Investments Limited, BVI, made as of July 30, 1999 (incorporated by reference to Exhibit 2.1 to eVision's Current Report on Form 8-K dated August 5, 1999).

Exhibit 10.17 Pledge and Escrow Agreement by and between eVision and Ladsleigh Investments, BVI, made as of July 30, 1999 (incorporated by reference to Exhibit 2.2 to eVision's Current Report on Form 8-K dated August 5, 1999).

Exhibit 10.18 Promissory Note made by Ladsleigh Investments Limited, BVI to eVision dated July 30, 1999 (incorporated by reference to Exhibit 2.3 to eVision's Current Report on Form 8-K dated August 5, 1999).

Exhibit No.         Description and Method of Filing
-----------         --------------------------------

Exhibit 10.19 Exchange and Sale of Stock Agreement between the Company and Q6 Technologies, Inc. dated June 18, 1999 (incorporated by reference to Exhibit 10.4 to eVision's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1999).

Exhibit 10.20 Management Agreement dated August 18, 1998 between Fronteer Development Finance Inc. and Fronteer Financial Holdings, Ltd.*

Exhibit 10.21 Amended and Restated Agreement between eVision and Skyhub Far East Inc. dated January 24, 2000 (incorporated by reference to Exhibit 10.1 to eVision's Quarterly Report on Form 10-Q for the Quarter ended December 31, 1999).

Exhibit 10.22 Sublease--31st Floor between eVision and Global Vmall.com USA, Inc. dated February 28, 2000.

Exhibit 10.23 Call Option Agreement dated March 2, 2000 between Ladsleigh Investment Limited and eFunds Global.Com, Inc.*

Exhibit 10.24 Agreement between eBanker and Global Med Technologies dated April 12, 2000 pertaining to the extension of the $2,000,000 note receivable (incorporated by reference to Exhibit 10.1 to eVision's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000)

Exhibit 10.25 Agreement between eBanker and Global Med Technologies dated April 14, 2000 pertaining to the extension of the $2,650,000 note receivable (incorporated by reference to Exhibit 10.2 to eVision's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000)

Exhibit 10.26 Agreement between eBanker and Global Med Technologies dated April 14, 2000 pertaining to the extension of the $750,000 note receivable (incorporated by reference to Exhibit 10.3 to eVision's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000)

Exhibit 10.27       Mortgage  Agreement  between  North Shore  Credit  Union and
                    Global  Growth   Management   Inc.   dated  April  28,  2000
                    (incorporated by reference to Exhibit 10.4 to eVision's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000)

Exhibit 10.28 Indemnity Agreement between eBiz Web Solutions Inc. and eVision dated April 28, 2000 (incorporated by reference to Exhibit 10.5 to eVision's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000)

Exhibit No.         Description and Method of Filing
-----------         --------------------------------

Exhibit 10.29 Third Amendment to eVision's September 1996 Incentive and Nonstatutory Stock Option Plan (incorporated by reference to
                    Exhibit 10.6 to eVision's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000)


Exhibit 16 Letter from KPMG LLP dated September 3, 1999 (incorporated by reference to Exhibit 16 to eVision's Current Report on Form 8-K dated September 3, 1999).

Exhibit 21          Subsidiaries of eVision.

Exhibit 23.1        Consent of Deloitte & Touche LLP.

Exhibit 23.2        Consent of KPMG LLP.

Exhibit 23.3        Consent of Smith McCullough, P.C. (included in Exhibit 5).
-------------------

         *Previously filed as an exhibit to the Registration Statement.